                                                                     EXHIBIT 4.1



================================================================================


                        POOLING AND SERVICING AGREEMENT,
                            Dated as of June 1, 1995,
                   as Amended and Restated as of July 1, 2000

                        --------------------------------


                     NATIONAL CITY CREDIT CARD MASTER TRUST


                        --------------------------------

                                      among

                               NATIONAL CITY BANK,
                             as Seller and Servicer

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

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                               TABLE OF CONTENTS
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                                                    ARTICLE I
                                                   DEFINITIONS
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Section 1.01.         Definitions................................................................................1

Section 1.02.         Other Definitional Provisions.............................................................19


                                                    ARTICLE II
                                            CONVEYANCE OF RECEIVABLES

Section 2.01.         Conveyance of Receivables.................................................................19

Section 2.02.         Acceptance by Trustee.....................................................................21

Section 2.03.         Representations and Warranties of the Seller Relating to the Seller.......................21

Section 2.04.         Representations and Warranties of the Seller Relating to this
                      Agreement and any Supplement and the Receivables..........................................23

Section 2.05.         Reassignment of Ineligible Receivables....................................................25

Section 2.06.         Reassignment of Receivables in Trust Portfolio............................................26

Section 2.07.         Covenants of the Seller...................................................................27

Section 2.08.         Addition of Accounts......................................................................29

Section 2.09.         Removal of Accounts.......................................................................32

Section 2.10.         Account Allocations.......................................................................34

Section 2.11.         Discount Option...........................................................................34

Section 2.12.         Additional Sellers........................................................................35


                                                   ARTICLE III
                                           ADMINISTRATION AND SERVICING
                                                  OF RECEIVABLES

Section 3.01.         Acceptance of Appointment and Other Matters Relating

                      to the Servicer...........................................................................35

Section 3.02.         Servicing Compensation....................................................................36

Section 3.03.         Representations, Warranties and Covenants of the Servicer.................................37

Section 3.04.         Reports and Records for the Trustee.......................................................40

Section 3.05.         Annual Certificate of Servicer............................................................40
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Section 3.06.         Annual Servicing Report of Independent Public Accountants;
                      Copies of Reports Available...............................................................40

Section 3.07.         Tax Treatment.............................................................................41

Section 3.08.         Notices to the Seller.....................................................................41

Section 3.09.         Adjustments...............................................................................41

Section 3.10.         Reports to the Commission.................................................................42


                                                    ARTICLE IV
                                           RIGHTS OF CERTIFICATEHOLDERS
                                                AND ALLOCATION AND
                                            APPLICATION OF COLLECTIONS

Section 4.01.         Rights of Certificateholders..............................................................42

Section 4.02.         Establishment of Collection Account and Special
                      Funding Account...........................................................................43

Section 4.03.         Collections and Allocations...............................................................46

Section 4.04.         Shared Principal Collections..............................................................47

Section 4.05.         Excess Finance Charge Collections.........................................................47

Section 4.06.         Allocations During Funding Period.........................................................47

Section 4.07.         Allocation of Recoveries and Interchange..................................................48


                                                    ARTICLE V
                                            DISTRIBUTIONS AND REPORTS
                                              TO CERTIFICATEHOLDERS


                                                    ARTICLE VI
                                                 THE CERTIFICATES

Section 6.01.         The Certificates..........................................................................48

Section 6.02.         Authentication of Certificates............................................................49

Section 6.03.         New Issuances.............................................................................49

Section 6.04.         Registration of Transfer and Exchange of Certificates.....................................51

Section 6.05.         Mutilated, Destroyed, Lost or Stolen Certificates.........................................54

Section 6.06.         Persons Deemed Owners.....................................................................54
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Section 6.07.         Appointment of Paying Agent...............................................................54

Section 6.08.         Access to List of Registered Certificateholders' Names
                      and Addresses.............................................................................55

Section 6.09.         Authenticating Agent......................................................................56

Section 6.10.         Book-Entry Certificates...................................................................56

Section 6.11.         Notices to Clearing Agency................................................................57

Section 6.12.         Definitive Certificates...................................................................57

Section 6.13.         Global Certificate........................................................................58

Section 6.14.         Meetings of Certificateholders............................................................58

Section 6.15.         Uncertificated Classes....................................................................58


                                                   ARTICLE VII
                                              OTHER MATTERS RELATING
                                                  TO THE SELLER

Section 7.01.         Liability of the Seller...................................................................59

Section 7.02.         Merger or Consolidation of, or Assumption of the Obligations
                      of, the Seller............................................................................59

Section 7.03.         Limitations on Liability of the Seller....................................................60

Section 7.04.         Liabilities...............................................................................60

Section 7.05.         Assumption of the Seller's Obligations....................................................60


                                                   ARTICLE VIII
                                              OTHER MATTERS RELATING
                                                 TO THE SERVICER

Section 8.01.         Liability of the Servicer.................................................................62

Section 8.02.         Merger or Consolidation of, or Assumption of the Obligations
                      of, the Servicer..........................................................................62

Section 8.03.         Limitation on Liability of the Servicer and Others........................................62

Section 8.04.         Servicer Indemnification of the Trust and the Trustee.....................................63

Section 8.05.         The Servicer Not To Resign................................................................63

Section 8.06.         Access to Certain Documentation and Information Regarding
                      the Receivables...........................................................................64
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Section 8.07.         Delegation of Duties......................................................................64

Section 8.08.         Examination of Records....................................................................64


                                                    ARTICLE IX
                                                  PAY OUT EVENTS

Section 9.01.         Pay Out Events............................................................................65


                                                    ARTICLE X
                                                SERVICER DEFAULTS

Section 10.01.        Servicer Defaults.........................................................................66

Section 10.02.        Trustee to Act; Appointment of Successor..................................................69

Section 10.03.        Notification to Certificateholders........................................................70


                                                    ARTICLE XI
                                                   THE TRUSTEE

Section 11.01.        Duties of Trustee.........................................................................70

Section 11.02.        Certain Matters Affecting the Trustee.....................................................72

Section 11.03.        Trustee Not Liable for Recitals in Certificates...........................................74

Section 11.04.        Trustee May Own Certificates..............................................................74

Section 11.05.        The Servicer To Pay Trustee's Fees and Expenses...........................................74

Section 11.06.        Eligibility Requirements for Trustee......................................................74

Section 11.07.        Resignation or Removal of Trustee.........................................................75

Section 11.08.        Successor Trustee.........................................................................75

Section 11.09.        Merger or Consolidation of Trustee........................................................76

Section 11.10.        Appointment of Co-Trustee or Separate Trustee.............................................76

Section 11.11.        Tax Returns...............................................................................77

Section 11.12.        Trustee May Enforce Claims Without Possession of Certificates.............................77

Section 11.13.        Suits for Enforcement.....................................................................78

Section 11.14.        Rights of Certificateholders to Direct Trustee............................................79

Section 11.15.        Representations and Warranties of Trustee.................................................79

Section 11.16.        Maintenance of Office or Agency...........................................................79
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Section 11.17.        Confidentiality...........................................................................79


                                                   ARTICLE XII
                                                   TERMINATION

Section 12.01.        Termination of Trust......................................................................80

Section 12.02.        Final Distribution........................................................................80

Section 12.03.        Seller's Termination Rights...............................................................81

Section 12.04.        Defeasance................................................................................81


                                                   ARTICLE XIII
                                             MISCELLANEOUS PROVISIONS

Section 13.01.        Amendment; Waiver of Past Defaults........................................................83

Section 13.02.        Protection of Right, Title and Interest to Trust..........................................84

Section 13.03.        Limitation on Rights of Certificateholders................................................85

Section 13.04.        Governing Law.............................................................................86

Section 13.05.        Notices, Payments.........................................................................86

Section 13.06.        Rule 144A Information.....................................................................88

Section 13.07.        Severability of Provisions................................................................88

Section 13.08.        Assignment................................................................................88

Section 13.09.        Certificates Nonassessable and Fully Paid.................................................88

Section 13.10.        Further Assurances........................................................................88

Section 13.11.        Nonpetition Covenant......................................................................88

Section 13.12.        No Waiver; Cumulative Remedies............................................................89

Section 13.13.        Counterparts..............................................................................89

Section 13.14.        Third-Party Beneficiaries.................................................................89

Section 13.15.        Merger and Integration....................................................................89

Section 13.16.        Headings..................................................................................89
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                  This POOLING AND SERVICING AGREEMENT, dated and effective as of June 1, 1995, as amended and restated as of July 1, 2000, is executed by and between NATIONAL CITY BANK, a national banking association, as Seller and
Servicer and THE BANK OF NEW YORK, a New York banking corporation, as Trustee.

                  WHEREAS, First of America Bank - Michigan, N.A. and First of America Bank - Illinois, N.A., each as sellers, and First of America Bank - Michigan N.A., as servicer, and the Trustee entered into that certain Pooling and Servicing Agreement dated as of June 1, 1995 (the "ORIGINAL POOLING AND SERVICING AGREEMENT");

                  WHEREAS, under an Assumption Agreement and Amendment to the Pooling and Servicing Agreement dated as of September 1, 1998 among First of America Bank, N.A., (formerly known as First of America Bank-Michigan, N.A.) as seller and servicer, First of America Bank - Illinois, N.A., as seller, National City, as assuming entity and the Trustee, the rights and obligations of First of America Bank N.A., as seller and servicer and First of America Bank - Illinois, N.A. as seller, were assigned to and assumed by National City, as Seller and Servicer;

                  WHEREAS, National City, as Seller and Servicer, and the Trustee desire to amend and restate the Original Pooling and Servicing Agreement; and

                  NOW, THEREFORE, in consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties, the Certificateholders and any Series Enhancer to the extent provided herein and in any Supplement:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01. DEFINITIONS. Whenever used in the Agreement, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  "ACCOUNT" shall mean each Initial Account and each Additional Account, but shall exclude any Account all the Receivables in which are either reassigned or assigned to the Seller or its designee or the Servicer in accordance with the terms of the Agreement. The definition of Account shall include each account into which an Account is transferred (a "TRANSFERRED ACCOUNT"); provided that (a) such transfer is made in accordance with the Credit Card Guidelines and (b) such Transferred Account can be traced or identified, by reference to or by way of the computer files, microfiche lists or printed lists delivered to the Trustee pursuant to Section 2.01 or 2.08(f), as an account into which an Account has been transferred. The term "ACCOUNT" shall be deemed to refer to an Additional Account only from and after the Addition Date with respect thereto, and the term "ACCOUNT" shall be deemed to refer to any Removed Account only prior to the Removal Date with respect thereto.

                  "ACCUMULATION PERIOD" shall mean, with respect to any Series, the period, if any, specified as such in the related Supplement.

                  "ACT" shall mean the Securities Act of 1933, as amended.

                  "ADDITION" shall mean the designation of additional Eligible Accounts to be included as Accounts pursuant to Section 2.08(a) or (b) or of Participation Interests to be included as Trust Assets pursuant to Section 2.08(a) or (b).

                  "ADDITION CUT-OFF DATE" shall mean the date as of which any Additional Accounts or Participation Interests are designated for inclusion in the Trust, as specified in the related Assignment.

                  "ADDITION DATE" shall mean (a) with respect to Additional Accounts, the date on which the Receivables in such Additional Accounts are conveyed to the Trust pursuant to Section 2.08(a) or (b), and (b) with respect to Participation Interests, the date from and after which such Participation Interests are to be included as Trust Assets pursuant to Section 2.08(a) or (b).

                  "ADDITIONAL ACCOUNT" shall mean each revolving credit card account established pursuant to a Credit Card Agreement, which account is designated pursuant to Section 2.08(a) or (b) to be included as an Account and is identified in a computer file, microfiche list or printed list delivered to the Trustee by the Seller pursuant to Section 2.01 and 2.08(f).

                  "AFFILIATE" shall mean, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "CONTROL" shall mean the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "CONTROLLING" and "CONTROLLED" have meaning correlative to the foregoing.

                  "AGGREGATE ADDITIONAL LIMIT" shall mean, with respect to any Series, the number of accounts that may be designated as Additional Accounts pursuant to Sections 2.08(a) and 2.08(d)(ii) without the prior Rating Agency notice described under Section 2.08(c)(iv), which accounts would either (a) with respect to any of the three consecutive Monthly Periods commencing in January, April, July and October of each calendar year commencing in April 1995, equal 15% of the number of Accounts as of the first day of the calendar year during which such Monthly Periods commence (or the Trust Cut-Off Date, in the case of 1995) or (b), with respect to any twelve-month period, equal 20% of the number of Accounts as of the first day of such twelve-month period.

                  "AGREEMENT" shall mean this Pooling and Servicing Agreement and all amendments hereof and supplements hereto, including, with respect to any Series or Class, the related Supplement.

                  "AMORTIZATION PERIOD" shall mean, with respect to any Series or any Class within a Series, a period following the Revolving Period, which shall be the controlled amortization period, the principal amortization period, the early amortization period, the optional amortization period, the limited amortization period or other amortization period, in each case as defined with respect to such Series in the related Supplement.

                  "APPLICANTS" shall have the meaning specified in Section 6.08.

                  "APPOINTMENT DATE" shall have the meaning specified in Section 9.02(a).

                  "ASSIGNMENT" shall have the meaning specified in Section 2.08(f).

                  "ASSIGNED ASSETS" shall have the meaning specified in Section 7.05.

                  "ASSUMED OBLIGATIONS" shall have the meaning specified in
Section 7.05.

                  "ASSUMING ENTITY" shall have the meaning specified in Section 7.05.

                  "ASSUMPTION AGREEMENT" shall have the meaning specified in
Section 7.05(a).

                  "AUTHORIZED NEWSPAPER" shall mean any newspaper or newspapers of general circulation in the Borough of Manhattan, The City of New York printed in the English language (and, with respect to any Series or Class, if and so long as the Investor Certificates of such Series or Class are listed on the Luxembourg Stock Exchange and such exchange shall so require, in Luxembourg, printed in any language satisfying the requirements of such exchange) and customarily published on each business day at such place, whether or not published on Saturdays, Sundays or holidays.

                  "AUTOMATIC ACCOUNT ADDITIONS" shall have the meaning specified in Section 2.08(d).

                  "BANK" shall mean National City Bank, a national banking association.

                  "BEARER CERTIFICATE" shall have the meaning specified in
Section 6.01.

                  "BENEFIT PLAN" shall have the meaning specified in Section 6.04(c).

                  "BOOK-ENTRY CERTIFICATES" shall mean beneficial interests in the Investor Certificates, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 6.10.

                  "BUSINESS DAY" shall mean any day other than (a) a Saturday or Sunday, (b) any other day on which national banking associations or state banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed or (c) for purposes of any particular Series, any other day specified in the related Supplement.

                  "CERTIFICATE" shall mean any one of the Investor Certificates, any Seller Certificate or any Supplemental Certificate.

                  "CERTIFICATEHOLDER" shall mean an Investor Certificateholder, a Person in whose name the Seller Certificate or any Supplemental Certificate is registered in the Certificate Register or a Person in whose name ownership of the uncertificated interest in the Seller Interest is recorded in the books and records of the Trustee.

                  "CERTIFICATEHOLDERS' INTEREST" shall have the meaning specified in Section 4.01.

                  "CERTIFICATE OWNER" shall mean, with respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the

Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

                  "CERTIFICATE RATE" shall mean, with respect to any Series or Class, the certificate rate specified therefor in the related Supplement.

                  "CERTIFICATE REGISTER" shall mean the register maintained pursuant to Section 6.04, providing for the registration of the Registered Certificates, the Seller Certificate, any Supplemental Certificate and transfers and exchanges thereof.

                  "CLASS" shall mean, with respect to any Series, any one of the classes of Investor Certificates of that Series.

                  "CLEARING AGENCY" shall mean an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                  "CLEARING AGENCY PARTICIPANT" shall mean a broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "CLOSING DATE" shall mean, with respect to any Series, the closing date specified in the related Supplement.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COLLECTION ACCOUNT" shall have the meaning specified in
Section 4.02.

                  "COLLECTIONS" shall mean all payments received by the Servicer in respect of the Receivables, in the form of cash, checks (to the extent collected), wire transfers, ATM transfers or other form of payment in accordance with the Credit Card Agreement in effect from time to time on any Receivables. Collections with respect to any Monthly Period shall include the respective amounts of Recoveries and Interchange, if any, allocable to the Trust pursuant to Section 4.07 with respect to such Monthly Period (to the extent received by the Trust and deposited to the Collection Account or any Series Account or otherwise applied as specified in such Supplement), to be applied as if such Collections were Collections of Finance Charge Receivables for all purposes.

                  "COMMISSION" shall mean the Securities and Exchange
Commission.

                  "CORPORATE TRUST OFFICE" shall have the meaning specified in
Section 11.16.

                  "COUPON" shall have the meaning specified in Section 6.01.

                  "CREDIT CARD AGREEMENT" shall mean, with respect to an Account, the agreements between the Seller or a Predecessor Seller and the related Obligor, governing the terms and conditions of such Account, as such agreements may be amended, modified or otherwise changed from time to time and as distributed (including any amendments and revisions thereto) to such Obligors.

                  "CREDIT CARD GUIDELINES" shall mean the Seller's or a Predecessor Seller's, as applicable, written policies and procedures relating to the operation of its consumer revolving lending business, including without limitation, the written policies and procedures for determining the creditworthiness of credit card customers, the extension of credit to credit card customers and relating to the maintenance of credit card accounts and collection of receivables with respect thereto, as such policies and procedures may be amended, modified, or otherwise changed from time to time (provided that any such change is in conformance with all applicable Requirements of Law), the failure to comply with which would have a material adverse effect on interests hereunder of Investor Certificateholders.

                  "DATE OF PROCESSING" shall mean, with respect to any transaction, the Business Day such transaction is first recorded under the Servicer's customary and usual servicing practices on the Servicer's computer file of consumer revolving accounts.

                  "DEFAULTED AMOUNT" shall mean, with respect to any Monthly Period, an amount (which amount shall not be less than zero) equal to (a) the amount of Principal Receivables that became Defaulted Receivables in such Monthly Period, minus (b) the amount of any Defaulted Receivables of which the Seller or the Servicer became obligated to accept reassignment or assignment in accordance with the terms of the Agreement during such Monthly Period; provided, however, that, if an Insolvency Event occurs with respect to the Seller, the amount of such Defaulted Receivables that are subject to reassignment to the Seller in accordance with the terms of the Agreement shall not be added to the sum so subtracted and, if any of the events described in Section 10.01(d) occur with respect to the Servicer, the amount of such Defaulted Receivables that are subject to reassignment or assignment to the Servicer in accordance with the terms of the Agreement shall not be added to the sum so subtracted.

                  "DEFAULTED RECEIVABLE" shall mean, with respect to any Monthly Period, all Principal Receivables in any Account that are charged off as uncollectible in such Monthly Period in accordance with the Credit Card Guidelines and the Servicer's customary and usual servicing procedures for servicing revolving credit card receivables comparable to the Receivables. A Principal Receivable in any Account shall become a Defaulted Receivable on the day on which such Principal Receivable is recorded as charged off on the Servicer's computer master file of consumer credit card accounts in accordance with the Credit Card Guidelines.

                  "DEFEASANCE" shall have the meaning specified in Section
12.04.

                  "DEFEASED SERIES" shall have the meaning specified in Section 12.04.

                  "DEFINITIVE CERTIFICATES" shall have the meaning specified in
Section 6.10.

                  "DEFINITIVE EURO-CERTIFICATES" shall have the meaning specified in Section 6.13.

                  "DEPOSIT DATE" shall mean each day on which the Servicer deposits Collections in the Collection Account.

                  "DEPOSITARIES" shall mean the Persons specified in the applicable Supplement, in their capacity as depositaries for the respective accounts of any Clearing Agency or, with respect to Global Certificates, any foreign clearing agencies set forth in the related Supplement.

                  "DEPOSITORY AGREEMENT" shall mean, with respect to any Series or Class, the agreement among the Seller, the Trustee and the applicable Clearing Agency.

                  "DETERMINATION DATE" shall mean the third Business Day prior to each Distribution Date.

                  "DISCOUNT OPTION RECEIVABLES" shall have the meaning specified in Section 2.11.

                  "DISCOUNT OPTION RECEIVABLES COLLECTIONS" shall mean, on any Date of Processing on and after the date on which the Seller's exercise of its discount option pursuant to Section 2.11 takes effect, the product of (a) a fraction the numerator of which is the amount of the Discount Option Receivables and the denominator of which is the amount of all of the Principal Receivables (including Discount Option Receivables) at the end of the prior Monthly Period and (b) Collections of Principal Receivables that arise in the Accounts on such day on or after the date such option is exercised that would otherwise be Principal Receivables.

                  "DISCOUNT PERCENTAGE" shall have the meaning specified in
Section 2.11.

                  "DISTRIBUTION DATE" shall mean, unless otherwise specified in the Supplement for the related Series, the 15th day of each calendar month during the term hereof, or, if such 15th day is not a Business Day, the next succeeding Business Day.

                  "DOCUMENT DELIVERY DATE" shall mean the first Closing Date in the case of Initial Accounts, the Addition Date in the case of Additional Accounts and the Removal Date in the case of Removed Accounts.

                  "ELIGIBLE ACCOUNT" shall mean a revolving credit card account owned by the Seller or a Predecessor Seller that (as of the Trust Cut-Off Date with respect to an Initial Account or as of the related Addition Cut-Off Date with respect to an Additional Account) meets the requirement of either clauses
(a) or (b) below: (a) (i) is in existence and serviced by the Servicer or an Affiliate thereof; (ii) is payable in United States dollars; (iii) except as provided below, has not been identified as an account the credit cards with respect to which have been reported to the Seller (or such Predecessor Seller) as having been lost or stolen; (iv) has not been, and does not have any Receivables that have been, sold, pledged, assigned or otherwise conveyed to any person (except pursuant to this Agreement), unless any such pledge or assignment is released on or before the initial Closing Date or the Addition Date, as applicable; (v) except as provided below, does not have any Receivables that are Defaulted Receivables; (vi) except as provided below, does not have any Receivables which have been identified by the Seller (or such Predecessor Seller) or the relevant Obligor as having been incurred as a result of fraudulent use of any related credit card and (vii) the Obligor of which has provided, as his or her most recent billing address, an address located in the United States (or its territories or possessions or a military address) or (b) with respect to Additional Accounts, any such revolving credit card account owned by the Seller (or a Predecessor Seller) that shall comply with requirements which differ from those set forth in clause (a) above, provided that the Seller shall have provided to the Trustee written evidence that in establishing such differences, the Seller shall have satisfied the Rating Agency Condition. Eligible Accounts may include accounts, the receivables of which are Defaulted Receivables, or with respect to which the Seller (or a Predecessor Seller) believes the related Obligor is bankrupt, or as to which certain receivables have been identified by the

Obligor as having been incurred as a result of fraudulent use of any credit card, or as to which any credit card has been reported to the Seller (or such Predecessor Seller) as lost or stolen; provided that (A) the balance of all receivables included in such accounts is reflected on the books and records of the Seller (or such Predecessor Seller) (and is treated for purposes of this Agreement) as "zero," and (B) charging privileges with respect to all such accounts have been canceled in accordance with the Credit Card Guidelines of the Seller (or such Predecessor Seller).

                  "ELIGIBLE DEPOSIT ACCOUNT" shall mean either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States or any one of the states thereof, including the District of Columbia (or any domestic branch of a foreign bank), and acting as a trustee for funds deposited in such account, so long as any of the securities of such depository institution shall have a credit rating from each Rating Agency in one of its generic credit rating categories that signifies investment grade.

                  "ELIGIBLE INSTITUTION" shall mean (a) a depository institution (which may be the Trustee) organized under the laws of the United States or any one of the states thereof that at all times (i) has either (A) a long-term unsecured debt rating of A2 or better by Moody's or (B) a certificate of deposit rating of P-1 by Moody's, (ii) has either (A) a long-term unsecured debt rating of AAA by Standard & Poor's or (B) a certificate of deposit rating of A-1+ by Standard & Poor's and (iii) is a member of the FDIC or (b) any other institution that is acceptable to Moody's and Standard & Poor's.

                  "ELIGIBLE INVESTMENTS" shall mean unless otherwise provided in the Supplement with respect to any Series:

                  (a) instruments, investment property or other property consisting of (i) obligations of or fully guaranteed by the United States of America; (ii) time deposits or certificates of deposit of any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof (or domestic branches of foreign depository institutions or trust companies) and subject to supervision and examination by federal or state banking or depositary institution authorities; provided, however, that at the time of the Trust's investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits of such depositary institution or trust company shall have a credit rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively; (iii) commercial paper having, at the time of the Trust's investment or contractual commitment to invest therein, a rating from Moody's and Standard & Poor's of P-1 and A-1+, respectively; (iv) bankers' acceptances issued by any depository institution or trust company described in clause (a)(ii) above; and (v) investments in money market funds rated AAA-m or AAA-mg by Standard & Poor's and Aaa by Moody's or otherwise approved in writing by each Rating Agency;

                  (b) demand deposits in the name of the Trust or the Trustee in any depositary institution or trust company referred to in clause (a)(ii) above;

                  (c) securities that are registered in the name of the Trustee by the issuer thereof and identified by the Trustee as held for the benefit of the Certificateholders, and consisting of shares of an open end diversified investment company which is registered under the

Investment Company Act and which (i) invests its assets exclusively in obligations of or guaranteed by the United States of America or any instrumentality or agency thereof having in each instance a final maturity date of less than one year from their date of purchase or other Eligible Investments,
(ii) seeks to maintain a constant net asset value per share, (iii) has aggregate net assets of not less than $100,000,000 on the date of purchase of such shares and (iv) which each Rating Agency designates in writing will not result in a withdrawal or downgrading of its then current rating of any Series rated by it; and

                  (d) any other investment if each Rating Agency confirms in writing that such investment will not adversely affect its then current rating of the Investor Certificates.

                  "ELIGIBLE RECEIVABLE" shall mean each Receivable:

                  (a) that has arisen under an Eligible Account;

                  (b) that was created in compliance with the Credit Card Guidelines and all Requirements of Law applicable to the Seller, or a Predecessor Seller (as applicable) that transferred such Receivable to the Trust, the failure to comply with which would have a material adverse effect on Investor Certificateholders, and pursuant to a Credit Card Agreement which complies with all Requirements of Law applicable to the Seller or a Predecessor Seller, the failure to comply with which would have a material adverse effect on Investor Certificateholders;

                  (c) with respect to which all consents, licenses, approvals or authorizations of, or registrations with, any Governmental Authority that are required to be obtained or made by the Seller in connection with (i) the creation of such Receivable or (ii) the execution, delivery and performance by the Seller of its obligations, if any, under the related Credit Card Agreement have been duly obtained or made and are in full force and effect as of such date of creation of such Receivable, which, if not obtained or made, would have a material adverse effect on Investor Certificateholders;

                  (d) as to which, at the time of its transfer to the Trust, the Seller or such Predecessor Seller or the Trust will have good and marketable title free and clear of all Liens (other than any Lien for municipal or other local taxes if such taxes are not then due and payable or if the Seller or such Predecessor Seller is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books adequate reserves with respect thereto);

                  (e) that has been the subject of either a valid transfer and assignment from the Seller or such Predecessor Seller to the Trust of all the Seller's or such Predecessor Seller's right, title and interest therein or the grant of a first priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

                  (f) that, at and after the time of transfer to the Trust, is the legal, valid and binding payment obligation of the Obligor thereon, legally enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (g) that constitutes either an "account" or a "general intangible" under and as defined in Article 9 of the UCC;

                  (h) that, at the time of its transfer to the Trust, has not been waived or modified except as permitted in accordance with Section 3.03(h);

                  (i) that, at the time of its transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense of the Obligor (including the defense of usury), other than defenses arising out of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity) or as to which the Servicer is required by Section 3.09 to make an adjustment;

                  (j) as to which, at the time of its transfer to the Trust, the Seller or such Predecessor Seller has satisfied all obligations to be fulfilled at the time it is transferred to the Trust; and

                  (k) as to which, at the time of its transfer to the Trust, the Seller or such Predecessor Seller has not taken any action that, or failed to take any action the omission of which, would, at the time of its transfer to the Trust, impair the rights of the Trust or the Certificateholders therein.

                  "ELIGIBLE SERVICER" shall mean the Trustee, a wholly-owned subsidiary of the Trustee or an entity that, at the time of its appointment as Servicer, (a) is servicing a portfolio of consumer revolving credit card accounts or other consumer revolving credit accounts, (b) is legally qualified and has the capacity to service the Accounts, (c) is qualified (or licensed) to use the software that is then being used to service the Accounts or obtains the right to use, or has its own, software that is adequate to perform its duties under the Agreement, (d) has, in the reasonable judgment of the Trustee, demonstrated the ability to professionally and competently service a portfolio of similar accounts and (e) has a net worth of at least $50,000,000 as of the end of its most recent fiscal quarter.

                  "ENHANCEMENT AGREEMENT" shall mean any agreement, instrument or document governing the terms of any Series Enhancement or pursuant to which any Series Enhancement is issued or outstanding.

                  "ENHANCEMENT INVESTED AMOUNT," with respect to any Series, shall have the meaning specified in the related Supplement.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCESS FINANCE CHARGE COLLECTIONS" shall have the meaning specified in Section 4.05.

                  "EXCHANGE DATE" shall mean, with respect to any Series, any date that is after the related Series Issuance Date, in the case of Definitive Euro-Certificates in registered form, or upon presentation of certification of non-United States beneficial ownership (as described in Section 6.13), in the case of Definitive Euro-Certificates in bearer form.

                  "EXCLUDED SERIES" shall mean any Series designated as such in the relevant Supplement.

                  "FDIC" shall mean the Federal Deposit Insurance Corporation or any successor.

                  "FINANCE CHARGE RECEIVABLES" shall mean, with respect to any Monthly Period, all amounts billed to the Obligors on any Account at the beginning of such Monthly Period in respect of (a) Periodic Finance Charges, (b) cash advance fees, (c) Late Fees, (d) Overlimit Fees, (e) Discount Option Receivables, (f) annual fees and (g) all other fees and charges (excluding Principal Receivables). Collections of Finance Charge Receivables shall include the amount of Interchange, if any, and Recoveries, if any, each allocable to any Series pursuant to any Supplement with respect to such Monthly Period.

                  "FINANCE CHARGE SHORTFALLS" shall have the meaning specified in Section 4.05.

                  "FIRREA" shall mean the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

                  "FLOATING ALLOCATION PERCENTAGE" shall mean, with respect to any Series, the floating allocation percentage specified in the related Supplement.

                  "FOREIGN CLEARING AGENCY" shall mean Clearstream and the Euroclear Operator.

                  "FUNDING PERIOD" shall have the meaning specified in Section 4.06.

                  "GLOBAL CERTIFICATE" shall have the meaning specified in
Section 6.13(a).

                  "GOVERNMENTAL AUTHORITY" shall mean the United States, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "GROUP" shall mean, with respect to any Series, the group of Series, if any, in which the related Supplement specifies such Series is to be included.

                  "HOLDER" shall mean a Certificateholder.

                  "INELIGIBLE RECEIVABLES" shall have the meaning specified in
Section 2.05(a).

                  "INITIAL ACCOUNT" shall mean each MasterCard(R) and VISA(R)(1) revolving credit card account established pursuant to a Credit Card Agreement between a Predecessor Seller and any Person, and identified by account number and by the Receivable balance in a computer file, microfiche list or printed list delivered to the Trustee by such Predecessor Seller on or prior to the first Closing Date pursuant to Section 2.01.

--------
(1) /MasterCard(R)and VISA(R)are registered trademarks of MasterCard International Incorporated and of VISA USA, Inc., respectively.

                  "INITIAL INVESTED AMOUNT" shall mean, with respect to any Series, the initial invested amount specified in the related Supplement.

                  "INSOLVENCY EVENT" shall have the meaning specified in Section 9.01(a).

                  "INSOLVENCY PROCEEDS" shall have the meaning specified in
Section 9.02(b).

                  "INSURANCE PROCEEDS" shall mean any amounts recovered by the Servicer pursuant to any credit insurance policies covering any Obligor with respect to Receivables under such Obligor's Account.

                  "INTERCHANGE" shall mean interchange fees payable to the Seller, in its capacity as credit card issuer, through MasterCard, VISA or any other similar entity or organization with respect to any type of revolving credit card accounts included as Accounts (except as provided in the initial Assignment with respect to any such type of Accounts), in connection with cardholder charges for goods and services.

                  "INVESTED AMOUNT" shall mean, with respect to any Series and for any date, an amount equal to the invested amount specified in the related Supplement.

                  "INVESTMENT COMPANY ACT" shall mean the Investment Company Act of 1940, as amended.

                  "INVESTOR CERTIFICATEHOLDER" shall mean the Person in whose name a Registered Certificate is registered in the Certificate Register or the holder of any Bearer Certificate (or the Global Certificate, as the case may be) or Coupon.

                  "INVESTOR CERTIFICATES" shall mean any one of the certificates (including, without limitation, the Bearer Certificates, the Registered Certificates or any Global Certificate) issued by the Trust, executed by the Bank or the Predecessor Sellers and authenticated by or on behalf of the Trustee, substantially in the form attached to the related Supplement (other than the Seller Certificate or any Supplemental Certificate), and any other interest in the Trust deemed to be an "Investor Certificate" in any related Supplement for the purposes specified therein.

                  "LATE FEES" shall mean the fees specified in the Credit Card Agreement applicable to each Account for late fees with respect to such Account.

                  "LIEN" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, participation or equity interest, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the UCC (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing, excluding any lien or filing pursuant to this Agreement; provided, however, that any assignment or transfer pursuant to Section 6.03(c) or (d) or Section 7.02 shall not be deemed to constitute a Lien.

                  "LOCKBOX INSTITUTION" shall have the meaning specified in
Section 8.07.

                  "MASTERCARD" shall mean MasterCard International Incorporated.

                  "MONTHLY PERIOD" shall mean, unless otherwise defined in any Supplement, the period from and including the first day of a calendar month to and including the last day of such calendar month.

                  "MONTHLY SERVICING FEE" shall have the meaning specified in the related Supplement.

                  "MOODY'S" shall mean Moody's Investors Service, Inc., or its successor.

                  "NATIONAL CITY" shall mean National City Bank and its successors and assigns.

                  "NET INTERCHANGE" shall mean, with respect to any Monthly Period, the Interchange allocable to the Trust pursuant to Section 4.07 and deposited in the Collection Account during such Monthly Period, less any portion thereof designated as Servicer Interchange in a Supplement.

                  "NON-CODE ENTITY" shall mean a savings and loan association, a national banking association, a bank or other entity that is not eligible to be a debtor under Title 11 of the United States Code.

                  "NOTICES" shall have the meaning specified in Section
13.05(a).

                  "OBLIGOR" shall mean, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

                  "OFFICER'S CERTIFICATE" shall mean, unless otherwise specified in the Agreement, a certificate delivered to the Trustee signed by the Chairman of the Board, President, any Vice President, the Treasurer or any other authorized agent of the Seller or the Servicer, as the case may be.

                  "OPINION OF COUNSEL" shall mean a written opinion of counsel, who may be counsel for, or an employee of, the Person providing the opinion and which opinion shall be reasonably acceptable to the Trustee.

                  "OVERLIMIT FEES" shall mean the fees specified in the Credit Card Agreement applicable to each Account for overlimit fees, if such fees are provided for with respect to such Account.

                  "PARTICIPATION INTERESTS" shall have the meaning specified in
Section 2.08(a)(ii).

                  "PAY OUT EVENT" shall mean, with respect to any Series, each event specified in Section 9.01 and each additional event, if any, specified in the relevant Supplement as a Pay Out Event with respect to such Series.

                  "PAYING AGENT" shall mean any paying agent and co-paying agent appointed pursuant to Section 6.07.

                  "PERIODIC FINANCE CHARGES" shall have the meaning specified in the Credit Card Agreement applicable to each Account for finance charges (due to periodic rate) or any similar term.

                  "PERSON" shall mean any legal person, including any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, governmental entity or other entity of similar nature.

                  "PREDECESSOR SELLER" shall mean each of First of America Bank-Michigan, N.A. and First of America Bank-Illinois, N.A.

                  "PRE-FUNDING ACCOUNT" shall have the meaning specified in
Section 4.06.

                  "PRINCIPAL ALLOCATION PERCENTAGE" shall mean, with respect to any Series, the principal allocation percentage specified in the related Supplement.

                  "PRINCIPAL FUNDING ACCOUNT" shall mean, with respect to any Series, the account, if any, specified as such in the related Supplement.

                  "PRINCIPAL RECEIVABLE" shall mean all amounts charged by Obligors for merchandise and services and cash advances and access charges, but shall not include Defaulted Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Receivables which the Seller is unable to transfer as provided in Section
2.10 shall not be included in calculating the aggregate amount of Principal Receivables, except to the extent so provided in Section 2.10.

                  "PRINCIPAL SHARING SERIES" shall mean a Series that, pursuant to the Supplement therefor, is entitled to receive Shared Principal Collections.

                  "PRINCIPAL SHORTFALLS" shall have the meaning specified in
Section 4.04.

                  "PRINCIPAL TERMS" shall mean, with respect to any Series, (a) the name or designation; (b) the initial principal amount (or method for calculating such amount) and Series Invested Amount; (c) the Certificate Rate (or method for the determination thereof); (d) the payment date or dates and the date or dates from which interest shall accrue; (e) the method for allocating Collections to Certificateholders of such Series; (f) the designation of any Series Accounts and the terms governing the operation of any such Series Accounts; (g) the method of calculating the servicing fee with respect thereto;
(h) the provider, if any, and the terms of any form of Series Enhancement with respect thereto; (i) the terms on which the Investor Certificates of such Series may be exchanged for Investor Certificates of another Series, repurchased by the Seller or remarketed to other investors; (j) the Series Termination Date; (k) the number of Classes of Investor Certificates of such Series and, if such Series consists of more than one Class, the rights and priorities of each such Class; (l) the extent to which the Investor Certificates of such Series will be issuable in temporary or permanent global form (and, in such case, the depositary for such Global Certificate or Certificates, the terms and conditions, if any, upon which such Global Certificates may be exchanged, in whole or in part, for Definitive Certificates, and the manner in which any interest payable on a temporary or Global Certificate will be paid); (m) whether the Investor Certificates of such Series may be issued as Bearer

Certificates and any limitation imposed thereon; (n) the priority of such Series with respect to any other Series; (o) whether or not such Series is a Principal Sharing Series; (p) the Group, if any, to which such Series belongs; and (q) any other terms of, or with respect to, such Series.

                  "PORTFOLIO YIELD" shall have the meaning specified in the Supplement.

                  "RATING AGENCY" shall mean, with respect to any outstanding Series or Class, each statistical rating agency selected by the Seller or a Predecessor Seller to rate the Investor Certificates of such Series or Class.

                  "RATING AGENCY CONDITION" shall mean, with respect to any action, that each Rating Agency shall have notified the Seller or a Predecessor Seller, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of the rating of any outstanding Series or Class with respect to which it is a Rating Agency.

                  "REASSIGNMENT" shall have the meaning specified in Section
2.09.

                  "RECEIVABLE" shall mean any amount owing by the Obligor under an Account from time to time, including amounts owing for purchases of merchandise and services and cash advances and access charges, and amounts payable for Finance Charge Receivables. A Receivable shall be deemed to have been created at the end of the day on the Date of Processing of such Receivable. Receivables that become Defaulted Receivables shall not be shown on the Servicer's records as amounts payable (and shall cease to be included as Receivables) on the day on which they become Defaulted Receivables.

                  "RECORD DATE" shall mean, with respect to any Distribution Date, the last Business Day of the preceding Monthly Period, except as otherwise provided with respect to a Series in the related Supplement.

                  "RECOVERIES" shall mean all amounts, including Insurance Proceeds, received by the Servicer with respect to Receivables that have previously become Defaulted Receivables allocated pursuant to Section 4.07 and the proceeds of the transfer of any credit card account that were removed as a Zero Balance Account pursuant to Section 2.09.

                  "REGISTERED CERTIFICATEHOLDER" shall mean the Holder of a Registered Certificate.

                  "REGISTERED CERTIFICATES" shall have the meaning specified in
Section 6.01.

                  "REMOVAL DATE" shall have the meaning specified in Section 2.09(a).

                  "REMOVAL NOTICE DATE" shall have the meaning specified in
Section 2.09(a).

                  "REMOVED ACCOUNTS" shall have the meaning specified in Section 2.09.

                  "REQUIRED DESIGNATION DATE" shall have the meaning specified in Section 2.08(a).

                  "REQUIRED PRINCIPAL BALANCE" shall mean, unless otherwise provided in a Supplement relating to any Series, as of any date of determination, an amount equal to (a) the sum of the numerators used in the calculation of the Principal Allocation Percentage for all outstanding Series on such date, minus (b) the principal amount on deposit in the Special Funding Account on such date; provided, that with respect to any Series in its Rapid Accumulation Period or such other period as designated in the related Supplement with an Invested Amount as of such date of determination equal to the Principal Funding Account Balance relating to such Series taking into account any deposit to be made to the Principal Funding Account on the Distribution Date following such date of determination, the numerator used in the calculation of the Principal Allocation Percentage relating to such Series shall, solely for the purpose of the definition of Required Principal Balance, be deemed to equal zero.

                  "REQUIRED SELLER AMOUNT" shall mean, with respect to any date, an amount equal to the product of the Required Seller Percentage and the sum of
(a) the Invested Amount of each outstanding Series and (b) the aggregate principal amount on deposit in the Special Funding Account on such date.

                  "REQUIRED SELLER PERCENTAGE" shall mean 4%; provided, however, that the Seller may reduce the Required Seller Percentage upon (a) 30 days' prior notice to the Trustee, each Rating Agency and any Series Enhancer entitled to receive such notice pursuant to the relevant Supplement, (b) satisfaction of the Rating Agency Condition with respect thereto and (c) delivery to the Trustee and each such Series Enhancer of a certificate of a Vice President or more senior officer of the Seller stating that the Seller reasonably believes that such reduction will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series; provided further, that the Required Seller Percentage shall not at any time be less than 2%.

                  "REQUIREMENTS OF LAW" with respect to any Person shall mean the certificate or articles of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including without limitation, usury laws, the Federal Truth-in-Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System).

                  "RESPONSIBLE OFFICER" shall mean any Vice President, any Assistant Vice President, any Assistant Secretary, any Assistant Treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "REVOLVING PERIOD" shall mean, with respect to any Series, the period specified as such in the related Supplement.

                  "RULE 144A" shall mean Rule 144A under the Act, as such Rule may be amended from time to time.

                  "SCHEDULED AMORTIZATION PERIOD" shall mean, with respect to any Series, the period, if any, specified as such in the related Supplement.

                  "SELLER" shall mean, effective as of September 1, 1998, National City Bank, a national banking association its successors or assigns under this Agreement or additional Sellers, if any, designated in accordance with Section 2.12.

                  "SELLER AMOUNT" shall mean at any time of determination an amount equal to the total amount of Principal Receivables and the principal amount on deposit in the Special Funding Account and any Principal Funding Account (as defined in any Supplement) in the Trust at such time minus the aggregate Invested Amounts and Enhancement Invested Amounts, if any, for all outstanding Series at such time.

                  "SELLER CERTIFICATE" shall mean, if the Seller elects to evidence its interest in the Seller Interest in certificated form pursuant to
Section 6.01, a certificate executed and delivered by the Seller and authenticated by the Trustee substantially in the form of Exhibit A; provided, that at any time there shall be only one Seller Certificate.

                  "SELLER INTEREST" shall have the meaning specified in Section 4.01.

                  "SELLER PERCENTAGE" shall mean (a) with respect to Finance Charge Receivables and Defaulted Receivables, 100% less the sum of the Floating Allocation Percentages with respect to all outstanding Series and (b) with respect to Principal Receivables, 100% less the sum of the Principal Allocation Percentages with respect to all outstanding Series.

                  "SERIES" shall mean any series of Investor Certificates established pursuant to a Supplement.

                  "SERIES ACCOUNT" shall mean any deposit, trust, escrow or similar account maintained for the benefit of the Investor Certificateholders of any Series or Class, as specified in any Supplement.

                  "SERIES CUT-OFF DATE" shall have, with respect to any Series, the meaning specified in the related Supplement.

                  "SERIES ENHANCEMENT" shall mean the rights and benefits provided to the Investor Certificateholder of any Series or Class pursuant to any letter of credit, surety bond, cash collateral account, collateral invested amount, spread account, guaranteed rate agreement, maturity liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement or other similar arrangement. The subordination of any Class to another Class shall be deemed to be a Series Enhancement.

                  "SERIES ENHANCER" shall mean the Person or Persons providing any Series Enhancement, other than the Investor Certificateholders of any Class that is subordinated to another Class.

                  "SERIES ISSUANCE DATE" shall mean, with respect to any Series, the date on which the Investor Certificates of such Series are to be originally issued in accordance with Section 6.03 and the related Supplement.

                  "SERIES INVESTED AMOUNT" shall have, with respect to any Series, the meaning specified in the related Supplement.

                  "SERIES TERMINATION DATE" shall mean, with respect to any Series, the termination date specified in the related Supplement.

                  "SERVICE TRANSFER" shall have the meaning specified in Section 10.01.

                  "SERVICER" shall mean National City Bank, in its capacity as Servicer pursuant to this Agreement, and, after any Service Transfer, the Successor Servicer.

                  "SERVICER DEFAULT" shall have the meaning specified in Section 10.01.

                  "SERVICER INTERCHANGE" shall mean, with respect to any Series, the portion of Interchange allocable to such Series pursuant to Article IV that the applicable Supplement provides is to be applied in payment of the portion of the Servicing Fee allocable to such Series.

                  "SERVICING FEE" shall mean, with respect to any Series, the servicing fee specified in Section 3.02.

                  "SERVICING FEE RATE" shall mean, with respect to any Series, the Servicing Fee Rate specified in the related Supplement.

                  "SERVICING OFFICER" shall mean any employee of the Servicer or an Affiliate thereof involved in, or responsible for, the administration and servicing of the Receivables whose name appears on a list of servicing officers or agents furnished to the Trustee by the Servicer, as such list may from time to time be amended.

                  "SHARED PRINCIPAL COLLECTIONS" shall have the meaning specified in Section 4.04.

                  "SPECIAL FUNDING ACCOUNT" shall have the meaning specified in
Section 4.02.

                  "STANDARD & POOR'S" shall mean Standard & Poor's Structured Ratings Group, a division of McGraw Hill Corporation or its successor.

                  "SUCCESSOR SERVICER" shall have the meaning specified in
Section 10.02(a).

                  "SUPPLEMENT" shall mean, with respect to any Series, a Supplement to this Agreement, executed and delivered in connection with the original issuance of the Investor Certificates of such Series pursuant to
Section 6.03, and all amendments thereof and supplements thereto.

                  "SUPPLEMENTAL CERTIFICATE" shall have the meaning specified in
Section 6.03(c).

                  "TAX OPINION" shall mean, with respect to any action, an Opinion of Counsel to the effect that, for federal income tax purposes, (a) such action will not adversely affect the tax characterization as debt of Investor Certificates of any outstanding Series or Class that were characterized as debt at the time of their issuance, (b) following such action the Trust will not be deemed to be an association (or publicly traded partnership) taxable as a corporation and (c) such action will not cause or constitute an event in which gain or loss would be recognized by any Investor Certificateholders.

                  "TERMINATION NOTICE" shall have the meaning specified in
Section 10.01.

                  "TRANSFERRED ACCOUNT" shall have the meaning set forth in the definition of "ACCOUNT."

                  "TRANSFER AGENT AND REGISTRAR" shall have the meaning specified in Section 6.04.

                  "TRANSFER DATE" shall mean the Business Day immediately preceding each Distribution Date.

                  "TRANSFER RESTRICTION EVENT" shall have the meaning specified in Section 2.10.

                  "TRUST" shall mean the National City Credit Card Master Trust created by this Agreement.

                  "TRUST ASSETS" shall have the meaning specified in Section
2.01.

                  "TRUST CUT-OFF DATE" shall mean May 12, 1995.

                  "TRUSTEE" shall mean The Bank of New York, a New York banking corporation, in its capacity as trustee on behalf of the Trust, or its successor in interest, or any successor trustee appointed as herein provided.

                  "UCC" shall mean the Uniform Commercial Code, as amended from time to time, as in effect in the State of New York, in any state where the filing of a financing statement is required to perfect the Trust's interest in the Receivables and the proceeds thereof or in any other specified or applicable jurisdiction.

                  "UNITED STATES" shall mean the United States of America (including the states and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

                  "U.S. ALIEN" or "UNITED STATES ALIEN" shall mean any corporation, partnership, individual or fiduciary that, as to the United States, and for United States income tax purposes, is (a) a foreign corporation, (b) a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust, (c) a nonresident alien individual or (d) a nonresident alien fiduciary of a foreign estate or trust.

                  "U.S. PERSON" or "UNITED STATES PERSON" shall mean a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust, the income of which is subject to United States federal income taxation regardless of its source.

                  "VISA" shall mean VISA U.S.A., Inc.

                  "ZERO BALANCE ACCOUNT" shall mean an Account that the Servicer has determined is not active according to the Credit Card Guidelines and has a Receivable balance of zero which the Servicer may remove from its computer master file of VISA and MasterCard accounts.

                  Section 1.02. OTHER DEFINITIONAL PROVISIONS.

                  (a) With respect to any Series, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the related Supplement.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles or regulatory accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                  (d) The agreements, representations and warranties of the Bank in this Agreement in its capacities as Seller or as Servicer, as the case may be, shall be deemed to be the agreements, representations and warranties of the Bank solely in its capacities for so long as the Bank acts in such capacities under this Agreement.

                  (e) Any reference to each Rating Agency shall only apply to any specific rating agency if such rating agency is then rating any outstanding Series.

                  (f) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

                  (g) The words "HEREOF," "HEREIN" and "HEREUNDER" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term "INCLUDING" means "INCLUDING WITHOUT LIMITATION."

                                   ARTICLE II

                            CONVEYANCE OF RECEIVABLES

                  Section 2.01. CONVEYANCE OF RECEIVABLES. By execution of this Agreement, the Seller and each Predecessor Seller, as the case may be, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under the Receivables existing at the close of business on the Trust Cut-Off Date, in the case of Receivables arising in the Initial Accounts, and on the applicable Addition Cut-Off Date, in the case of Receivables arising in the Additional Accounts, and in each case of Receivables thereafter created and arising from such Accounts from time to time until the termination of the Trust, all Interchange and Recoveries that are allocable to the Trust as provided herein, all monies due or to become due and all amounts received or receivable with respect to any of the foregoing and all proceeds (including "PROCEEDS" as defined in the UCC) of any of the foregoing. Such property, together with all monies, financial assets, investments and other property on deposit in the Collection Account, the Special Funding Account, the Series Accounts and any Series Enhancement shall constitute the assets of the Trust (the "TRUST ASSETS"). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholders or any Series Enhancer of any obligation of the Bank, the Servicer or any other Person in connection with the Accounts or the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchants clearance systems, VISA, MasterCard or insurers.

                  The Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now existing and hereafter created in Accounts owned by such Seller meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection of, the sale and assignment of such Receivables to the Trust, and to deliver a file stamped copy of each such financing statement or other evidence of such filing (which may, for purposes of this Section 2.01 consist of telephone confirmation of such filing promptly followed by delivery to the Trustee of a file-stamped copy) to the Trustee on or prior to the initial Closing Date, in the case of such Receivables arising in the Initial Accounts, and (if any additional filing is so necessary) the applicable Addition Date, in the case of such Receivables arising in Additional Accounts. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

                  The Seller further agrees, at its own expense, (a) on or prior to (i) the initial Closing Date, in the case of the Initial Accounts, (ii) the applicable Addition Date, in the case of Additional Accounts, and (iii) the applicable Removal Date, in the case of Removed Accounts, to indicate in the appropriate computer files maintained by or on behalf of the Seller that Receivables created in connection with the Accounts owned by the Seller have been conveyed to the Trust pursuant to this Agreement for the benefit of the Certificateholders, in the case of Initial Accounts and Additional Accounts (or conveyed to the Seller or its designee in accordance with Section 2.09, in the case of Removed Accounts) by including (or deleting in the case of Removed Accounts) in such computer files, maintained by it or on its behalf, the code or other indication identifying each such Account and (b) on or prior to the applicable Document Delivery Date, to deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete list of all such Accounts, specifying for each such Account, as of the Trust Cut-Off Date, in the case of the Initial Accounts, the applicable Addition Cut-Off Date, in the case of Additional Accounts, and the Removal Date, in the case of Removed Accounts, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in such Account. Such file or list, as supplemented from time to time to reflect Additional Accounts and Removed Accounts, shall be marked as SCHEDULE 1 to this Agreement and is hereby incorporated into and made a part of this Agreement. The Seller further agrees not to alter the code or other indication referenced in this paragraph with respect to any Account during the term of this Agreement unless and until such Account becomes a Removed Account or a Zero Balance Account.

                  It is the intention of the parties hereto that the arrangements with respect to the Receivables shall constitute a purchase and sale of such Receivables and not a loan. If, however, a regulatory agency or a court of competent jurisdiction were to hold that the transactions evidenced hereby constitute a loan and not a purchase and sale, this Agreement shall constitute a security agreement under applicable law, and the Seller hereby grants to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Receivables and the other Trust Assets.

                  Section 2.02.     ACCEPTANCE BY TRUSTEE.

                  (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to Section 2.01 and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Agreement, the Seller delivered to the Trustee the computer file, microfiche list or printed list relating to the Initial Accounts described in the penultimate paragraph of Section 2.01.

                  (b) The Trustee hereby agrees not to disclose to any Person any of the account numbers or other information contained in the computer files, microfiche lists or printed lists marked as SCHEDULE 1 or otherwise delivered to the Trustee from time to time, except (i) to a Successor Servicer, (ii) in connection with the lawful performance of the Trustee's duties hereunder, (iii) in enforcing the rights of Certificateholders or (iv) as is otherwise required by law. The Trustee agrees to take reasonable measures, including such measures as shall be reasonably requested by the Seller to protect and maintain the security and confidentiality of such information and, in connection therewith, will allow the Seller to inspect the Trustee's security and confidentiality arrangements from time to time during normal business hours. The Trustee shall notify the Seller at least five Business Days prior to any disclosure pursuant to this Section 2.02.

                  (c) The Trustee shall have no power to create, assume or incur indebtedness or other liabilities in the name of the Trust other than as contemplated in this Agreement or any Supplement.

                  (d) The Trustee hereby agrees not to use any information it obtains pursuant to this Agreement or the transactions contemplated hereby, including any of the account numbers or other information contained in the computer files, microfiche lists or printed lists marked as SCHEDULE 1 or otherwise delivered by the Seller or any Predecessor Seller to the Trustee pursuant to this Agreement, including Sections 2.01, 2.08, 2.09 or 3.04(c), to compete or assist any person in competing with the Seller or the Servicer in their respective businesses.

                  Section 2.03. REPRESENTATIONS AND WARRANTIES OF THE SELLER RELATING TO THE SELLER.

                  (a) REPRESENTATIONS AND WARRANTIES. The Seller hereby severally represents and warrants to the Trust (and agrees that the Trustee may rely on each such representation and warranty in accepting the Receivables in trust and in authenticating the Certificates), as of each Closing Date, that:

                  (i) ORGANIZATION AND GOOD STANDING. The Seller is a national banking association validly existing in good standing under the laws of the United States, and has full corporate power, authority and legal right to own its properties and conduct its consumer revolving credit card business as such properties are presently owned and such business is presently conducted, to execute, deliver and perform its obligations under this Agreement and each Supplement and to execute and deliver to the Trustee the Certificates pursuant hereto.

                  (ii) DUE QUALIFICATION. The Seller is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would render any Credit Card Agreement relating to an Account owned by the Seller or any Receivable transferred to the Trust by the Seller unenforceable by the Seller, the Servicer or the Trustee or would have a material adverse effect on the interests of the Certificateholders hereunder or under any Supplement.

                  (iii) DUE AUTHORIZATION. The execution, delivery and performance of this Agreement and each Supplement by the Seller, the execution and delivery to the Trustee of the Certificates by the Seller and the consummation by the Seller of the transactions provided for in this Agreement and each Supplement have been duly authorized by the Seller by all necessary corporate action on the part of the Seller and this Agreement and each Supplement will remain, from the time of its execution, an official record of the Seller.

                  (iv) NO CONFLICT. The execution and delivery by the Seller of this Agreement, each Supplement and the Certificates, the performance by the Seller of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Seller of the terms hereof and thereof will not conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust, or other instrument to which the Seller is a party or by which it or any of its properties are bound.

                  (v) NO VIOLATION. The execution and delivery by the Seller of this Agreement, each Supplement and the Certificates, the performance by the Seller of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Seller of the terms hereof and thereof will not conflict with or violate any Requirements of Law applicable to the Seller.

                  (vi) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Seller, threatened against the Seller, before any court, regulatory body, administrative agency, or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, any Supplement or the Certificates, (B) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, any Supplement or the Certificates, (C) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this

         Agreement or any Supplement, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement, any Supplement or the Certificates or
         (E) seeking to affect adversely the income tax attributes of the Trust under the federal or applicable state income or franchise tax systems.

                  (vii) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Seller of this Agreement, each Supplement and the Certificates, the performance by the Seller of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Seller of the terms hereof and thereof, have been obtained.

                  (viii) INSOLVENCY. No Insolvency Event with respect to the Seller has occurred and the transfer of the Receivables by the Seller to the Trust has not been made in contemplation of the occurrence thereof.

                  (b) NOTICE OF BREACH. The representations and warranties of the Seller set forth in this Section 2.03 shall survive the transfer and assignment by the Seller of the respective Receivables to the Trust. Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties by the Seller set forth in this Section 2.03, the party discovering such breach shall give prompt written notice to the others and to each Series Enhancer entitled thereto pursuant to the relevant Supplement. The Seller agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.03, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date.

                  Section 2.04. REPRESENTATIONS AND WARRANTIES OF THE SELLER RELATING TO THIS AGREEMENT AND ANY SUPPLEMENT AND THE RECEIVABLES.

                  (a) REPRESENTATIONS AND WARRANTIES. The Seller hereby represents and warrants to the Trust (and agrees that the Trustee may rely on each such representation and warranty in accepting the Receivables in trust and in authenticating the Certificates) as of the date of this Agreement and the date of each Supplement, as of each Closing Date and, with respect to Additional Accounts, as of the related Addition Date that:

                  (i) this Agreement, each Supplement and, in the case of Additional Accounts, the related Assignment, each constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (ii) as of the first Closing Date and as of the related Addition Date with respect to Additional Accounts, and as of the applicable Removal Date with respect to the Removed Accounts, the computer file, microfiche list or printed list delivered as SCHEDULE 1 pursuant to this Agreement, as supplemented to such date, is an accurate and complete listing in all material respects of all the Accounts owned by the Seller or a Predecessor Seller as of the Trust Cut-Off Date, such Additional Cut-Off Date or such Removal Date, as the case may be, and the information contained therein with respect to the identity of such Accounts and the Receivables existing in such Accounts is true and correct in all material respects as of the Trust Cut-Off Date, such Addition Cut-Off Date or such Removal Date, as the case may be;

                  (iii) each Receivable conveyed to the Trust by the Seller or a Predecessor Seller has been conveyed to the Trust free and clear of any Lien of any Person claiming through or under the Seller or such Predecessor Seller (other than Liens permitted under subsection 2.07(b)) and in compliance, in all material respects, with all Requirements of Law applicable to the Seller or such Predecessor Seller;

                  (iv) all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Seller or any Predecessor Seller in connection with the conveyance of Receivables to the Trust have been duly obtained, effected or given and are in full force and effect;

                  (v) either this Agreement or, in the case of Additional Accounts, the related Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller or any Predecessor Seller in the Receivables conveyed to the Trust and the proceeds thereof or, if this Agreement or, in the case of Additional Accounts, the related Assignment does not constitute a sale of such property, it constitutes a grant of a "security interest" (as defined in the UCC) in such property to the Trust, that, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Agreement, or, with respect to then existing Receivables in Additional Accounts, as of the applicable Addition Date, and that will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements pursuant to Section 2.01 and, in the case of Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property and proceeds except for Liens permitted under subsection 2.07(b);

                  (vi) except as otherwise expressly provided in this Agreement or any Supplement, neither the Seller nor any Person claiming through or under the Seller has any claim to or interest in the Collection Account, the Special Funding Account, any Series Account or any Series Enhancement;

                  (vii) on the Trust Cut-Off Date, each Initial Account is an Eligible Account and, on the applicable Addition Cut-Off Date, each related Additional Account is an Eligible Account;

                  (viii) on the Trust Cut-Off Date, each Receivable then existing is an Eligible Receivable and, on the applicable Addition Cut-Off Date, each Receivable contained in any related Additional Account is an Eligible Receivable;

                  (ix) as of the date of the creation of any new Receivable, such Receivable is an Eligible Receivable;

                  (x) no selection procedure has been utilized by a Predecessor Seller that such Predecessor Seller reasonably believes would result in a selection of Initial Accounts (from among the available Eligible Accounts owned by such Predecessor Seller on the Trust Cut-Off Date) that would be materially adverse to the interests of the Investor Certificateholders; and

                  (xi) the Trust is not required to be registered as an "investment company" under the Investment Company Act of 1940, as amended.

                  (b) NOTICE OF BREACH. The representations and warranties of the Seller set forth in this Section 2.04 shall survive the transfer and assignment by the Seller of Receivables to the Trust. Upon discovery by the Seller, the Servicer or the Trustee of a breach of any of the representations and warranties by the Seller set forth in this Section 2.04, the party discovering such breach shall give prompt written notice to the others and to each Series Enhancer entitled thereto pursuant to the relevant Supplement. The Seller agrees to cooperate with the Servicer and the Trustee in attempting to cure any such breach. For purposes of the representations and warranties set forth in this Section 2.04, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the date of the relevant representations or warranties.

                  Section 2.05. REASSIGNMENT OF INELIGIBLE RECEIVABLES.

                  (a) REASSIGNMENT OF RECEIVABLES. In the event (i) any representation or warranty of the Seller contained in Section 2.04(a)(ii),
(iii), (iv), (vii), (viii), (ix) or (x) is not true and correct in any material respect as of the date specified therein with respect to any Receivable transferred to the Trust by the Seller or any Account owned by the Seller and as a result of such breach any Receivables in the related Account become Defaulted Receivables or the Trust's rights in, to or under such Receivables or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, unless cured within 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) after the earlier to occur of the discovery thereof by the Seller or receipt by the Seller or a designee of the Seller of notice thereof given by the Trustee, or (ii) it is so provided in Section 2.07(a) with respect to any Receivables transferred to the Trust by the Seller, then the Seller shall accept reassignment of all Receivables in the related Account ("INELIGIBLE RECEIVABLES") on the terms and conditions set forth in paragraph (b) below; provided, however, that such Receivables will not be deemed to be Ineligible Receivables and will not be reassigned to the Seller if, on any day prior to the end of such 60-day or longer period, (A) either (1) in the case of an event described in clause (i) above the relevant representation and warranty shall be true and correct in all material respects as if made on such day or (2) in the case of an event described in clause (ii) above the circumstances causing such Receivable to become an Ineligible Receivable shall no longer exist and (B) the Seller shall have delivered to the Trustee an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

                  (b) PRICE OF REASSIGNMENT. The Servicer shall deduct the portion of the Ineligible Receivables reassigned to the Seller, which are Principal Receivables, from the aggregate amount of Principal Receivables used to calculate the Seller Amount, the Seller Interest and the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series. If, following the exclusion of such Principal Receivables from the calculation of the Seller Amount, the Seller Amount would be less than the Required Seller Amount, not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, the Seller shall make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Seller Amount would be less than the Required Seller Amount (up to the amount of such Principal Receivables).

                  Upon the deposit, if any, required to be made to the Special Funding Account as provided in this Section and the reassignment of Ineligible Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Ineligible Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other action as shall reasonably be requested by the Seller to effect the conveyance of Ineligible Receivables pursuant to this Section. The obligation of the Seller to accept reassignment of any Ineligible Receivables, and to make the deposits, if any, required to be made to the Special Funding Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders) or any Series Enhancer.

                  Section 2.06. REASSIGNMENT OF RECEIVABLES IN TRUST PORTFOLIO. If any representation or warranty of the Seller set forth in Section 2.03(a)(i),
(ii) or (iii), or Section 2.04(a)(i), (v) or (vi) is not true and correct in any material respect and such breach has a material adverse effect on the Certificateholders' Interest in the Receivables transferred to the Trust by the Seller, then either the Trustee or the Holders of Investor Certificates evidencing not less than 50% of the aggregate unpaid principal amount of all outstanding Investor Certificates, by notice then given to the Seller and the Servicer (and to the Trustee if given by the Investor Certificateholders), may direct the Seller to accept a reassignment of the Receivables transferred to the Trust by the Seller if such breach and any material adverse effect caused by such breach is not cured within 60 days of such notice (or within such longer period, not in excess of 150 days, as may be specified in such notice), and upon those conditions the Seller shall be obligated to accept such reassignment on the terms set forth below; provided, however, that such Receivables will not be reassigned to the Seller if, on any day prior to the end of such 60-day or longer period (i) the relevant representation and warranty shall be true and correct in all material respects as if made on such day and (ii) the Seller shall have delivered to the Trustee an Officer's Certificate describing the nature of such breach and the manner in which the relevant representation and warranty became true and correct.

                  The Seller shall deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the first Distribution Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment, an amount equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. Notwithstanding anything to the contrary in this Agreement, such amounts shall be distributed on such Distribution Date in accordance with
Article IV hereof and the terms of each Supplement.

                  Upon the deposit, if any, required to be made to the Collection Account as provided in this Section and the reassignment of the applicable Receivables, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Seller or its designee, without recourse, representation or warranty, all the right, title and interest of the Trust in and to such Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of such Receivables pursuant to this Section. The obligation of the Seller to accept reassignment of any Receivables, and to make the deposits, if any, required to be made to the Collection Account as provided in this Section, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of the Certificateholders).

                  Section 2.07. COVENANTS OF THE SELLER. The Seller hereby covenants as follows:

                  (a) RECEIVABLES TO BE ACCOUNTS OR GENERAL INTANGIBLES. Except in connection with the enforcement or collection of an Account, the Seller will take no action to cause any Receivable transferred by it to the Trust to be evidenced by any instrument or chattel paper (as defined in the UCC) and, if any such Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be deemed to be an Ineligible Receivable in accordance with Section 2.05(a) and shall be reassigned to the Seller in accordance with Section 2.05(b).

                  (b) SECURITY INTERESTS. Except for the conveyances hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on any Receivable, whether now existing or hereafter created, or any interest therein; the Seller will immediately notify the Trustee of the existence of any Lien on any Receivable; and the Seller shall defend the right, title and interest of the Trust in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.07(b) shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Receivables any Liens for municipal or other local taxes if such taxes shall not at the relevant time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto. Notwithstanding the foregoing, nothing in this Section 2.07(b) shall be construed to prevent or be deemed to prohibit the transfer of the Seller Interest and certain other rights of the Seller in accordance with the terms of this Agreement and any related Supplement.

                  (c) SELLER INTEREST. Except for the conveyances hereunder, in connection with any transaction permitted by Sections 7.02 or 7.05 and as provided in Sections 2.12 and 6.03, the Seller agrees not to transfer, assign, exchange or otherwise convey or pledge, hypothecate or otherwise grant a security interest in the Seller Interest represented by the Seller Certificate or any Supplemental Certificate, or, as the case may be, the uncertificated interest in the Seller Interest or any interest therein, and any such attempted transfer, assignment, exchange, conveyance, pledge, hypothecation or grant shall be void. Further, in connection with any conveyance of an interest in the Seller Interest otherwise permitted hereunder, no such interest shall be conveyed unless its initial offering price is at least $20,000 and it cannot be subdivided for resale into units smaller than a unit the initial offering price of which would have been at least $20,000, PROVIDED FURTHER, in connection with any such conveyance, the holder (including the Seller and each subsequent transferee) shall not sell, trade, transfer or convey any such interest or cause any such interest to be marketed on or through either (i) an "established securities market" within the meaning of Section 7704(b)(1) of the Code or (ii) a "secondary market" or its "substantial equivalent" in each case within the meaning of Code Section 7704(b)(2), unless in the case of any such conveyance the Seller provides the Trustee with an Opinion of Counsel to the effect that such conveyance would not cause the Trust to be treated as a publicly traded partnership under the Code.

                  (d) DELIVERY OF COLLECTIONS. If the Seller receives Collections, the Seller agrees to pay the Servicer all such Collections as soon as practicable after receipt thereof but in no event later than two Business Days after the Date of Processing by the Seller.

                  (e) NOTICE OF LIENS. The Seller shall notify the Trustee and each Series Enhancer entitled to such notice pursuant to the relevant Supplement promptly after becoming aware of any Lien on any Receivable other than the conveyances hereunder or Liens permitted under Section 2.07(b).

                  (f) PERIODIC FINANCE CHARGES AND OTHER FEES. Except as otherwise required by any Requirement of Law, or as is deemed by the Seller, in its sole discretion, to be necessary or appropriate, it shall not at any time reduce the annual percentage rates of the Periodic Finance Charges assessed on the Receivables or other fees charged on any of the Accounts if, as a result of any such reduction, either (i) in the Seller's reasonable expectation, such reduction will cause a Pay Out Event to occur or (ii) such reduction is not also applied to any comparable segment of consumer revolving credit card accounts owned by the Seller that have characteristics the same as, or substantially similar to, such Accounts.

                  (g) CREDIT CARD AGREEMENTS AND CREDIT CARD GUIDELINES. The Seller shall comply with and perform its obligations under the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of MasterCard and VISA, or their respective substantial equivalents, except insofar as any failure so to comply or perform would not materially and adversely affect the rights of the Trust or the Certificateholders hereunder or under the Certificates. Subject to compliance with all Requirements of Law applicable to the Seller, the Seller may change the terms and provisions of the Credit Card Agreements or the Credit Card Guidelines with respect to any of the Accounts in any respect (including the calculation of the amount, or the timing, of charge-offs and the Periodic Finance Charges and other fees to be assessed thereon) only if in the reasonable judgment of the Seller such change is made applicable to any comparable segment of the consumer revolving credit card accounts owned by the Seller that have characteristics the same as, or substantially similar to, such Accounts.

                  (h) MASTERCARD AND VISA. The Seller shall use its best efforts to remain, either directly or indirectly, a member in good standing of the MasterCard system, the VISA system and any other similar entity's or organization's or system relating to any other type of revolving credit card accounts included in the Accounts.

                  (i) OFFICIAL RECORD. This Agreement and, with respect to each Series, each related Supplement and any other documents with respect to this Agreement or each such Supplement shall, continuously, from the time of each such document's execution, be maintained as an official record of the Seller.

                  Section 2.08. ADDITION OF ACCOUNTS.

                  (a) REQUIRED ADDITIONS.

                  (i) If, as of the close of business on the last Business Day of any Monthly Period, either (A) the Seller Amount is less than the Required Seller Amount on such date or (B) the aggregate amount of Principal Receivables is less than the Required Principal Balance on such date, the Seller shall, on or prior to the close of business on the 10th Business Day following the last Business Day of such Monthly Period (the "REQUIRED DESIGNATION DATE"), unless the Seller Amount exceeds the Required Seller Amount or the aggregate amount of Principal Receivables exceeds the Required Principal Balance, as the case may be, in either case as of the close of business on any day after the last Business Day of such Monthly Period and prior to the Required Designation Date, designate additional Eligible Accounts to be included as Accounts as of the Required Designation Date or any earlier date in a sufficient amount such that, after giving effect to such Addition, the Seller Amount as of the close of business on the Addition Date is at least equal to the Required Seller Amount on such date and the aggregate amount of Principal Receivables equals or exceeds the Required Principal Balance on such date. The failure of any condition set forth in paragraph (c) or (d) below, as the case may be, shall not relieve the Seller of its obligations pursuant to this paragraph; provided, however, that the failure of the Seller to transfer Receivables to the Trust as provided in this paragraph solely as a result of the unavailability of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided further, that any such failure that has not been timely cured will nevertheless result in the occurrence of a Pay Out Event with respect to each Series for which, pursuant to the Supplement therefor, a failure by the Seller to convey Receivables in Additional Accounts or Participation Interests to the Trust by the day on which it is required to convey such Receivables or Participation Interests constitutes a "Pay Out Event" (as defined in such Supplement).

                  (ii) In lieu of, or in addition to, designating Additional Accounts pursuant to clause (i) above, the Seller may, subject to the conditions specified in paragraph (d) below, convey to the Trust participations representing undivided interests in a pool of assets primarily consisting of revolving credit card receivables, and any interests in the foregoing, including securities representing or backed by such receivables, and other self-liquidating financial assets including without limitation, any "eligible assets" as such term is defined in Rule 3a-7 under the Investment Company Act of 1940, as amended (or any successor to such Rule) and collections thereon ("PARTICIPATION INTERESTS"). The addition of Participation Interests in the Trust pursuant to this paragraph (a) or paragraph (b) below shall be effected by a Supplement, dated the applicable Addition Date, pursuant to Section 13.01(a).

                  (b) PERMITTED ADDITIONS. The Seller may from time to time, at its sole discretion, subject to the conditions specified in paragraph (c) below, designate additional Eligible Accounts to be included as Accounts or Participation Interests to be included as Trust Assets, in either case as of the applicable Addition Date.

                  (c) CONDITIONS TO REQUIRED AND PERMITTED ADDITIONS. On the Addition Date with respect to any Additional Accounts or Participation Interests, the Trust shall purchase the Receivables in such Additional Accounts (and such Additional Accounts shall be deemed to be Accounts for purposes of this Agreement) or shall purchase such Participation Interests, subject to the satisfaction of the following conditions:

                  (i) on or before the 10th Business Day immediately preceding the Addition Date, the Seller shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement written notice that the Additional Accounts or Participation Interests will be included and specifying the applicable Addition Date, the Addition Cut-Off Date, the approximate number of accounts expected to be added and the approximate aggregate balances expected to be outstanding in the accounts to be added;

                  (ii) in the case of Additional Accounts, the Seller shall have delivered to the Trustee copies of UCC-l financing statements covering the Receivables arising from such Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein;

                  (iii) as of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Seller shall have occurred nor shall the transfer of the Receivables arising in the Additional Accounts or for the Participation Interests to the Trust have been made in contemplation of the occurrence thereof;

                  (iv) except in the case of an Addition pursuant to Section 2.08(a), the Rating Agency Condition shall have been satisfied and in the case of an Addition pursuant to Section 2.08(a) which would exceed the Aggregate Additional Limit, the Seller shall have provided to Standard & Poor's at least 15 days prior written notice of such Addition and at or prior to the end of such 15-day period, the Seller shall not have received a notice in writing from Standard & Poor's that such Addition will result in the lowering or withdrawal of its then existing rating of the Investor Certificates of any Series;

                  (v) the Seller shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer's Certificate, dated the Addition Date, stating that (A) in the case of Additional Accounts, as of the applicable Addition Date the Additional Accounts are all Eligible Accounts, (B) to the extent applicable, the conditions set forth in clauses (ii) through (iv) above have been satisfied and (C) the Seller reasonably believes that (1) the addition by the Seller of the Receivables arising in the Additional Accounts or of the Participation Interests to the Trust will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series and (2), in the case of Additional Accounts, no selection procedure was utilized by the Seller that would result in a selection of Additional Accounts (from among the available Eligible

         Accounts owned by the Seller) that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Addition Date; and

                  (vi) the Seller shall have delivered to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement an outside Opinion of Counsel, dated the Addition Date, in accordance with Section 13.02(d).

                  (d) AUTOMATIC ACCOUNT ADDITIONS.

                  (i) Provided each Rating Agency initially consents, the Seller may from time to time, at its sole discretion, subject to and in compliance with the limitations and conditions specified in clauses
         (ii) through (vii) below, designate Eligible Accounts ("AUTOMATIC ADDITIONAL ACCOUNTS") to be included as Accounts as of the applicable Addition Date. For purposes of this paragraph, Eligible Accounts shall be deemed to include only consumer revolving credit card accounts which are originated by the Seller or any Affiliate of the Seller.

                  (ii) Unless each Rating Agency otherwise consents, the number of Automatic Additional Accounts shall not exceed the Aggregate Additional Limit.

                  (iii) Within 30 days after the Addition Date with respect to any Automatic Additional Accounts, the Seller shall have delivered to the Trustee and each Rating Agency an Opinion of Counsel (which counsel shall be outside counsel) in accordance with subsection 13.02(d), with respect to the Automatic Additional Accounts included as Accounts on such Addition Date, confirming the validity and perfection of the transfer of the Receivables in such Automatic Additional Accounts. If such Opinion of Counsel with respect to any Automatic Additional Accounts is not so received, the ability of the Seller to designate Automatic Additional Accounts will be suspended until such time as each Rating Agency otherwise consents in writing. If the Seller is unable to deliver an Opinion of Counsel with respect to any Automatic Additional Account, such inability shall be deemed to be a breach of the representation in subsection 2.04(a)(viii) with respect to the Receivables in such Automatic Additional Account for purposes of
         Section 2.05; provided, that the cure period for such breach shall not exceed 30 days.

                  (iv) The Seller shall have delivered to the Trustee copies of UCC-1 financing statements covering the Receivables in such Automatic Additional Accounts, if necessary to perfect the Trust's interest in the Receivables arising therein.

                  (v) As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Seller shall have occurred nor shall the transfer of the Receivables arising in the Automatic Additional Accounts to the Trust have been made in contemplation of the occurrence thereof.

                  (vi) The Seller shall have delivered to the Trustee an Officer's Certificate, dated the Addition Date, stating that (x) as of the applicable Addition Cut-Off Date, such Automatic Additional Accounts are all Eligible Accounts, (y) to the extent applicable, the conditions set forth in clauses (ii) through (v) above have been satisfied and (z) the Seller reasonably believes that (A) the addition by the Seller of the Receivables arising in such

         Automatic Additional Accounts will not, based on the facts known to such officer at the time of such addition, then or thereafter cause a Pay Out Event to occur with respect to any Series and (B) no selection procedure was utilized by the Seller which would result in a selection of Automatic Additional Accounts (from among the available Eligible Accounts owned by the Seller) that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Addition Date.

                  (vii) The Seller shall have delivered to the Trustee (x) the computer file or microfiche list required to be delivered pursuant to
         Section 2.01 with respect to such Automatic Additional Accounts and (y) a duly executed Assignment.

                  (e) REPRESENTATIONS AND WARRANTIES. The Seller hereby represents and warrants to the Trust as of the related Addition Date as to the matters relating to it set forth in subsection 2.08(c)(iii) and (v) above and that the file or list delivered pursuant to subsection 2.08(f) below is, as of the applicable Addition Cut-Off Date, true and complete in all material respects.

                  (f) DELIVERY OF DOCUMENTS. In the case of the designation of Additional Accounts, the Seller shall deliver to the Trustee (i) the computer file, microfiche list or printed list required to be delivered pursuant to
Section 2.01 with respect to such Additional Accounts on the applicable Document Delivery Date and (ii) a duly executed, written Assignment (including an acceptance by the Trustee for the benefit of the Certificateholders), substantially in the form of EXHIBIT B (the "ASSIGNMENT"), on the Document Delivery Date.

                  Section 2.09. REMOVAL OF ACCOUNTS. On any day of any Monthly Period the Seller shall have the right to require the reassignment to it or its designee of all the Trust's right, title and interest in, to and under the Receivables then existing and thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts designated by the Seller (the "REMOVED ACCOUNTS") or Participation Interests (unless otherwise set forth in the applicable Supplement), upon satisfaction of the following conditions:

                  (a) on or before the 10th Business Day immediately preceding the Removal Date (the "REMOVAL NOTICE DATE"), the Seller shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement written notice of such removal and specifying the date for removal of the Removed Accounts (the "REMOVAL DATE");

                  (b) with respect to Removed Accounts, on or prior to the date that is 10 Business Days after the Removal Date, the Seller shall have amended
SCHEDULE 1 by delivering to the Trustee a computer file, microfiche list or printed list containing a true and complete list of the Removed Accounts specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding, and the aggregate amount of Principal Receivables outstanding in such Account;

                  (c) with respect to Removed Accounts, the Seller shall have represented and warranted as of the Removal Date that the list of Removed Accounts or Participation Interests delivered pursuant to paragraph (b) above, as of the Removal Date, is true and complete in all material respects;

                  (d) the Rating Agency Condition shall have been satisfied with respect to such removal;

                  (e) the Seller shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer's Certificate, dated as of the Removal Date, to the effect that the Seller reasonably believes that (i) such removal will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by the Seller which would result in a selection of Removed Accounts or Participation Interests that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Removal Date; and

                  (f) with respect to Removed Accounts, the designation of such Removed Accounts shall have been through random selection unless such accounts relate to an affinity, agent bank or similar relationship with third party which has been terminated and the removal of such accounts would not otherwise have materially adverse accounting implications for the Seller.

                  Upon satisfaction of the above conditions, the Trustee shall execute and deliver to the Seller a written reassignment in substantially the form of EXHIBIT C (the "REASSIGNMENT") and shall, without further action, be deemed to sell, transfer, assign, set over and otherwise convey to the Seller or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust in and to the Receivables arising in the Removed Accounts or the Participation Interests, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof. In addition, the Trustee shall execute such other documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Seller to effect the conveyance of Receivables pursuant to this Section 2.09.

                  The Seller may, but shall not be obligated to, designate at any time Zero Balance Accounts, any future receivables of which will no longer be part of the Trust and to remove the code or other indication identifying such Account from the appropriate computer files maintained by or on behalf of the Seller; PROVIDED, that prior to such designation and removal, the Seller shall have delivered to [the Rating Agencies] an Officer's Certificate to the effect that to the best knowledge of the Seller, such designation and removal shall not cause a Pay out Event to occur.

                  In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable (including any related Finance Charge Receivables), the Trust shall automatically and without further action or consideration be deemed to transfer, set over and otherwise convey to the Seller with respect to such Account, without recourse, representation or warranty, all right, title and interest of the Trust in and to the Defaulted Receivables (including any related Finance Charge Receivables) in such Account, all monies due or to become due with respect thereto, all proceeds thereof and any Insurance Proceeds relating thereto; provided, that Recoveries of such Account shall be applied as provided herein. The

Trustee shall execute and deliver such instruments of transfer and assignment (including any UCC termination statements), in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller or its designee all right, title and interest that the Trust had in such Defaulted Receivables (including any related Finance Charge Receivables).

                  Section 2.10. ACCOUNT ALLOCATIONS. If the Seller is unable, for any reason, to transfer Receivables to the Trust in accordance with the provisions of this Agreement, including by reason of the application of the provisions of Section 9.02 or any order of any Governmental Authority (a "TRANSFER RESTRICTION EVENT"), then, in any such event, (a) the Seller and the Servicer agree (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such Transfer Restriction Event, all Collections of Receivables including Collections of Receivables transferred to the Trust by the Seller prior to the occurrence of such Transfer Restriction Event, and all amounts that would have constituted Collections but for such Transfer Restriction Event (up to an aggregate amount equal to the amount of Receivables in the Trust on such date), (b) the Seller and the Servicer agree that such amounts will be applied as Collections in accordance with Article IV and the terms of each Supplement and (c), for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Principal Receivables and all amounts which would have constituted Principal Receivables but for such Transfer Restriction Event, which are written off as uncollectible in accordance with this Agreement, shall continue to be allocated in accordance with Article IV and the terms of each Supplement. For the purpose of the immediately preceding sentence, the Seller and the Servicer shall treat the first received Collections as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Principal Receivables in such Accounts as of the date of the occurrence of such event. If the Seller or the Servicer is unable, pursuant to any Requirement of Law, to allocate Collections as described above, the Seller and the Servicer agree that, after the occurrence of the applicable Transfer Restriction Event, payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with Article IV and the terms of each Supplement. The parties hereto agree that Finance Charge Receivables, whenever created, accrued in respect of Principal Receivables, which have been conveyed to the Trust, shall continue to be a part of the Trust notwithstanding any cessation of the transfer of additional Principal Receivables to the Trust and Collections with respect thereto shall continue to be allocated and paid in accordance with Article IV and the terms of each Supplement.

                  Section 2.11. DISCOUNT OPTION.

                  (a) The Seller shall have the option to designate at any time a percentage, which may be a fixed percentage or a variable percentage based on a formula (the "DISCOUNT PERCENTAGE"), of the amount of Receivables arising in the Accounts on or after the date such designation becomes effective that would otherwise constitute Principal Receivables to be treated as Finance Charge Receivables ("DISCOUNT OPTION RECEIVABLES"). The Seller may use this option to compensate for a decline in the Portfolio Yield, but only if there would be sufficient Principal Receivables to allow for that discounting. Exercise of the discount option would result in a larger amount of collections of Finance Charge Receivables and a smaller amount of collections of Principal Receivables. By doing so, the Seller would reduce the likelihood that a Pay Out Event would occur as a result of a decreased Portfolio Yield and, at the same time, would increase the likelihood that the Seller will have to add Principal Receivables to the Trust. If the Discount Percentage is greater than zero, an amount of collections of Principal Receivables in the Trust for each Monthly Period equal to the product of (i) the Discount Percentage times and
(ii) total collections of Principal Receivables in the Trust will be considered collections of Finance Charge Receivables in the Trust and allocated with all other collections of Finance Charge Receivables in the Trust. The Seller shall provide to the Servicer, the Trustee, any Series Enhancer and each Rating Agency 30 days prior written notice of such designation (or reduction or withdrawal), and such designation (or reduction or withdrawal) shall become effective on the date designated therein only if (i) the Seller shall have delivered to the Trustee and each Series Enhancer entitled thereto, pursuant to the relevant Supplement, an Officer's Certificate of the Seller stating that the Seller reasonably believes that such designation (or reduction or withdrawal) will not, based on the facts known to such officer at the time of such certification, cause a Pay Out Event or any event that, after the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series,
(ii) the Rating Agency Condition shall have been satisfied and (iii) in the case of a reduction or withdrawal, the Seller shall have delivered to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Seller, such reduction or withdrawal shall not have any material adverse regulatory or accounting implications for the Seller.

                  (b) On each Date of Processing after the date on which the Seller's exercise of its discount option takes effect, the Seller shall treat Discount Option Receivable Collections as Collections of Finance Charge Receivables.

                  Section 2.12. ADDITIONAL SELLERS. The Seller may designate Affiliates of the Seller to be included as a Seller under this Agreement in a supplement to this Agreement (which supplement shall be subject to Section 13.01 to the extent that it amends any of the terms of this Agreement) and in connection with such designation, the Seller shall surrender the Seller Certificate, if applicable, in exchange for a newly issued Seller Certificate modified to reflect such additional Sellers' interest in the Seller Interest; provided, however, that prior to any such designation and issuance the conditions set forth in Section 6.03(c) shall have been satisfied with respect thereto.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                 OF RECEIVABLES

                  Section 3.01. ACCEPTANCE OF APPOINTMENT AND OTHER MATTERS RELATING TO THE SERVICER.

                  (a) National City agrees to act as the Servicer under this Agreement and the Certificateholders, by their acceptance of the Certificates, hereby consent to National City acting as Servicer.

                  (b) The Servicer shall service and administer the Receivables, shall collect payments due under the Receivables and shall charge off as uncollectible Receivables, all in accordance with its customary and usual servicing procedures for servicing credit card and other consumer revolving credit receivables comparable to the Receivables and in accordance with the

Credit Card Guidelines. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration that it may deem necessary or desirable. Without limiting the generality of the foregoing, subject to Section 10.01 and provided National City is the Servicer, the Servicer or its designee (rather than the Trustee) is hereby authorized and empowered (i) to make withdrawals and payments or to instruct the Trustee to make withdrawals and payments from the Collection Account and any Series Account, as set forth in this Agreement or any Supplement, and (ii) to take any action required or permitted under any Series Enhancement, as set forth in this Agreement or any Supplement. Without limiting the generality of the foregoing and subject to Section 10.01, the Servicer or its designee is hereby authorized and empowered to make any filings, reports, notices, applications and registrations with, and to seek any consents or authorizations from, the Securities and Exchange Commission and any state securities authority on behalf of the Trust as may be necessary or advisable to comply with any federal or state securities laws or reporting requirements. The Trustee shall furnish the Servicer with any powers of attorney or other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

                  (c) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other credit card receivables or other consumer revolving credit receivables.

                  (d) The Servicer shall comply with and perform its servicing obligations with respect to the Accounts and Receivables in accordance with the Credit Card Agreements relating to the Accounts and the Credit Card Guidelines and all applicable rules and regulations of MasterCard, VISA and any other similar entity or organization relating to any other type of revolving credit card accounts included as Accounts, except insofar as any failure to so comply or perform would not materially and adversely affect the Trust or the Investor Certificateholders.

                  (e) The Servicer shall pay out of its own funds, without reimbursement, all expenses incurred in connection with the Trust and the servicing activities hereunder, including expenses related to enforcement of the Receivables, fees and disbursements of the Trustee, any Paying Agent and any Transfer Agent and Registrar (including the reasonable fees and expenses of its counsel) in accordance with Section 11.05, fees and disbursements of independent accountants and all other fees and expenses, including the costs of filing UCC continuation statements and the costs and expenses relating to obtaining and maintaining the listing of any Investor Certificates on any stock exchange, that are not expressly stated in this Agreement to be payable by the Trust or the Seller (other than federal, state, local and foreign income, franchise and other taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust).

                  Section 3.02. SERVICING COMPENSATION. As full compensation for its servicing activities hereunder and as reimbursement for any expense incurred by it in connection therewith, the Servicer shall be entitled to receive a servicing fee (the "SERVICING FEE") with respect to each Monthly Period, payable monthly on the related Distribution Date, in an amount equal to one-twelfth of the product of (a) the weighted average of the Servicing Fee Rates with respect to each outstanding Series (based upon the Servicing Fee Rate for each Series and the Investor Amount (or such other amount as specified in the related Supplement) of such Series, in each case as of the last day of the prior Monthly Period) and (b) the amount of Principal

Receivables on the last day of the prior Monthly Period. The share of the Servicing Fee allocable to (i) the Certificateholders' Interest of a particular Series with respect to any Monthly Period (the "MONTHLY SERVICING FEE") and (ii) the Enhancement Invested Amount, if any, of a particular Series with respect to any Monthly Period, and the portion thereof to be paid from Servicer Interchange with respect to such Series, will each be determined in accordance with the relevant Supplement. The portion of the Servicing Fee with respect to any Monthly Period not so allocated to the Certificateholders' Interest or the Enhancement Invested Amount, if any, of a particular Series shall be paid by the Holders of the Seller Interest (as provided in the related Supplement) and by the Holders of the Supplemental Certificate, if any, on the related Distribution Date and in no event shall the Trust, the Trustee, the Investor Certificateholders of any Series or any Series Enhancer be liable for the share of the Servicing Fee with respect to any Monthly Period to be paid by the Holders of the Seller Interest or by the Holders of any Supplemental Certificate.

                  Section 3.03. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SERVICER. National City, in its capacity as initial Servicer, hereby makes, and any Successor Servicer by its appointment hereunder shall make, on each Closing Date (and on the date of any such appointment), the following representations, warranties and covenants to the Trust (and agrees that the Trustee may rely on each such representation, warranty and covenant in accepting the Receivables in trust and in authenticating the Certificates):

                  (a) ORGANIZATION AND GOOD STANDING. The Servicer is a national banking association (or with respect to such Successor Servicer, such other corporate entity as may be applicable) duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement and each Supplement and, in all material respects, to own its properties and conduct its business as such properties are presently owned and as such business is presently conducted.

                  (b) DUE QUALIFICATION. The Servicer is duly qualified to do business and is in good standing as a foreign corporation (or is exempt from such requirements), and has obtained all necessary licenses and approvals in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would have a material adverse effect on the interests of the Investor Certificateholders hereunder or under any Supplement.

                  (c) DUE AUTHORIZATION. The execution, delivery, and performance of this Agreement and each Supplement have been duly AUTHORIZED by the Servicer by all necessary corporate action on the part of the Servicer and this Agreement and each Supplement will remain, from the time of its execution, an official record of the Servicer.

                  (d) BINDING OBLIGATION. This Agreement and each Supplement constitutes a legal, valid and binding obligation of the Servicer, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations (or with respect to such Successor Servicer, such other corporate entity as may be applicable) and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity).

                  (e) NO VIOLATION. The execution and delivery of this Agreement and each Supplement by the Servicer, the performance of the transactions contemplated by this Agreement and each Supplement and the fulfillment of the terms hereof and thereof applicable to the Servicer, will not conflict with, violate, result in any BREACH of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, any Requirement of Law applicable to the Servicer or any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it or any of its properties are bound.

                  (f) NO PROCEEDINGS. There are no proceedings or investigations pending or, to the best knowledge of the Servicer, threatened against THE Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement or any Supplement, seeking any determination or ruling that, in the reasonable judgment of the Servicer, would materially and adversely affect the performance by the Servicer of its obligations under this Agreement or any Supplement, or seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Agreement or any Supplement.

                  (g) COMPLIANCE WITH REQUIREMENTS OF LAW. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the related Accounts, will maintain in effect all qualifications required UNDER applicable Requirements of Law in order to properly service the Receivables and the related Accounts and will comply in all material respects with all other Requirements of Law in connection with servicing the Receivables and the related Accounts, the failure to comply with which would have a material adverse effect on the interests of the Investor Certificateholders.

                  (h) NO RESCISSION OR CANCELLATION. Subject to Section 3.09, the Servicer shall not permit any rescission or cancellation of a Receivable EXCEPT as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Card Guidelines.

                  (i) PROTECTION OF CERTIFICATEHOLDERS' RIGHTS. The Servicer shall take no action which, nor omit to take any action the omission of which, would substantially impair the rights of Certificateholders in any Receivable or Account, nor shall it, except in the ordinary course of its business and in accordance with the Credit Card Guidelines, reschedule, revise or defer Collections due on the Receivables

                  (j) RECEIVABLES NOT TO BE EVIDENCED BY PROMISSORY NOTES. Except in connection with its enforcement or collection of an Account, the Servicer will take no action to cause any Receivable to be evidenced by any instrument (as defined in the UCC) and, if any Receivable is so evidenced (whether or not in connection with the enforcement or collection of an Account), it shall be reassigned or assigned to the Servicer as provided in this Section.

                  (k) ALL CONSENTS REQUIRED. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in CONNECTION with the execution and delivery by the Servicer of this Agreement and each Supplement, the performance by the Servicer of the transactions contemplated by this Agreement and each Supplement and the fulfillment by the Servicer of the terms hereof and thereof, have been obtained, except where the failure to obtain such approvals, authorizations, consents, order or other actions would not have a material adverse effect on the Investor Certificateholder; provided, however, that the Servicer makes no representation or warranty regarding state securities or "blue sky" laws in connection with the distribution of the Certificates.

                  For purposes of the representations and warranties set forth in this Section 3.03, each reference to a Supplement shall be deemed to refer only to those Supplements in effect as of the relevant Closing Date or the date of appointment of a Successor Servicer, as applicable.

                  If any of the representations, warranties or covenants of the Servicer contained in paragraph (g), (h), (i) or (j) with respect to any Receivable or the related Account is breached, and as a result of such breach the Trust's rights in, to or under any Receivables in the related Account or the proceeds of such Receivables are impaired or such proceeds are not available for any reason to the Trust free and clear of any Lien, then no later than the expiration of 60 days (or such longer period, not in excess of 150 days, as may be agreed to by the Trustee) from the earlier to occur of the discovery of such event by the Servicer, or receipt by the Servicer of notice of such event given by the Trustee, all Receivables in the Account or Accounts to which such event relates shall be assigned to the Servicer on the terms and conditions set forth below; provided, however, that such Receivables will not be assigned to the Servicer if, on any day prior to the end of such 60-day or longer period, (i) the relevant representation and warranty shall be true and correct, or the relevant covenant shall have been complied with, in all material respects and
(ii) the Servicer shall have delivered to the Trustee a certificate of an authorized officer describing the nature of such breach and the manner in which such breach was cured.

                  If National City is the Servicer, such assignment shall be accomplished in the manner set forth in Section 2.05(b) as if the assigned Receivables were Ineligible Receivables (including the requirement, if applicable, to reduce the aggregate amount of Principal Receivables used to calculate the Seller Amount, the Seller Interest, the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series and to make deposits into the Collection Account). If National City is not the Servicer, the Servicer shall effect such assignment by making a deposit into the Collection Account in immediately available funds on the Transfer Date following the Monthly Period in which such assignment obligation arises in an amount equal to the amount of such Receivables, which deposit shall be considered a Collection with respect to such Receivables and shall be applied in accordance with Article IV and the terms of each Supplement.

                  Upon each such assignment to the Servicer, the Trustee, on behalf of the Trust, shall automatically and without further action be deemed to sell, transfer, assign, set over and otherwise convey to the Servicer, without recourse, representation or warranty, all right, title and interest of the Trust in and to such Receivables, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof. The Trustee shall execute such documents and instruments of transfer or assignment and take such other actions as shall be reasonably requested by the Servicer to effect the conveyance of any such Receivables pursuant to this Section. The obligation of the Servicer to accept assignment of such Receivables, and to make the deposits, if any, required to be made to the Special Funding Account or the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to Certificateholders (or the Trustee on behalf of Certificateholders) or any Series Enhancer, except as provided in
Section 8.04.

                  Section 3.04. REPORTS AND RECORDS FOR THE TRUSTEE.

                  (a) DAILY RECORDS. On each Business Day, the Servicer shall make or cause to be made available at the office of the Servicer during normal business hours for inspection by the Trustee upon request a record setting forth
(i) the Collections in respect of Principal Receivables and in respect of Finance Charge Receivables processed by the Servicer on the second preceding Business Day in respect of each Account and (ii) the amount of Receivables as of the close of business on the second preceding Business Day in each Account. The Servicer shall, at all times, maintain its computer files with respect to the Accounts in such a manner so that the Accounts may be specifically identified and shall make available to the Trustee at the office of the Servicer on any Business Day during normal business hours any computer programs necessary to make such identification.

                  (b) MONTHLY SERVICER'S CERTIFICATE. Not later than the third Business Day preceding each Distribution Date, the Servicer shall, with respect to each outstanding Series, deliver to the Trustee, the Paying Agent, each Rating Agency and each Series Enhancer entitled thereto pursuant to the relevant Supplement a certificate of a Servicing Officer in substantially the form set forth in the related Supplement.

                  (c) TRANSFERRED ACCOUNTS. The Servicer covenants and agrees hereby to deliver to the Trustee, within a reasonable time period after any Transferred Account is created, but in any event not later than 15 days after the end of the month within which the Transferred Account is created, a notice specifying the new account number for any Transferred Account and the replaced account number.

                  Section 3.05. ANNUAL CERTIFICATE OF SERVICER. The Servicer shall deliver to the Trustee, each Rating Agency and each Series Enhancer entitled thereto pursuant to the relevant Supplement, on or before March 31 of each calendar year, beginning with March 31, 1996, an Officer's Certificate with respect to the preceding calendar year (with appropriate insertions) substantially in the form of EXHIBIT D.

                  Section 3.06. ANNUAL SERVICING REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS; COPIES OF REPORTS AVAILABLE.

                  (a) On or before March 31 of each calendar year, beginning with March 31, 2001, the Servicer, on behalf of the Trust, shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Seller) to furnish, as provided in
Section 13.05, a report, based upon established criteria that meets the standards applicable to accountants' reports intended for general distribution, to the Trustee, any Series Enhancer and each Rating Agency, attesting to the fairness of the assertion of the Servicer's management that its internal controls over the functions performed as Servicer of the Trust are effective, in all material respects, in providing reasonable assurance that Trust assets are safeguarded against loss from unauthorized use or disposition, on the date of such report, and a report attesting to the fairness of the assertion of the Servicer's management that such servicing was conducted in conformity with the sections of this Agreement during the period covered by such report (which shall be the period from January 1 of the preceding calendar year to and including December 31 of such calendar year), except for such exceptions or errors as such firm shall believe to be immaterial and such other exceptions as shall be set forth in such report.

                  (b) On or before March 31 of each calendar year, beginning with March 31, 2001, the Servicer shall cause a firm of nationally recognized independent certified public accountants (who may also render other services to the Servicer or the Seller) to furnish as provided in Section 13.05 a report, prepared in accordance with the standards established by the American Institute of Certified Public Accountants, to the Trustee and each Rating Agency, to the effect that they have compared the mathematical calculations of certain amounts set forth in the monthly certificates forwarded by the Servicer pursuant to
Section 3.04(b) during the period covered by such report (which shall be the period from January 1 of the preceding calendar year to and including December 31 of such calendar year) with the Servicer's computer reports which were the source of such amounts and that, on the basis of such comparison, such firm is of the opinion that such amounts are in agreement, except for such exceptions as shall be set forth in such report.

                  (c) A copy of each certificate and report provided pursuant to
Section 3.04(b), 3.05 or 3.06 may be obtained by any Investor Certificateholder or Certificate Owner by a request to the Trustee addressed to the Corporate Trust Office.

                  Section 3.07. TAX TREATMENT. The Seller has entered into this Agreement, and the Certificates will be issued with the intention that, except to the extent specified in a Supplement with respect to a particular Series, for federal, state and local income and franchise tax purposes, (i) the Investor Certificates of each Series will qualify as debt secured by the Receivables and
(ii) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. The Seller, by entering into this Agreement, and each Certificateholder, by the acceptance of its Certificate (and each Certificate Owner, by its acceptance of an interest in the applicable Certificate), agrees to treat such Investor Certificates for federal, state and local income and franchise tax purposes as debt. Each Holder of such Investor Certificate agrees that it will cause any Certificate Owner acquiring an interest in a Certificate through it to comply with this Agreement as to treatment as debt under applicable tax law, as described in this Section 3.07. The provisions of this Agreement shall be construed in furtherance of the foregoing intended tax treatment.

                  Section 3.08. NOTICES TO THE SELLER. If National City is no longer acting as Servicer, any Successor Servicer shall deliver to the Seller each certificate and report required to be provided thereafter pursuant to
Section 3.04(b), 3.05 or 3.06.

                  Section 3.09. ADJUSTMENTS.

                  (a) If the Servicer adjusts downward the amount of any Principal Receivable because of a rebate, refund, unauthorized charge or billing error to an Obligor, or because such

Principal Receivable was created in respect of merchandise that was refused or returned by an Obligor, or if the Servicer otherwise adjusts downward the amount of any Principal Receivable without receiving Collections therefor or charging off such amount as uncollectible, then, in any such case, the amount of Principal Receivables used to calculate the Seller Amount, the Seller Interest, the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series will be reduced by the amount of the adjustment. Similarly, the amount of Principal Receivables used to calculate the Seller Amount, the Seller Interest, the Floating Allocation Percentage and the Principal Allocation Percentage applicable to any Series will be reduced by the amount of any Principal Receivable that was discovered as having been created through a fraudulent or counterfeit charge. Any adjustment required pursuant to either of the two preceding sentences shall be made on or prior to the end of the Monthly Period in which such adjustment obligation arises. If, following the exclusion of such Principal Receivables from the calculation of the Seller Amount, the Seller Amount would be less than the Required Seller Amount, not later than 12:00 noon, New York City time, on the Distribution Date following the Monthly Period in which such adjustment obligation arises, the Seller shall make a deposit into the Special Funding Account in immediately available funds in an amount equal to the amount by which the Seller Amount would be less than the Required Seller Amount (up to the amount of such Principal Receivables).

                  (b) If (i) the Servicer makes a deposit into the Collection Account in respect of a Collection of a Receivable and such Collection was received by the Servicer in the form of a check that is not honored for any reason or (ii) the Servicer makes a mistake with respect to the amount of any Collection and deposits an amount that is less than or more than the actual amount of such Collection, the Servicer shall appropriately adjust the amount subsequently deposited into the Collection Account to reflect such dishonored check or mistake. Any Receivable in respect of which a dishonored check is received shall be deemed not to have been paid.

                  Section 3.10. REPORTS TO THE COMMISSION. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder. The Seller shall, at the expense of the Servicer, cooperate in any reasonable request of the Servicer in connection with such filings.

                                   ARTICLE IV

                        RIGHTS OF CERTIFICATEHOLDERS AND
                    ALLOCATION AND APPLICATION OF COLLECTIONS

                  Section 4.01. RIGHTS OF CERTIFICATEHOLDERS. The Investor Certificates shall represent fractional, undivided interests in the Trust, which, with respect to each Series, shall consist of the right to receive, to the extent necessary to make the required payments with respect to the Investor Certificates of such Series at the times and in the amounts specified in the related Supplement, the portion of Collections allocable to Investor Certificateholders of such Series pursuant to this Agreement and such Supplement, monies, instruments, securities and other property on deposit in the Collection Account allocable to Certificateholders of such Series pursuant to this Agreement and such Supplement, monies, instruments, securities and other property on deposit in any related Series Account and funds available pursuant to any related Series Enhancement (collectively, with respect to all Series, the "CERTIFICATEHOLDERS' INTEREST"), it being understood that, unless otherwise specified in the Supplement with respect to such Series, the Investor Certificates of any Series or Class shall not represent any interest in any Series Account or Series Enhancement for the benefit of any other Series or Class. The Seller Certificate or, as the case may be, the uncertificated interest in the Seller Interest shall represent the ownership interest in the remainder of the Trust Assets not allocated pursuant to this Agreement or any Supplement to the Certificateholders' Interest, including the right to receive Collections with respect to the Receivables and other amounts at the times and in the amounts specified in this Agreement or any Supplement to be paid to the Holders of the Seller Interest (the "SELLER INTEREST") pro rata; provided, however, that if the Seller elects to have its interest in the Seller Interest be uncertificated as provided in Section 6.01 hereof, then such uncertificated interest shall represent the Seller Interest; PROVIDED FURTHER, that the Seller Interest shall not represent any interest in the Collection Account, any Series Account or any Series Enhancement, except as specifically provided in this Agreement or any Supplement.

                  Section 4.02. ESTABLISHMENT OF COLLECTION ACCOUNT AND SPECIAL FUNDING ACCOUNT. The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "COLLECTION ACCOUNT"). The Trustee shall possess all right, title and interest in all funds and other property on deposit from time to time in the Collection Account and in all proceeds thereof for the benefit of the Certificateholders. The Collection Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Collection Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If at any time the Collection Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Collection Account meeting the conditions specified above, transfer any cash or any investments to such new Collection Account and from the date such new Collection Account is established, it shall be the "Collection Account."

                  Unless otherwise agreed by each Rating Agency, if at anytime neither National City nor any Affiliate of National City is the Servicer, the Collection Account will be moved from National City, if then maintained there.

                  Funds on deposit in the Collection Account (other than amounts deposited pursuant to Section 2.06, 9.02, 10.01 or 12.02) shall, at the written direction of the Servicer, be invested in the Trustee's name by the Trustee in Eligible Investments selected by the Servicer. The Trustee shall hold for the benefit of the Certificateholders such of the Eligible Investments as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Trustee shall hold for the benefit of the Certificateholders such of the Eligible Investments as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee that (a) such investment property shall at all times be credited to a securities account of the Trustee,
(b) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than the Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee), and (g) such agreement shall be governed by the laws of the State of New York. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC. Except as permitted by this Section 4.02, the Trustee shall not hold Eligible Investments through an agent or a nominee.

                  Investments of funds representing Collections collected during any Monthly Period shall be invested in Eligible Investments that will mature so that all funds will be available at the close of business on the Transfer Date following such Monthly Period. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period, except as otherwise specified in any Supplement.

                  The Servicer, for the benefit of the Certificateholders, shall establish and maintain in the name of the Trustee, on behalf of the Trust, an Eligible Deposit Account bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Certificateholders (the "SPECIAL FUNDING ACCOUNT"). The Trustee shall possess all right, title and interest in all funds and other property on deposit from time to time in the Special Funding Account and in all proceeds thereof for the benefit of the Certificateholders. The Special Funding Account shall be under the sole dominion and control of the Trustee for the benefit of the Certificateholders. Except as expressly provided in this Agreement, the Servicer agrees that it shall have no right of set-off or banker's lien against, and no right to otherwise deduct from, any funds held in the Special Funding Account for any amount owed to it by the Trustee, the Trust, any Certificateholder or any Series Enhancer. If, at any time, the Special Funding Account ceases to be an Eligible Deposit Account, the Trustee (or the Servicer on its behalf) shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, as to which each Rating Agency may consent) establish a new Special Funding Account meeting the conditions specified above, transfer any cash or any investments to such new Special Funding Account and from the date such new Special Funding Account is established, it shall be the "Special Funding Account."

                  Unless otherwise agreed by each Rating Agency, if at anytime neither National City nor any Affiliate of National City is the Servicer, the Special Funding Account will be moved from National City, if then maintained there.

                  Funds on deposit in the Special Funding Account shall at the written direction of the Servicer be invested in the Trustee's name by the Trustee in Eligible Investments selected by the Servicer. The Trustee shall hold for the benefit of the Certificateholders such of the Eligible Investments as consists of instruments, deposit accounts, negotiable documents, money, goods, letters of credit, and advices of credit in the State of New York. The Trustee shall hold for the benefit of the Certificateholders such of the Eligible Investments as constitutes investment property through a securities intermediary, which securities intermediary shall agree with the Trustee that (a) such investment property shall at all times be credited to a securities account of the Trustee, (b) such securities intermediary shall treat the Trustee as entitled to exercise the rights that comprise each financial asset credited to such securities account, (c) all property credited to such securities account shall be treated as a financial asset, (d) such securities intermediary shall comply with entitlement orders originated by the Trustee without the further consent of any other person or entity, (e) such securities intermediary will not agree with any person or entity other than the Trustee to comply with entitlement orders originated by such other person or entity, (f) such securities accounts and the property credited thereto shall not be subject to any lien, security interest, or right of set-off in favor of such securities intermediary or anyone claiming through it (other than the Trustee), and (g) such agreement shall be governed by the laws of the State of New York. Terms used in the preceding sentence that are defined in the New York UCC and not otherwise defined herein shall have the meaning set forth in the New York UCC. Except as permitted by this Section 4.02, the Trustee shall not hold Eligible Investments through an agent or a nominee.

                  Funds on deposit in the Special Funding Account on any Distribution Date will be invested in Eligible Investments that will mature so that all funds will be available at the close of business on the Transfer Date following such Monthly Period. No Eligible Investment shall be disposed of prior to its maturity; provided, however, that the Trustee may sell, liquidate or dispose of an Eligible Investment before its maturity, at the written direction of the Servicer, if such sale, liquidation or disposal would not result in a loss of all or part of the principal portion of such Eligible Investment or if, prior to the maturity of such Eligible Investment, a default occurs in the payment of principal, interest or any other amount with respect to such Eligible Investment. Unless directed by the Servicer, funds deposited in the Special Funding Account on a Transfer Date with respect to the next following Distribution Date are not required to be invested overnight. On each Distribution Date, all interest and other investment earnings (net of losses and investment expenses) on funds on deposit in the Special Funding Account shall be treated as Collections of Finance Charge Receivables with respect to the last day of the related Monthly Period except as otherwise specified in the related Supplement. Unless otherwise directed by the Servicer, funds on deposit in the Special Funding Account will be withdrawn and paid to the Holders of the Seller Interest pro rata on any Distribution Date to the extent that the Seller Amount exceeds the Required Seller Amount on such date. On any Transfer Date on which one or more Series is in an Accumulation Period or Amortization Period, the Servicer shall determine the aggregate amounts of Principal Shortfalls, if any, with respect to each such Series that is a Principal Sharing Series (after giving effect to the allocation and payment provisions in the Supplement with respect to each such Series), and the Servicer shall instruct the Trustee to withdraw such amount (up to the amount on deposit in the Special Funding Account) from the Special Funding Account on the succeeding Distribution Date and allocate such amount among each such Series as specified in each related Supplement; provided, however, that funds shall only be withdrawn from the Special Funding Account for allocation to such Principal Shortfalls. For purposes of determining the availability of funds or the balances in the Special Funding Account for any reason under this Agreement, all investment earnings net of investment expenses and losses on such funds shall be deemed not to be available or on deposit.

                  Section 4.03. COLLECTIONS AND ALLOCATIONS.

                  (a) The Servicer will apply or will instruct the Trustee to apply all funds on deposit in the Collection Account as described in this
Article IV and in each Supplement. Except as otherwise provided below, the Servicer shall deposit Collections into the Collection Account no later than the second Business Day following the Date of Processing of such Collections. Subject to the express terms of any Supplement, but notwithstanding anything else in this Agreement to the contrary, if National City , as Servicer, remains the Servicer and (i) for so long as it maintains a certificate of deposit rating of A-1 or better by Standard & Poor's and P-1 or better by Moody's (or such other rating below A-1 or P-1, as the case may be, which is satisfactory to each Rating Agency), or (ii) National City has provided to the Trustee a letter of credit covering collection risk of the Servicer acceptable to each Rating Agency (as evidenced by a letter from each Rating Agency to the effect that the Rating Agency Condition has been satisfied), the Servicer need not make the daily deposits of Collections into the Collection Account as provided in the preceding sentence, but may make a single deposit in the Collection Account in immediately available funds not later than 12:00 noon, New York City time, on the related Transfer Date. Subject to the first proviso in Section 4.04, but notwithstanding anything else in this Agreement to the contrary, with respect to any Monthly Period, whether the Servicer is required to make deposits of Collections pursuant to the first or the second preceding sentence, (A) the Servicer will only be required to deposit Collections into the Collection Account up to the aggregate amount of Collections required to be deposited into any Series Account or, without duplication, distributed on or prior to the related Distribution Date to Investor Certificateholders or to any Series Enhancer pursuant to the terms of any Supplement or Enhancement Agreement and (B) if at any time prior to such Distribution Date the amount of Collections deposited in the Collection Account exceeds the amount required to be deposited pursuant to clause (A) above, the Servicer will be permitted to withdraw the excess from the Collection Account.

                  (b) With respect to each day during each Monthly Period, (i) Collections of Finance Charge Receivables will be allocated to the Certificateholders' Interest of a Series in an amount equal to the product of the amount of such Collections and the Floating Allocation Percentage of such Series with respect to such day, (ii) the Defaulted Amount will be allocated to the Certificateholders' Interest of a Series in an amount equal to the product of such Defaulted Amount and the Floating Allocation Percentage of such Series with respect to such day, (iii) Collections of Principal Receivables will be allocated to the Certificateholders' Interest of such Series in an amount equal to the product of the amount of such Collections and the Principal Allocation Percentage of such Series with respect to such day during such Monthly Period.

                  (c) Throughout the existence of the Trust, unless otherwise stated in any Supplement, the Servicer shall allocate to the Holders of the Seller Interest an amount equal to the product of (i) the Seller Percentage and
(ii) the aggregate amount of such Collections allocated to Principal Receivables and Finance Charge Receivables, respectively, in respect of each Monthly Period. Notwithstanding anything in this Agreement to the contrary, unless otherwise stated in any Supplement, the Servicer need not deposit this amount or any other amounts so allocated to the Seller Interest pursuant to any Supplement into the Collection Account and shall pay, or be deemed to pay, such amounts as collected to the Holders of the Seller Interest.

                  The payments to be made to the Holders of the Seller Interest pursuant to this Section 4.03(c) do not apply to deposits to the Collection Account or other amounts that do not represent Collections, including payment of the purchase price for Receivables pursuant to Section 2.06 or 10.01, proceeds from the sale, disposition or liquidation of Receivables pursuant to Section
9.02 or 12.02 or payment of the purchase price for the Certificateholders' Interest of a specific Series pursuant to the related Supplement.

                  Section 4.04. SHARED PRINCIPAL COLLECTIONS. On each Distribution Date, (a) the Servicer shall allocate Shared Principal Collections to each Principal Sharing Series, pro rata, in proportion to the Principal Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw from the Collection Account or the Special Funding Account and pay to the Holders of the Seller Interest an amount equal to the remainder, if any, of
(i) the aggregate amount for all outstanding Series of Collections of Principal Receivables that the related Supplements or this Agreement specify are to be treated as "SHARED PRINCIPAL COLLECTIONS" for such Distribution Date less (ii) the aggregate amount for all outstanding Principal Sharing Series that the related Supplements specify are "PRINCIPAL SHORTFALLS" for such Distribution Date; provided, however, that such amounts shall be paid to the Holders of the Seller Certificate only if the Seller Amount for such Distribution Date (determined after giving effect to any Principal Receivables transferred to the Trust on such date) exceeds zero; and provided further that, if, on any Distribution Date the Seller Amount is less than or equal to the Required Seller Amount, the Servicer will not distribute to the Holders of the Seller Certificate any Share Principal Collections that otherwise would be distributed to the Holders of the Seller Certificate, but shall deposit such funds in the Special Funding Account.

                  Section 4.05. EXCESS FINANCE CHARGE COLLECTIONS. On each Distribution Date, (a) the Servicer shall allocate Excess Finance Charge Collections with respect to the Series in a Group to each Series in such Group, pro rata, in proportion to the Finance Charge Shortfalls, if any, with respect to each such Series and (b) the Servicer shall withdraw (or shall instruct the Trustee to withdraw) from the Collection Account and pay to the Holders of the Seller Interest an amount equal to the remainder, if any, of (i) the aggregate amount for all outstanding Series in a Group of the amounts that the related Supplements specify are to be treated as "EXCESS FINANCE CHARGE COLLECTIONS" for such Distribution Date less (ii) the aggregate amount for all outstanding Series in such Group that the related Supplements specify are "FINANCE CHARGE SHORTFALLS" for such Distribution Date; provided, however, that the sharing of Excess Finance Charge Collections among Series in a Group will continue only until such time, if any, at which the Seller shall deliver to the Trustee an Officer's Certificate to the effect that, in the reasonable belief of the Seller, the continued sharing of Excess Finance Charge Collections among Series in any Group would have adverse regulatory implications with respect to the Seller. Following the delivery by the Seller of such an Officer's Certificate to the Trustee, there will not be any further sharing of Excess Finance Charge Collections among Series in any Group.

                  Section 4.06. ALLOCATIONS DURING FUNDING PERIOD. To the extent that the Servicer establishes an Eligible Deposit Account as a pre-funding account (the "PRE-FUNDING ACCOUNT") with respect to any Series, bearing a designation indicating that the funds deposited therein are for the benefit of such Series, during the period (the "FUNDING PERIOD"), as set forth in the related Supplement, that the Pre-Funding Account maintains a balance, the date upon which an increase in the Invested Amount of such Series in accordance with the terms of such related Supplement occurs shall be treated as an Addition Date solely for the purpose of calculating the Floating

Allocation Percentage and the Principal Allocation Percentage. Such Addition Date shall be deemed to occur on the date of each such increase and the Floating Allocation Percentage and Principal Allocation Percentage shall be calculated accordingly.

                  Section 4.07. ALLOCATION OF RECOVERIES AND INTERCHANGE.

                  (a) On or prior to each Determination Date, the Seller shall notify the Servicer of the amount of Interchange to be included as Collections of Finance Charge Receivables with respect to the preceding Monthly Period, which shall be equal to the product of (i) the amount of Interchange paid or payable to the Seller with respect to the preceding Monthly Period, and (ii) a fraction, the numerator of which is the total amount of purchases of merchandise and services (net of any returns) relating to the Accounts related to the Seller made during such Monthly Period and the denominator of which is the total amount of purchases of merchandise and services (net of any returns) relating to all MasterCard and VISA accounts owned by the Seller with respect to such Monthly Period. On each Transfer Date, the Seller shall pay to the Servicer and the Servicer shall deposit into the Collection Account, for allocation as collections of Finance Charge Receivables in the manner provided in Article IV (in immediately available funds) the amount of Interchange to be so included as Collections of Finance Charge Receivables with respect to the preceding Monthly Period.

                  (b) Until such time as the Seller notifies the Servicer that the Seller can identify the specific Recoveries which relate to Receivables, the Seller shall, on or prior to each Determination Date, notify the Servicer of the amount of Recoveries related to the Seller to be allocated to the Trust and included as Collections of Finance Charge Receivables with respect to the preceding Monthly Period, such amount to be the total amount of recoveries of charged-off accounts received by the Seller during the Monthly Period preceding such Determination Date multiplied by a fraction, the numerator of which is the amount of Receivables in the Accounts related to the Seller and the denominator of which is the total amount of receivables in all MasterCard and VISA accounts owned by the Seller, in each case, as of the close of business on the last Business Day of the Monthly Period immediately preceding such Monthly Period.

                                   ARTICLE V

                          DISTRIBUTIONS AND REPORTS TO
                               CERTIFICATEHOLDERS

                  Distributions shall be made to, and reports shall be provided to, Certificateholders as set forth in the applicable Supplement.

                                   ARTICLE VI

                                THE CERTIFICATES

                  Section 6.01. THE CERTIFICATES. The Investor Certificates of any Series or Class may be issued in bearer form ("BEARER CERTIFICATES") with attached interest coupons and any other applicable coupon (collectively, the "COUPONS") or in fully registered form ("REGISTERED CERTIFICATES") and shall be substantially in the form of the exhibits with respect thereto attached to the applicable Supplement. The Seller may elect at any time, by written notice to the Trustee, to have its interest in the Seller Interest be (i) an uncertificated interest or
(ii) evidenced by a Seller Certificate. If the Seller elects to have its interest in the Seller Interest be uncertificated, it shall deliver to the Trustee for cancellation any Seller Certificate previously issued. If the Seller elects to have its interest in the Seller Interest be evidenced by a Seller Certificate, the Seller Certificate shall be issued pursuant hereto or to or
Section 6.10, substantially in the form of Exhibit A and shall upon issue be executed and delivered by the Bank to the Trustee for authentication and redelivery as provided in Sections 2.01 and 6.02. The Investor Certificates shall, upon issue pursuant hereto or to Section 6.10, be executed and delivered by the Bank to the Trustee for authentication and redelivery as provided in Sections 2.01 and 6.02. Except as otherwise provided in Section 6.03 or in any Supplement, Bearer Certificates shall be issued in minimum denominations of $5,000 and Registered Certificates shall be issued in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof. If specified in any Supplement, the Investor Certificates of any Series or Class shall be issued upon initial issuance as a single certificate evidencing the aggregate original principal amount of such Series or Class as described in Section 6.13. The Seller Certificate shall initially be a single certificate and shall initially represent the entire Seller Interest. Each Seller Certificate shall be executed by manual or facsimile signature on behalf of the Bank by its respective Chief Executive Officer, President or any Vice President. Certificates bearing the manual or facsimile signature of an individual who was, at the time when such signature was affixed, authorized to sign on behalf of a Bank shall not be rendered invalid, notwithstanding that such individual ceased to be so authorized prior to the authentication and delivery of such Certificates or does not hold such office at the date of such Certificates. No Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by or on behalf of the Trustee by the manual signature of a duly authorized signatory, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. Bearer Certificates shall be dated the Closing Date. All Registered Certificates and the Seller Certificate shall be dated the date of their authentication.

                  Section 6.02. AUTHENTICATION OF CERTIFICATES. The Trustee shall authenticate and deliver the Investor Certificates of each Series and Class that are issued upon original issuance to or upon the order of the Bank against payment to the Bank of the purchase price therefor. The Trustee shall authenticate and deliver the Seller Certificate to the Seller simultaneously with its delivery of the Investor Certificates of the first Series to be issued hereunder. If specified in the related Supplement for any Series or Class, the Trustee shall authenticate and deliver outside the United States the Global Certificate that is issued upon original issuance thereof.

                  Section 6.03. NEW ISSUANCES.

                  (a) The Seller may from time to time direct the Trustee, on behalf of the Trust, to authenticate one or more new Series of Investor Certificates. The Investor Certificates of all outstanding Series shall be equally and ratably entitled as provided herein to the benefits of this Agreement without preference, priority or distinction, all in accordance with the terms and provisions of this Agreement and the applicable Supplement except, with respect to any Series or Class, as provided in the related Supplement.

                  (b) On or before the Closing Date relating to any new Series, the parties hereto will execute and deliver a Supplement that will specify the Principal Terms of such new Series. The terms of such Supplement may modify or amend the terms of this Agreement solely as applied to such new Series. The obligation of the Trustee to authenticate the Investor Certificates of such new Series and to execute and deliver the related Supplement is subject to the satisfaction of the following conditions:

                  (i) on or before the tenth Business Day immediately preceding the Closing Date, the Seller shall have given the Trustee, the Servicer, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement notice of such issuance and the Closing Date;

                  (ii) the Seller shall have delivered to the Trustee the related Supplement, in form satisfactory to the Trustee, executed by each party hereto other than the Trustee;

                  (iii) the Seller shall have delivered to the Trustee any related Enhancement Agreement executed by each of the parties thereto, other than the Trustee;

                  (iv) the Rating Agency Condition shall have been satisfied with respect to such issuance;

                  (v) the Seller shall have delivered to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer's Certificate, dated the Series Issuance Date, to the effect that (x) the Seller reasonably believes that such issuance will not, based on the facts known to such officer at the time of such certification, then or thereafter cause a Pay Out Event to occur with respect to any Series and (y) the other conditions set forth in this
         Section 6.03(b) have been or will be satisfied as of the dates required;

                  (vi) the Seller shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the Closing Date, with respect to such issuance;

                  (vii) the Seller Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Seller Amount, in each case as of the Closing Date and after giving effect to such issuance; and

                  (viii) the balance of the Principal Receivables in the Trust as of the end of the next preceding Monthly Period shall not be less than the Required Principal Balance as of the Series Issuance Date after giving effect to such issuance.

Upon satisfaction of the above conditions, the Trustee shall execute the Supplement and authenticate the Investor Certificates of such Series upon execution thereof by the Seller.

                  (c) The Seller may surrender the Seller Certificate to the Trustee in exchange for a newly issued Seller Certificate and one or more additional certificates (each, a "SUPPLEMENTAL CERTIFICATE"), the terms of which shall be defined in a Supplement (which Supplement shall be subject to Section 13.01(a) to the extent that it amends any of the terms of this Agreement), to be delivered to or upon the order of the Bank (or the Holder of a

Supplemental Certificate, in the case of the transfer or exchange thereof, as provided below), upon satisfaction of the following conditions:

                  (i) the Seller Amount (excluding the interest represented by any Supplemental Certificate) shall not be less than the Required Seller Amount, in each case as of the date of, and after giving effect to, such exchange;

                  (ii) the Rating Agency Condition shall have been satisfied with respect to such exchange (or transfer or exchange as provided below);

                  (iii) the Seller shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such exchange (or transfer or exchange as provided below), with respect thereto; and

                  (iv) the Seller shall have delivered to the Trustee an Officer's Certificate, dated the date of such transfer or exchange indicating that conditions (i), (ii) and (iii) above have been or will be satisfied on the dates required.

                  Any Supplemental Certificate, if applicable, may be transferred or exchanged only upon satisfaction of the conditions set forth in clauses (ii) and (iii) above.

                  (d) The Seller Certificate (or any interest therein) may be transferred to a Person which is a member of the "AFFILIATED GROUP" of which National City Corporation is the "COMMON PARENT" (as such terms are defined in Section 1504(a) of the Code) without the consent or approval of the Holders of the Investor Certificates, provided that the Rating Agency Condition shall have been satisfied with respect to such transfer and the Seller shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such transfer, with respect thereto.

                  Section 6.04. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

                  (a) The Trustee shall cause to be kept at the office or agency to be maintained in accordance with the provisions of Section 11.16 a register (the "CERTIFICATE REGISTER") in which, subject to such reasonable regulations as it may prescribe, a transfer agent and registrar (which may be the Trustee) (the "TRANSFER AGENT AND REGISTRAR") shall provide for the registration of the Registered Certificates and of transfers and exchanges of the Registered Certificates as herein provided. The Transfer Agent and Registrar shall initially be the Trustee and any co-transfer agent and co-registrar chosen by the Seller and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange shall so require, a co-transfer agent and co-registrar in Luxembourg. So long as any Investor Certificates are outstanding, the Seller shall maintain a co-transfer agent and co-registrar in New York City. Any reference in this Agreement to the Transfer Agent and Registrar shall include any co-transfer agent and co-registrar unless the context requires otherwise.

                  The Trustee may revoke such appointment and remove any Transfer Agent and Registrar if the Trustee determines in its sole discretion that such Transfer Agent and Registrar failed to perform its obligations under this Agreement in any material respect. Any Transfer Agent and Registrar shall be permitted to resign as Transfer Agent and Registrar upon 30 days notice to the Seller, the Trustee and the Servicer; provided, however, that such resignation shall not be effective and such Transfer Agent and Registrar shall continue to perform its duties as Transfer Agent and Registrar until the Trustee has appointed a successor Transfer Agent and Registrar reasonably acceptable to the Seller.

                  Subject to paragraph (c) below, upon surrender for registration of transfer of any Registered Certificate at any office or agency of the Transfer Agent and Registrar maintained for such purpose, one or more new Registered Certificates (of the same Series and Class) in authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest shall be executed, authenticated and delivered, in the name of the designated transferee or transferees.

                  At the option of a Registered Certificateholder, Registered Certificates (of the same Series and Class) may be exchanged for other Registered Certificates of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Registered Certificates to be exchanged at any such office or agency; Registered Certificates, including Registered Certificates received in exchange for Bearer Certificates, may not be exchanged for Bearer Certificates. At the option of the Holder of a Bearer Certificate, subject to applicable laws and regulations, Bearer Certificates may be exchanged for other Bearer Certificates or Registered Certificates (of the same Series and Class) of authorized denominations of like aggregate fractional undivided interests in the Certificateholders' Interest, upon surrender of the Bearer Certificates to be exchanged at an office or agency of the Transfer Agent and Registrar located outside the United States. Each Bearer Certificate surrendered pursuant to this Section shall have attached thereto all unmatured Coupons; provided that any Bearer Certificate, so surrendered after the close of business on the Record Date preceding the relevant Distribution Date after the expected final Distribution Date need not have attached the Coupon relating to such Distribution Date (in each case, as specified in the applicable Supplement).

                  Whenever any Investor Certificates are so surrendered for exchange, the Seller shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States) the Investor Certificates that the Investor Certificateholder making the exchange is entitled to receive. Every Investor Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in a form satisfactory to the Trustee or the Transfer Agent and Registrar duly executed by the Investor Certificateholder or the attorney-in-fact thereof duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange of Investor Certificates, but the Transfer Agent and Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any such transfer or exchange.

                  All Investor Certificates (together with any Coupons) surrendered for registration of transfer and exchange or for payment shall be canceled and disposed of in a manner satisfactory to the Trustee. The Trustee shall cancel and destroy any Global Certificate upon its exchange in full for Definitive Euro-Certificates and shall deliver a certificate of destruction to the Seller. Such certificate shall also state that a certificate or certificates of a Foreign Clearing

Agency to the effect referred to in Section 6.13 was received with respect to each portion of the Global Certificate exchanged for Definitive
Euro-Certificates.

                  The Seller shall execute and deliver to the Trustee Bearer Certificates and Registered Certificates in such amounts and at such times as are necessary to enable the Trustee to fulfill its responsibilities under this Agreement, each Supplement and the Certificates.

                  (b) The Transfer Agent and Registrar will maintain at its expense in each of the Borough of Manhattan, The City of New York, and, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange, Luxembourg, an office or agency where Investor Certificates may be surrendered for registration of transfer or exchange (except that Bearer Certificates may not be surrendered for exchange at any such office or agency in the United States).

                  (c) (i) Registration of transfer of Investor Certificates containing a legend substantially to the effect set forth on EXHIBIT E-1 shall be effected only if such transfer (A) is made pursuant to an effective registration statement under the Act, or is exempt from the registration requirements under the Act, and (B) is made to a Person that is not an employee benefit plan, trust or account, including an individual retirement account, that is subject to ERISA or Section 4975 of the Code or an entity whose underlying assets include plan assets of any such plan, trust or account by reason of its investment in such entity (a "BENEFIT PLAN"). In the event that registration of a transfer is to be made in reliance upon an exemption from the registration requirements under the Act, the transferor or the transferee shall deliver, at its or their expense, to the Seller, the Servicer and the Trustee, an investment letter from the transferee, substantially in the form of the investment and ERISA representation letter attached hereto as EXHIBIT E-2, and no registration of transfer shall be made until such letter is so delivered.

                  Investor Certificates issued upon registration or transfer of, or Investor Certificates issued in exchange for, Investor Certificates bearing the legend referred to above shall also bear such legend unless the Seller, the Servicer, the Trustee and the Transfer Agent and Registrar receive an Opinion of Counsel, satisfactory to each of them, to the effect that such legend may be removed.

                  Whenever an Investor Certificate containing the legend referred to above is presented to the Transfer Agent and Registrar for registration of transfer, the Transfer Agent and Registrar shall promptly seek instructions from the Servicer regarding such transfer and shall be entitled to receive instructions signed by a Servicing Officer prior to registering any such transfer. The Seller hereby agrees to indemnify severally and not jointly the Transfer Agent and Registrar and the Trustee and to hold each of them harmless against any loss, liability or expense incurred without negligence or bad faith on their part arising out of or in connection with actions taken or omitted by them in relation to any such instructions furnished pursuant to this clause (i).

                  (ii) Registration of transfer of Investor Certificates containing a legend to the effect set forth on EXHIBIT E-3 shall be effected only if such transfer is made to a Person that is not a Benefit Plan. By accepting and holding any such Investor Certificate, an Investor Certificateholder shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in a Book-Entry Certificate that contains such legend, a Certificate Owner shall be deemed to have represented and warranted that it is not a Benefit Plan.

                  (iii) If so requested by the Seller, the Trustee will make available to any prospective purchaser of Investor Certificates who so requests, a copy of a letter provided to the Trustee by or on behalf of the Seller relating to the transferability of any Series or Class to a Benefit Plan.

                  Section 6.05. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. If (a) any mutilated Certificate (together, in the case of Bearer Certificates, with all unmatured Coupons (if any) appertaining thereto) is surrendered to the Transfer Agent and Registrar, or the Transfer Agent and Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Transfer Agent and Registrar and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Seller shall execute, the Trustee shall authenticate and the Transfer Agent and Registrar shall deliver (in the case of Bearer Certificates, outside the United States), in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and aggregate fractional undivided interest. In connection with the issuance of any new Certificate under this Section, the Trustee or the Transfer Agent and Registrar may require the payment by the Certificateholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and Transfer Agent and Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  Section 6.06. PERSONS DEEMED OWNERS. The Trustee, the Paying Agent, the Transfer Agent and Registrar and any agent of any of these may (a) prior to due presentation of a Registered Certificate for registration of transfer, treat the Person in whose name any Registered Certificate is registered as the owner of such Registered Certificate for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever, and (b) treat the bearer of a Bearer Certificate or Coupon as the owner of such Bearer Certificate or Coupon for the purpose of receiving distributions pursuant to the terms of the applicable Supplement and for all other purposes whatsoever; and, in any such case, neither the Trustee, the Paying Agent, the Transfer Agent and Registrar nor any agent of any of these shall be affected by any notice to the contrary. Notwithstanding the foregoing, in determining whether the Holders of the requisite Investor Certificates have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Seller, the Servicer, any other Holders of the Seller Interest, the Trustee or any Affiliate thereof, shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Trustee actually knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith shall not be disregarded and may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Seller, the Servicer, any other Holders of the Seller Interest or any Affiliate thereof.

                  Section 6.07. APPOINTMENT OF PAYING AGENT. The Paying Agent shall make distributions to Investor Certificateholders from the Collection Account or any applicable Series Account pursuant to the provisions of the applicable Supplement and shall report the amounts of such distributions to the Trustee. Any Paying Agent shall have the revocable power to withdraw funds from the Collection Account or any applicable Series Account for the purpose of making the distributions referred to above. The Trustee may revoke such power and remove the Paying Agent if the Trustee determines in its sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement or any Supplement in any material respect. The Paying Agent shall initially be The Bank of New York and any co-paying agent chosen by the Seller and acceptable to the Trustee, including, if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such exchange so requires, a co-paying agent in Luxembourg or another western European city. Any Paying Agent shall be permitted to resign as Paying Agent upon 30 days notice to the Trustee. In the event that any Paying Agent shall resign, the Trustee shall appoint a successor to act as Paying Agent. The Trustee shall cause each successor or additional Paying Agent to execute and deliver to the Trustee an instrument in which such successor or additional Paying Agent shall agree with the Trustee that it will hold all sums, if any, held by it for payment to the Investor Certificateholders in trust for the benefit of the Investor Certificateholders entitled thereto until such sums shall be paid to such Investor Certificateholders. The Paying Agent shall return all unclaimed funds to the Trustee and upon removal shall also return all funds in its possession to the Trustee. The provisions of Sections 11.01, 11.02, 11.03 and 11.05 shall apply to the Trustee also in its role as Paying Agent, for so long as the Trustee shall act as Paying Agent. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

                  Section 6.08. ACCESS TO LIST OF REGISTERED CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Trustee will furnish or cause to be furnished by the Transfer Agent and Registrar to the Servicer or the Paying Agent, within five Business Days after receipt by the Trustee of a request therefor, a list in such form as the Servicer or the Paying Agent may reasonably require, of the names and addresses of the Registered Certificateholders. If any Holder or group of Holders of Investor Certificates of any Series or all outstanding Series, as the case may be, evidencing not less than 10% of the aggregate unpaid principal amount of such Series or all outstanding Series, as applicable (the "APPLICANTS"), apply to the Trustee, and such application states that the Applicants desire to communicate with other Investor Certificateholders with respect to their rights under this Agreement or any Supplement or under the Investor Certificates and is accompanied by a copy of the communication that such Applicants propose to transmit, then the Trustee, after having been adequately indemnified by such Applicants for its costs and expenses shall afford or shall cause the Transfer agent and Registrar to afford such Applicants access during normal business hours to the most recent list of Registered Certificateholders of such Series or all outstanding Series, as applicable, held by the Trustee, within five Business Days after the receipt of such application. Such list shall be as of a date no more than 45 days prior to the date of receipt of such Applicants' request.

                  Every Registered Certificateholder, by receiving and holding a Registered Certificate, agrees with the Trustee that neither the Trustee, the Transfer Agent and Registrar, nor any of their respective agents, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Registered Certificateholders hereunder, regardless of the sources from which such information was derived.

                  Section 6.09. AUTHENTICATING AGENT.

                  (a) The Trustee may appoint one or more authenticating agents with respect to the Certificates which shall be authorized to act on behalf of the Trustee in authenticating the Certificates in connection with the issuance, delivery, registration of transfer, exchange or repayment of the Certificates. Whenever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an authenticating agent and certificate of authentication executed on behalf of the Trustee by an authenticating agent. Each authenticating agent must be acceptable to the Seller and the Servicer.

                  (b) Any institution succeeding to the corporate agency business of an authenticating agent shall continue to be an authenticating agent without the execution or filing of any power or any further act on the part of the Trustee or such authenticating agent. An authenticating agent may at any time resign by giving notice of resignation to the Trustee and to the Seller. The Trustee may at any time terminate the agency of an authenticating agent by giving notice of termination to such authenticating agent and to the Seller. Upon receiving such a notice of resignation or upon such a termination, or in case at any time an authenticating agent shall cease to be acceptable to the Trustee or the Seller, the Trustee promptly may appoint a successor authenticating agent. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an authenticating agent. No successor authenticating agent shall be appointed unless such successor is acceptable to the Trustee and the Seller. The Seller agree to pay to each authenticating agent from time to time reasonable compensation for its services under this Section. The provisions of Sections 11.01, 11.02 and 11.03 shall be applicable to any authenticating agent.

                  (c) Pursuant to an appointment made under this Section, the Certificates may have endorsed thereon, in lieu of the Trustee's certificate of authentication, an alternate certificate of authentication in substantially the following form:

                  This is one of the Certificates described in the Pooling and Servicing Agreement.

                                                ------------------------------

                                                ------------------------------
                                                as Authenticating Agent
                                                    for the Trustee,




                                                By:
                                                   ---------------------------
                                                   Authorized Officer

                  Section 6.10. BOOK-ENTRY CERTIFICATES. Unless otherwise specified in the related Supplement for any Series or Class, the Investor Certificates, upon original issuance, shall be issued in the form of one or more typewritten Investor Certificates representing the Book-Entry Certificates, to be delivered to the Clearing Agency, by, or on behalf of, the Seller. The Investor



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

Certificates shall initially be registered on the Certificate Register in the name of the Clearing Agency or its nominee, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Investor Certificates, except as provided in Section 6.12. Unless and until definitive, fully registered Investor Certificates ("DEFINITIVE CERTIFICATES") have been issued to the applicable Certificate Owners pursuant to
Section 6.12 or as otherwise specified in any such Supplement:

                  (a) the provisions of this Section shall be in full force and effect;

                  (b) the Seller, the Servicer and the Trustee may deal with the Clearing Agency and the Clearing Agency Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Certificate Owners;

                  (c) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control; and

                  (d) the rights of the respective Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency or the Clearing Agency Participants. Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.12, the Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the related Investor Certificates to such Clearing Agency Participants.

                  For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Investor Certificateholders evidencing a specified percentage of the aggregate unpaid principal amount of Investor Certificates, such direction or consent may be given by Certificate Owners (acting through the Clearing Agency and the Clearing Agency Participants) owning Investor Certificates evidencing the requisite percentage of principal amount of Investor Certificates.

                  Section 6.11. NOTICES TO CLEARING AGENCY. Whenever any notice or other communication is required to be given to Investor Certificateholders of any Series or Class with respect to which Book-Entry Certificates have been issued, unless and until Definitive Certificate shall have been issued to the related Certificate Owners, the Trustee shall give all such notices and communications to the applicable Clearing Agency.

                  Section 6.12. DEFINITIVE CERTIFICATES. If Book-Entry Certificates have been issued with respect to any Series or Class and (a) the Seller advises the Trustee that the Clearing Agency is no longer willing or able to discharge properly its responsibilities under the Depository Agreement with respect to such Series or Class and the Trustee or the Seller is unable to locate a qualified successor, (b) the Seller, at its option, advises the Trustee that it elects to terminate the book-entry system with respect to such Series or Class through the Clearing Agency or (c) after the occurrence of a Servicer Default, Certificate Owners of such Series or Class evidencing not less than 50% of the aggregate unpaid principal amount of such Series or Class advise the Trustee and the Clearing Agency through the Clearing Agency Participants that the continuation of a book-entry system with respect to the Investor Certificates of such Series or Class through the Clearing Agency is no longer in the best interests of the Certificate Owners with respect to such Certificates, then the Trustee shall notify all Certificate Owners of such Certificates, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of any such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Bank shall execute and the Trustee shall authenticate and deliver such Definitive Certificates. Neither the Seller nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of such Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of such Definitive Certificates as Investor Certificateholders hereunder.

                  Section 6.13. GLOBAL CERTIFICATE. If specified in the related Supplement for any Series or Class, the Investor Certificates for such Series or Class will initially be issued in the form of a single temporary global Certificate (the "GLOBAL CERTIFICATE") in bearer form, without interest coupons, in the denomination of the aggregate principal amount of such Series or Class and substantially in the form set forth in the exhibit with respect thereto attached to the related Supplement. The Global Certificate will be executed by the Bank and authenticated by the Trustee upon the same conditions, in substantially the same manner and with the same effect as the Definitive Certificates. The Global Certificate may be exchanged for Bearer or Registered Certificates in definitive form (the "DEFINITIVE EURO-CERTIFICATES") pursuant to the terms of any applicable Supplement.

                  Section 6.14. MEETINGS OF CERTIFICATEHOLDERS. To the extent provided by the related Supplement for any Series or Class issued in whole or in part as Bearer Certificates, the Servicer or the Trustee may at any time call a meeting of the Investor Certificateholders of such Series or Class, to be held at such time and at such place as the Servicer or the Trustee, as the case may be, shall determine, for the purpose of approving a modification of or amendment to, or obtaining a waiver of, any covenant or condition set forth in this Agreement with respect to such Series or Class or in the Investor Certificates of such Series or Class, subject to Section 13.05 of the Agreement.

                  Section 6.15. UNCERTIFICATED CLASSES. Notwithstanding anything to the contrary contained in this Article VI or in Article XI, unless otherwise specified in any Supplement, any provisions contained in this Article VI and in
Article XI relating to the registration, form, execution, authentication, delivery, presentation, cancellation and surrender of Certificates shall not be applicable to any uncertificated Certificates.




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

                                  ARTICLE VII

                      OTHER MATTERS RELATING TO THE SELLER

                  Section 7.01. LIABILITY OF THE SELLER. The Seller shall be liable in all respects for the obligations, covenants, representations and warranties of the Seller arising under or related to this Agreement or any Supplement. The Seller shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as a Seller.

                  Section 7.02. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SELLER.

                  (a) The Seller shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless:

                  (i) (A) the entity formed by such consolidation or into which the Seller is merged or the Person that acquires by conveyance or transfer the properties and assets of the Seller substantially as an entirety shall be, if the Seller is not the surviving entity, a corporation organized and existing under the law of the United States or any state or the District of Columbia, or shall be a national banking association, a state chartered bank, a savings and loan association, a federal savings bank or other entity that is not eligible to be a debtor under Title 11 of the United States Code and, if the Seller is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Seller hereunder, including its obligations under Section 7.04; and (B) the Seller has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or creditors of national banking associations, from time to time, in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

                  (ii) the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance or transfer, unless such transaction results in the Seller being a person that is or would have been an Affiliate of the predecessor Seller; and

                  (iii) the Seller shall have delivered to the Trustee and each Rating Agency a Tax Opinion, dated the date of such consolidation, merger, conveyance or transfer, with respect thereto.

                  (b) The obligations of Seller hereunder shall not be assignable, nor shall any Person succeed to the obligations of the Seller hereunder, except in each case in accordance with (i) the provisions of the foregoing paragraph, (ii) Section 7.05, (iii) Section 2.12 or (iv)



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

conveyances, mergers, consolidations, assumptions, sales or transfers to other entities (A) for which the Seller delivers a Officer's Certificate to the Trustee indicating that the Seller reasonably believes that such action will not adversely affect in any material respect the interests of any Investor Certificateholder, (B) which meet the requirements of clause (iii) of the preceding paragraph and (C) for which such purchaser, transferee, pledgee or entity shall expressly assume, in an agreement supplemental hereto, executed and delivered to the Trustee in writing in form satisfactory to the Trustee, the performance of every covenant and obligation of the Seller thereby conveyed.

                  Section 7.03. LIMITATIONS ON LIABILITY OF THE SELLER. Subject to Sections 7.01 and 7.04, neither the Seller, nor any of the directors, officers, employees or agents of the Seller acting in such capacities shall be under any liability to the Trust, the Trustee, the Certificateholders, any Series Enhancer or any other Person for any action taken or for refraining from the taking of any action in good faith in their capacities as a Seller pursuant to this Agreement; provided, however, that this provision shall not protect the Seller or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller and any director, officer, employee or agent of the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Seller) respecting any matters arising hereunder.

                  Section 7.04. LIABILITIES. So long as Series 1995-1 is outstanding, notwithstanding any provisions of this Agreement (including Sections 7.03, 8.03, 8.04 and 11.11), the Seller and each holder of the Seller Interest agree to be liable, directly to the injured party, for the entire amount of any losses, claims, damages or liabilities (other than those incurred by an Investor Certificateholder in the capacity of an investor in the Investor Certificates) arising out of or based on each of the arrangement created by this Agreement and the actions of the Servicer taken pursuant hereto (to the extent Trust Assets remaining after the Investor Certificateholders and Series Enhancers have been paid in full are insufficient to pay any such losses, claims, damages or liabilities) as though this Agreement created a partnership under the New York Uniform Partnership Act in which the Seller and such holders were general partners. In the event of the appointment of a Successor Servicer, the Successor Servicer will (from its own assets and not from the assets of the Trust) indemnify and hold harmless the Seller and such holders against and from any losses, claims, damages and liabilities of the Seller and such holders as described in this Section arising from the actions or omissions of such Successor Servicer.

                  Section 7.05. ASSUMPTION OF THE SELLER'S OBLIGATIONS. Notwithstanding the provisions of Section 7.02, the Seller may assign, convey and transfer its consumer revolving credit card accounts and the receivables arising thereunder, which may include all, but not less than all, of the Accounts and the Seller's remaining interest in the Receivables arising thereunder, its interest in the Participation Interests and its Seller Interest (collectively, the "ASSIGNED ASSETS"), together with all servicing functions and other obligations under this Agreement or relating to the transactions contemplated hereby (collectively, the "ASSUMED OBLIGATIONS"), to another entity (the "ASSUMING ENTITY"), which may be an entity that is not affiliated with the Seller, and the Seller may assign, convey and transfer the Assigned Assets and the Assumed Obligations to the Assuming Entity, without the consent or approval of the Holders of the Certificates, upon satisfaction of the following conditions:

                  (a) the Assuming Entity, the Seller and the Trustee shall have entered into an assumption agreement (the "ASSUMPTION AGREEMENT") providing for the Assuming Entity to assume the Assumed Obligations, including the obligation under this Agreement to transfer the Receivables arising under the Accounts to the Trust, and the substitutions of the Assuming Entity for purposes of Sections 7.04,
         9.01 and 9.02 hereof, and the Seller shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such transfer and assumption comply with this Section, that such Assumption Agreement is a valid and binding obligation of such Assuming Entity enforceable against such Assuming Entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, receivership, conservatorship or other similar laws affecting creditors' rights generally or creditors of national banking associations, from time to time, in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

                  (b) each Series Enhancer, if any, shall have consented to such transfer and assumption;

                  (c) the Seller or the Assuming Entity shall have delivered to the Trustee copies of UCC-1 financing statements covering such Accounts to perfect the Trust's interest in the Receivables arising herein;

                  (d) the Seller shall have received written notice that the Rating Agency Condition has been satisfied with respect to such transfer and assumption and shall have delivered copies of each such written notice to the Servicer and the Trustee;

                  (e) the Trustee shall have received an Opinion of Counsel with respect to clause (c) above and as to certain other matters specified in EXHIBIT H-2; and

                  (f) the Trustee shall have received a Tax Opinion.

                  Upon any such transfer to and assumption by an Assuming Entity, the Seller shall surrender the Seller Certificate, if applicable, to the Transfer Agent and Registrar for registration of transfer and the Transfer Agent and Registrar shall issue a new Seller Certificate in the name of the Assuming Entity and any non-assigning Seller. Notwithstanding such assumption, the assigning Seller shall continue to be liable for all representations and warranties and covenants made by it and all obligations performed or to be performed by it in its capacity as Seller prior to such transfer.

                  Notwithstanding the provisions of this Section 7.05 to the contrary, the Seller may transfer, from time to time, Assigned Assets to any other Seller upon the satisfaction of subsections (a) and (c), above. The Seller shall promptly provide notice to each Rating Agency indicating the occurrence of any such transfer.

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                                  ARTICLE VIII

                     OTHER MATTERS RELATING TO THE SERVICER

                  Section 8.01. LIABILITY OF THE SERVICER. The Servicer shall be liable under this Article only to the extent of the obligations specifically undertaken by the Servicer in its capacity as Servicer.

                  Section 8.02. MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SERVICER. The Servicer shall not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

                  (a) (i) the entity formed by such consolidation or into which the Servicer is merged or the Person that acquires by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be, if the Servicer is not the surviving entity, a corporation organized and existing under the laws of the United States or any state or the District of Columbia, or shall be a national banking association, a state chartered bank, a savings and loan association, a federal savings bank or other entity that is not eligible to be a debtor under Title 11 of the United States Code, and, if the Servicer is not the surviving entity, such corporation shall expressly assume, by an agreement supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the performance of every covenant and obligation of the Servicer hereunder; and

                  (ii) the Servicer has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and such supplemental agreement comply with this Section, that such supplemental agreement is a valid and binding obligation of such surviving entity enforceable against such surviving entity in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or of creditors of national banking associations, from time to time, in effect and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with;

                  (b) the Rating Agency Condition shall have been satisfied with respect to such assignment and succession, unless such transaction results in the Seller being a person that is or would have been an Affiliate of the predecessor Seller; and

                  (c) the entity formed by such consolidation or into which the Servicer is merged or the Person that acquired by conveyance or transfer the properties and assets of the Servicer substantially as an entirety shall be an Eligible Servicer.

                  Section 8.03. LIMITATION ON LIABILITY OF THE SERVICER AND OTHERS. Except as provided in Sections 8.04 and 11.05, neither the Servicer nor any of the directors, officers, employees or agents of the Servicer in its capacity as Servicer shall be under any liability to the Trust, the Trustee, the Certificateholders, any Series Enhancers or any other person for any action taken or for refraining from the taking of any action in good faith in its capacity as

Servicer pursuant to this Agreement; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Servicer and any director, officer, employee or agent of the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Servicer) respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties as Servicer in accordance with this Agreement and that, in its reasonable judgment, may involve it in any expense or liability. The Servicer may, in its sole discretion, undertake any such legal action that it may deem necessary or desirable for the benefit of the Certificateholders with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder.

                  Section 8.04. SERVICER INDEMNIFICATION OF THE TRUST AND THE TRUSTEE. The Servicer shall indemnify and hold harmless the Trust and the Trustee and its officers, directors, employees and agents, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts or omissions of the Servicer with respect to the Trust pursuant to this Agreement, including any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee if such acts, omissions or alleged acts or omissions constitute or are caused by fraud, negligence, or willful misconduct by the Trustee; provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of the Investor Certificateholders; provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners as to any losses, claims or damages incurred by any of them in their capacities as investors, including without limitation, losses incurred as a result of Defaulted Receivables; and provided further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the Certificate Owners for any liabilities, costs or expenses of the Trust, the Investor Certificateholders or the Certificate Owners arising under any tax law, including without limitation, any federal, state, local or foreign income or franchise taxes or any other tax imposed on or measured by income (or any interest or penalties with respect thereto or arising from a failure to comply therewith) required to be paid by the Trust, the Investor Certificateholders or the Certificate Owners in connection herewith to any taxing authority. Indemnification pursuant to this Section shall not be payable from the Trust Assets. The provisions of this indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the Seller shall indemnify the Trustee and each reference to "Servicer" in this Section
8.04 shall, solely for the purpose of indemnifying the Trustee and its officers, directors, employees and agents, be deemed to refer to the Seller.

                  Section 8.05. THE SERVICER NOT TO RESIGN. The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under Requirements of Law (other than the charter and by-laws of the Servicer) and (ii) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder permissible under such Requirements of Law. Any determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No resignation shall become effective until the Trustee or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section
10.02. If within 120 days of the date of the determination that the Servicer may no longer act as Servicer, and if the Trustee is unable to appoint a Successor Servicer, the Trustee shall serve as Successor Servicer. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of MasterCard and VISA credit card accounts as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency and each Series Enhancer entitled thereto under the terms of the applicable Supplement upon the appointment of a Successor Servicer.

                  Section 8.06. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE RECEIVABLES. The Servicer shall provide to the Trustee access to the documentation regarding the Accounts and the Receivables in such cases where the Trustee is required in connection with the enforcement of the rights of Certificateholders or by applicable statutes or regulations to review such documentation, such access being afforded without charge but only (a) upon reasonable request, (b) during normal business hours, (c) subject to the Servicer's normal security and confidentiality procedures and (d) at reasonably accessible offices in the continental United States designated by the Servicer. Nothing in this Section shall derogate from the obligation of the Seller, the Trustee and the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

                  Section 8.07. DELEGATION OF DUTIES. In the ordinary course of business, the Servicer may at any time delegate any and all duties hereunder to any Person who agrees to conduct such duties in accordance with the Credit Card Guidelines and this Agreement; provided, however, in the case of significant delegation to a Person other than (i) any Affiliate of the Seller, (ii) First Data Corporation or (iii) a depository institution for purposes of establishing a "lock-box" account (a "LOCKBOX INSTITUTION"), (a) at least 30 days prior written notice shall be given to the Trustee, each Rating Agency and each Series Enhancer entitled thereto pursuant to the relevant Supplement, of such delegation and (b) at or prior to the end of such 30-day period the Servicer shall not have received a notice in writing from a Rating Agency that such delegation will result in the lowering or withdrawal of its then existing rating of the Investor Certificates of any Series. Any such delegation shall not relieve the Servicer of its liability and responsibility with respect to such duties, and shall not constitute a resignation within the meaning of Section
8.05 hereof.

                  Section 8.08. EXAMINATION OF RECORDS. The Seller and the Servicer shall clearly and unambiguously indicate in their computer files or other records that the Receivables arising in the Accounts have been conveyed to the Trustee, on behalf of the Trust, pursuant to this Agreement for the benefit of the Certificateholders. The Seller and the Servicer shall, prior to the sale or transfer to a third party of any receivable held in its custody, examine its computer and other records to determine that such receivable is not a Receivable.



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                                   ARTICLE IX

                                 PAY OUT EVENTS

                  Section 9.01. PAY OUT EVENTS. If any one of the following events (each, a "PAY OUT EVENT") shall occur with respect to any Series:

                  (a) the Seller (including any Sellers designated pursuant to Section 2.12) or any other Holder of the Seller Interest shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Seller or the Holder or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Seller or such Holder; or the Seller (including any Sellers designated pursuant to Section 2.12) or other Holder of the Seller Interest shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations (any such event, an "INSOLVENCY EVENT");

                  (b) the Trust shall become an "investment company" within the meaning of the Investment Company Act; or

                  (c) a Transfer Restriction Event shall occur;

                  then, in the case of any such event, a Pay Out Event shall occur with respect to such Series without any notice or other action on the part of the Trustee or the Investor Certificateholders, immediately upon the occurrence of such event.

                  Section 9.02. ADDITIONAL RIGHTS UPON THE OCCURRENCE OF CERTAIN EVENTS.

                  (a) So long as Series 1995-1 is outstanding, if an Insolvency Event occurs, the Seller shall, on the day any such Insolvency Event occurs (the "APPOINTMENT DATE"), immediately cease to transfer Principal Receivables to the Trust and shall promptly give notice to the Trustee thereof. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables, and Finance Charge Receivables whenever created, accrued in respect of such Principal Receivables, shall continue to be a part of the Trust. Upon the Appointment Date the Trust shall dissolve and terminate, subject to the liquidation, winding up and dissolution procedures described below. Within 15 days of the Appointment Date, the Trustee shall (i) publish a notice in an Authorized Newspaper that an Insolvency Event has occurred and that the Trustee intends to sell, dispose of or otherwise liquidate the Receivables on commercially reasonable terms and in a commercially reasonably manner and (ii) give notice to Investor Certificateholders and each Series Enhancer or other Person entitled thereto pursuant to the relevant Supplement describing the provisions of this Section and requesting instructions from such Holders. Unless the Trustee shall have received instructions, within 90 days from the date notice pursuant to clause (i) above is first



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published, from (A) Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of each Series or, with respect to any Series with two or more Classes, of each Class; (B) to the extent provided in the relevant Supplement, the Series Enhancer with respect to such Series; and
(C) the Seller, Holder of a Supplemental Certificate or Holder of any other interest in the Seller Interest not causing such Insolvency Event (including any permitted assignee or successor under Section 7.02), to the effect that such Persons disapprove of the liquidation of the Receivables and wish to continue having Principal Receivables transferred to the Trust as before such Insolvency Event and to reconstitute the Trust pursuant to the terms of this Agreement, the Trustee shall promptly sell, dispose of or otherwise liquidate the Receivables in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. The Trustee may obtain a prior determination from any such conservator, receiver or liquidator that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable. The provisions of Sections 9.01 and 9.02 shall not be deemed to be mutually exclusive.

                  (b) Once Series 1995-1 is no longer outstanding, if an Insolvency Event occurs with respect to the Seller, the Seller shall on the date of such Insolvency Event promptly give notice to the Trustee thereof and shall immediately cease to transfer Principal Receivables to the Trust. Notwithstanding any cessation of the transfer to the Trust of additional Principal Receivables, Principal Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and Collections in respect of such Principal Receivables and Finance Charge Receivables, whenever created, accrued in respect of such Principal Receivables and Finance Charge Receivables, whenever created, accrued in respect to such Principal Receivables shall continue to be a part of the Trust, and shall continue to be allocated and paid in accordance with Article IV.

                  (c) The proceeds from the sale, disposition or liquidation of the Receivables and any Participation Interests pursuant to paragraph (a) ("INSOLVENCY PROCEEDS") shall be immediately deposited in the Collection Account. Insolvency Proceeds shall be allocated to Finance Charge Receivables and Principal Receivables in the same proportion such Receivables bore to one another on the prior Determination Date, although the Trustee shall determine conclusively the amount of the Insolvency Proceeds that are deemed to be Finance Charge Receivables and Principal Receivables. The Insolvency Proceeds shall be allocated and distributed to Investor Certificateholders in accordance with
Article IV and the terms of each Supplement.

                                   ARTICLE X

                                SERVICER DEFAULTS

                  Section 10.01. SERVICER DEFAULTS. If any one of the following events (a "SERVICER DEFAULT") shall occur and be continuing:

                  (a) any failure by the Servicer to make any payment, transfer or deposit or to give instructions or notice to the Trustee pursuant to the terms of this Agreement or any Supplement on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be, under the terms of this Agreement or any Supplement;

                  (b) any failure on the part of the Servicer to duly observe or perform in any material respect any other covenants or agreements of the Servicer set forth in this Agreement or any Supplement which failure has a material adverse effect on the interests hereunder of the Investor Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such failure relates); or the Servicer shall delegate its duties under this Agreement, except as permitted by Sections 8.02 and 8.07, a Responsible Officer of the Trustee has actual knowledge of such delegation and such delegation continues unremedied for 15 days after the date on which written notice thereof, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates;

                  (c) any representation, warranty or certification made by the Servicer in this Agreement or any Supplement or in any certificate delivered pursuant to this Agreement or any Supplement shall prove to have been incorrect when made, which has a material adverse effect on the rights of the Investor Certificateholders of any Series or Class (which determination shall be made without regard to whether funds are then available pursuant to any Series Enhancement) and which continues to be incorrect in any material respect for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such representation, warranty or certification that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Series to which such representation, warranty or certification relates); or

                  (d) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property, or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make any assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

then, in the event of any Servicer Default, so long as the Servicer Default shall not have been remedied, either the Trustee or the Holders of Investor Certificates evidencing more than 50% of



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

the aggregate unpaid principal amount of all Investor Certificates, by notice given to the Servicer (and to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement if given by the Investor Certificateholders) (a "TERMINATION NOTICE"), may terminate all but not less than all the rights and obligations of the Servicer as Servicer under this Agreement and in and to the Receivables and the proceeds thereof; provided, however, if within 60 days of receipt of a Termination Notice the Trustee does not receive any bids from Eligible Servicers in accordance with Section 10.02(c) to act as a Successor Servicer and receives an Officer's Certificate of the Servicer to the effect that the Servicer cannot in good faith cure the Servicer Default that gave rise to the Termination Notice, the Trustee shall offer to the Seller the right at its option to purchase the Certificateholders' Interest on the Distribution Date occurring in the next calendar month. The purchase price for the Certificateholders' Interest shall be equal to the sum of the amounts specified therefor with respect to each outstanding Series in the related Supplement. The Seller shall notify the Trustee prior to the Record Date for the related Distribution Date of the purchase if it exercises such option. If it exercises such option, the Seller shall (x) deliver to the Trustee an Opinion of Counsel (which must be an independent outside counsel) to the effect that, in reliance on certain certificates to the effect that the Receivables constitute fair value for consideration paid therefor and as to the solvency of the Seller, the purchase would not be considered a fraudulent conveyance and (y) deposit the purchase price into the Collection Account not later than 12:00 noon, New York City time, on such Distribution Date in immediately available funds. The purchase price shall be allocated and distributed to Investor Certificateholders in accordance with Article IV and the terms of each Supplement.

                  After receipt by the Servicer of such Termination Notice, and on the date that a Successor Servicer shall have been appointed by the Trustee pursuant to Section 10.02, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Successor Servicer; and, without limitation, the Trustee is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Servicer agrees to cooperate with the Trustee and the Successor Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including without limitation, the transfer to the Successor Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including without limitation, all authority over all Collections that: (1) shall on the date of transfer, be held by the Servicer for deposit, (2) have been deposited by the Servicer, in the Collection Account, or
(3) shall thereafter be received with respect to the Receivables, and in assisting the Successor Servicer and in enforcing all rights to Insurance Proceeds. The Servicer shall promptly transfer its electronic records relating to the Receivables to the Successor Servicer in such electronic form as the Successor Servicer may reasonably request and shall promptly transfer to the Successor Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Successor Servicer shall reasonably request. To the extent that compliance with this Section 10.01 shall require the Servicer to disclose to the Successor Servicer information of any kind that the Servicer reasonably deems to be confidential, the Successor Servicer shall be required to enter into such customary licensing and confidentiality agreements as the Servicer shall deem necessary to protect its interests.



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

                  Notwithstanding the foregoing, any delay in or failure of performance under Section 10.01(a) for a period of five Business Days or under
Section 10.01(b) or (c) for a period of 60 days (in addition to any period provided in Section 10.01(a), (b) or (c)) shall not constitute a Servicer Default until the expiration of such additional five Business Days or 60 days, respectively, if such delay or failure could not be prevented by the exercise of reasonable diligence by the Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Servicer from the obligation to use its best efforts to perform its obligations in a timely manner in accordance with the terms of this Agreement and any Supplement and the Servicer shall provide the Trustee, each Rating Agency, any Series Enhancer entitled thereto pursuant to the relevant Supplement, the Holders of the Seller Interest and the Investor Certificateholders with an Officer's Certificate giving prompt notice of such failure or delay by it, together with a description of its efforts to so perform its obligations.

                  Section 10.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

                  (a) On and after the receipt by the Servicer of a Termination Notice pursuant to Section 10.01, the Servicer shall continue to perform all servicing functions under this Agreement until the date specified in the Termination Notice or otherwise specified by the Trustee or until a date mutually agreed upon by the Servicer and Trustee. The Trustee shall promptly as possible after the giving of a Termination Notice appoint an Eligible Servicer as a successor servicer (the "SUCCESSOR SERVICER"), and such Successor Servicer shall accept its appointment by a written assumption in a form acceptable to the Trustee. In the event that a Successor Servicer has not been appointed or has not accepted its appointment at the time when the Servicer ceases to act as Servicer, the Trustee without further action shall automatically be appointed the Successor Servicer. The Trustee may delegate any of its servicing obligations to an Affiliate of the Trustee or agent in accordance with Section 3.01(b) and 8.07. Notwithstanding the foregoing, the Trustee shall, if it is legally unable so to act, petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business includes the servicing of MasterCard or VISA credit card receivables as the Successor Servicer hereunder. The Trustee shall give prompt notice to each Rating Agency and each Series Enhancer entitled thereto pursuant to the applicable Supplement upon the appointment of a Successor Servicer.

                  (b) Upon its appointment, the Successor Servicer shall be the successor in all respects to the Servicer with respect to servicing functions under this Agreement and shall be subject to all the responsibilities, duties and liabilities (except for liabilities arising during the period of time when the prior Servicer was performing and acting as Servicer) relating thereto placed on the Servicer by the terms and provisions hereof, and all references in this Agreement to the Servicer shall be deemed to refer to the Successor Servicer.

                  (c) In connection with any Termination Notice, the Trustee will review any bids that it obtains from Eligible Servicers and shall be permitted to appoint any Eligible Servicer submitting such a bid as a Successor Servicer for servicing compensation not in excess of the aggregate Servicing Fees for all Series; provided, however, that the Holders of the Seller Interest shall be responsible for payment of the portion of such aggregate Servicing Fees allocable to the Holders of the Seller Interest and that no such monthly compensation paid out of



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

Collections shall be in excess of such aggregate Servicing Fees. Each of the Holders of the Seller Interest agrees that, if National City (or any Successor Servicer) is terminated as Servicer hereunder, the portion of the Collections in respect of Finance Charge Receivables that the Holders of the Seller Interest is entitled to receive pursuant to this Agreement or any Supplement shall be reduced by an amount sufficient to pay the Holders of the Seller Interest share (determined by reference to the Supplements with respect to any outstanding Series) of the compensation of the Successor Servicer.

                  (d) All authority and power granted to the Successor Servicer under this Agreement shall automatically cease and terminate upon termination of the Trust pursuant to Section 12.01 and shall pass to and be vested in the Seller and, without limitation, the Seller is hereby authorized and empowered to execute and deliver, on behalf of the Successor Servicer, as attorney-in-fact or otherwise, all documents and other instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such transfer of servicing rights. The Successor Servicer agrees to cooperate with the Seller in effecting the termination of the responsibilities and rights of the Successor Servicer to conduct servicing on the Receivables. The Successor Servicer shall transfer its electronic records relating to the Receivables to the Seller in such electronic form as the Seller may reasonably request and shall transfer all other records, correspondence and documents to the Seller in the manner and at such times as the Seller shall reasonably request. To the extent that compliance with this Section 10.02 shall require the Successor Servicer to disclose to the Seller information of any kind which the Successor Servicer deems to be confidential, the Seller shall be required to enter into such customary licensing and confidentiality agreements as the Successor Servicer shall deem necessary to protect its interests.

                  Section 10.03. NOTIFICATION TO CERTIFICATEHOLDERS. Within two Business Days after the Servicer becomes aware of any Servicer Default, the Servicer shall give notice thereof to the Trustee, each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement and the Trustee shall give notice to the Investor Certificateholders. Upon any termination or appointment of a Successor Servicer pursuant to this Article, the Trustee shall give prompt notice thereof to the Investor Certificateholders.

                                   ARTICLE XI

                                   THE TRUSTEE

                  Section 11.01. DUTIES OF TRUSTEE.

                  (a) The Trustee, prior to the occurrence of a Servicer Default and after the curing of all Servicer Defaults which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are



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specifically required to be furnished pursuant to any provision of this
Agreement, shall examine them to determine whether they conform to the requirements of this Agreement, but shall not be required to determine the accuracy of any information, calculations or conclusions stated therein. The Trustee shall give prompt written notice to the Certificateholders (or, in the case of Bearer Certificates, notice by publication in the manner set forth in
Section 13.05(b) of the Agreement) of any material lack of conformity of any such instrument to the applicable requirements of this Agreement discovered by the Trustee that would entitle a specified percentage of the Certificateholders to take any action pursuant to this Agreement.

                  (c) Subject to Section 11.01(a), no provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; provided, however, that:

                  (i) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                  (ii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action relates) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; and

                  (iii) the Trustee shall not be charged with knowledge of any failure by the Servicer referred to in clauses (a) and (b) of Section
         10.01 unless a Responsible Officer of the Trustee obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Servicer, any Holders of Investor Certificates evidencing not less than 10% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such failure that does not relate to all Series, 10% of the aggregate unpaid principal amount of all Investor Certificates of all Series to which such failure relates, or the Series Enhancers for all Series to which such failure relates).

                  (d) The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers hereunder or thereunder, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicer in accordance with the terms of this Agreement.

                  (e) Except for actions expressly authorized by this Agreement, the Trustee shall take no action reasonably likely to (i) impair the interests of the Trust in any Receivable



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now existing or hereafter created or (ii) impair the value of any Receivable now existing or hereafter created.

                  (f) The Trustee shall have no power to vary the corpus of the Trust, except as expressly provided in this Agreement.

                  (g) In the event that the Paying Agent or the Transfer Agent and Registrar shall fail to perform any obligation, duty or agreement in the manner or on the day required to be performed by the Paying Agent or the Transfer Agent and Registrar, as the case may be, under this Agreement, the Trustee shall be obligated as soon as possible upon knowledge of a Responsible Officer thereof and receipt of appropriate records, if any, to perform such obligation, duty or agreement in the manner so required.

                  (h) If the Seller has agreed to transfer any of its receivables (other than the Receivables) to another Person, upon the written request of the Seller, the Trustee will enter into such intercreditor agreements with the transferee of such receivables as are customary and necessary to separately identify the rights of the Trust and such other Person in the Seller's receivables; provided that the Trustee shall not be required to enter into any intercreditor agreement that could adversely affect the interests of the Certificateholders and, upon the request of the Trustee, the Seller will deliver an Opinion of Counsel on any matters relating to such intercreditor agreement, reasonably requested by the Trustee.

                  Section 11.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 11.01:

                  (a) the Trustee may rely on and shall be protected in acting on, or in refraining from acting in accord with, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented to it pursuant to this Agreement by the proper party or parties;

                  (b) the Trustee may select and consult with counsel, and any advice of such counsel, or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                  (c) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement or any Enhancement Agreement, or to institute, conduct or defend any litigation hereunder or thereunder or in relation to this Agreement or any Enhancement Agreement, at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement or any Enhancement Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligations, upon the occurrence of any Servicer Default (which has not been cured) to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in its exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                  (d) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                  (e) the Trustee shall not be bound to make any investigation into the facts of matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Investor Certificates evidencing more than 25% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such matters that do not relate to all Series, 25% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such matters relate);

                  (f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian, and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent, attorney or custodian appointed with due care by it hereunder;

                  (g) except as may be required by subsection 11.01(a) hereof, the Trustee shall not be required to make any initial or periodic examination of any documents or records related to the Receivables or the Accounts for the purpose of establishing the presence or absence of defects, the compliance by the Seller with its representations and warranties or for any other purpose; and

                  (h) whenever in the administration of this Agreement, the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                  (i) no implied covenants or obligations shall be read into this Agreement against the Trustee;

                  (j) except with respect to any Enhancement Invested Amount, the Trustee shall not be deemed to be a fiduciary for the Enhancement Provider, if any, in its capacity as such, and the Trustee's sole responsibility with respect to the Enhancement Provider in its capacity as such shall be to perform those duties with respect to the Enhancement Provider as are specifically set forth in the Agreement and no implied covenants shall be read into the Agreement against the Trustee with respect to the Enhancement Provider; and

                  (k) the Trustee shall have no duty (i) to see to any recording, filing or depositing of the Agreement or any agreement referred to therein or any financing statement or continuation statement evidencing a security interest in the Receivables or the Accounts, or to see to the maintenance of any such recording, filing or depositing or any rerecording, refiling or redepositing of any thereof or (ii) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to the Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

                  Section 11.03. TRUSTEE NOT LIABLE FOR RECITALS IN CERTIFICATES. The Trustee assumes no responsibility for the correctness of the recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates). Except as set forth in Section 11.15, the Trustee makes no representations as to (i) the validity or sufficiency of this Agreement or any Supplement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Receivable or related document
(ii) the validity of any transfer of assignment of any Receivable to the Trust,
(iii) the validity of any grant of a security interest to the Trust in any Receivable, (iv) the perfection of any security interest (whether as of the date hereof or at any future time) in any Receivable, (v) the maintenance of or the taking of any action to maintain such perfection, (vi) the performance or enforcement of any Receivable, (vii) the compliance by the Seller or the Servicer with any covenant or representation, or (viii) the correctness of any warranty or representation of the Seller or Servicer made hereunder or in any related document or the accuracy of any such warranty or representation. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller or the Holders of the Seller Interest in respect of the Receivables or deposited in or withdrawn from the Collection Account, any Series Accounts or any other accounts hereafter established to effectuate the transactions contemplated by this Agreement and in accordance with the terms of this Agreement.

                  Section 11.04. TRUSTEE MAY OWN CERTIFICATES. Subject to
Section 6.06, the Trustee in its individual or any other capacity may become the owner or pledgee of Investor Certificates with the same rights as it would have if it were not the Trustee.

                  Section 11.05. THE SERVICER TO PAY TRUSTEE'S FEES AND EXPENSES. Except to the extent the Trustee is the Servicer, the Servicer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, such compensation as shall be agreed upon between the Seller and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and the Servicer will pay or reimburse the Trustee (without reimbursement from the Collection Account or otherwise) upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement or any Enhancement Agreement (including the reasonable fees and expenses of its agents, any co-trustee and counsel) except any such expense, disbursement or advance as may arise from its own negligence or bad faith and except as provided in the following sentence. If the Trustee is appointed Successor Servicer pursuant to Section 10.02, the Seller shall pay the expenses, disbursements and advances made or incurred by the Trustee in its capacity as Successor Servicer.

                  The obligations of the Servicer and the Seller under Section
8.04 and this Section 11.05 shall survive the termination of the Trust and the resignation or removal of the Trustee.

                  Section 11.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall at all times be a bank, trust company or a corporation organized and doing business under the



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laws of the United States or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and maintain any credit or deposit rating required by any Rating Agency (as of the date hereof Baa3 for Moody's). If such bank or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 11.06, the combined capital and surplus of such bank or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this
Section 11.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.07.

                  Section 11.07. RESIGNATION OR REMOVAL OF TRUSTEE.

                  (a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Servicer. Upon receiving such notice of resignation, the Seller shall promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 11.06 and shall fail to resign after written request therefor by the Servicer or the Seller, or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, in which event the Servicer shall remove the Trustee and promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

                  (c) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 11.07 shall not become effective until acceptance of appointment by the successor trustee as provided in Section 11.08 and any liability of the Trustee arising hereunder shall survive such appointment of a successor trustee.

                  Section 11.08. SUCCESSOR TRUSTEE.

                  (a) Any successor trustee appointed as provided in Section
11.07 shall execute, acknowledge and deliver to the Seller, to the Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee herein. The predecessor Trustee shall deliver to the successor trustee all documents and statements held by it hereunder, and the Seller and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and




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certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

                  (b) No successor trustee shall accept appointment as provided in this Section 11.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 11.06.

                  (c) Upon acceptance of appointment by a successor trustee as provided in this Section, such successor trustee shall provide notice of such succession hereunder to all Investor Certificateholders and the Servicer shall provide such notice to each Rating Agency and any Series Enhancer entitled thereto pursuant to the relevant Supplement.

                  Section 11.09. MERGER OR CONSOLIDATION OF TRUSTEE. Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; PROVIDED that, anything to the contrary notwithstanding, such corporation shall be eligible under the provisions of Section 11.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, except for the notification by the Servicer to the Rating Agencies of such merger or consolidation.

                  Section 11.10. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

                  (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Trustee shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 11.10, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable; provided, however, that the Trustee shall exercise due care in the appointment of any co-trustee. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 11.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under
Section 11.08.

                  (b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                  (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act) except to the extent that under any laws of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction)



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         shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

                  (ii) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

                  (iii) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article XI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer.

                  (d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  Section 11.11. TAX RETURNS. In the event the Trust shall be required to file tax returns, the Servicer shall prepare or shall cause to be prepared any tax returns required to be filed by the Trust and shall remit such returns to the Trustee for signature at least five days before such returns are due to be filed; the Trustee shall promptly sign such returns and deliver such returns after signature to the Servicer and such returns shall be filed by the Servicer. The Servicer in accordance with the terms of each Supplement shall also prepare or shall cause to be prepared all tax information required by law to be distributed to Investor Certificateholders. The Trustee upon request, will furnish the Servicer with all such information known to the Trustee as may be reasonably required in connection with the preparation of all tax returns of the Trust. In no event shall the Trustee or the Servicer (except as provided in Section 8.04) be liable for any liabilities, costs or expenses of the Trust or the Investor Certificateholders arising under any tax law, including without limitation federal, state, local or foreign income or excise taxes or any other tax imposed or measured by income (or any interest or penalty with respect thereto or arising from a failure to comply therewith).

                  Section 11.12. TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF CERTIFICATES. All rights of action and claims under this Agreement or the Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the



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Trustee, its agents and counsel, be for the ratable benefit of the
Certificateholders in respect of which such judgment has been obtained.

                  Section 11.13. SUITS FOR ENFORCEMENT.

                  (a) If a Servicer Default shall occur and be continuing, the Trustee, in its discretion may, subject to the provisions of Sections 10.01 and 11.14, proceed to protect and enforce its rights and the rights of the Certificateholders under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or the Certificateholders.

                  (b) If the FDIC or any equivalent governmental agency or instrumentality or any designee of any of them shall have been appointed as receiver, conservator, assignee, trustee in bankruptcy or reorganization, liquidator, sequestrator or custodian with respect to the Seller (the "RECEIVER"), the Trustee shall, irrespective of whether the principal of any Series or Class of Investor Certificates shall then be due and payable:

                  (i) unless prohibited by applicable law or regulation or unless under FIRREA the receiver is required to participate in the process as a defendant or otherwise, promptly take or cause to be taken any and all necessary or advisable commercially reasonable action as a secured creditor on behalf of the Certificateholders to recover, repossess, collect or liquidate the Receivables or any other Trust Assets on a "self-help" basis or otherwise and exercise any rights or remedies of a secured party under the applicable UCC and take any other appropriate action to protect and enforce the rights and remedies of the Trustee and the Certificateholders;

                  (ii) promptly, and in any case within any applicable claims bar period specified under FIRREA or otherwise, file and prove a claim or claims under FIRREA or otherwise, by filing proofs of claim, protective proofs of claim or otherwise, for the whole amount of unpaid principal and interest in respect of the Investor Certificates and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Certificateholders allowed in any judicial, administrative, corporate or other proceedings relating to the Seller, its creditors or its property, including any actions relating to the preservation of deficiency claims or for the protection against loss of any claim in the event the Trustee's or the Certificateholders' status as secured creditors are successfully challenged; and

                  (iii) collect and receive any monies or other property payable or deliverable on any such claims and distribute all amounts with respect to the claims of the Certificateholders to the Certificateholders.

                  (c) Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Certificateholder any plan of reorganization, arrangement, adjustment or composition affecting the Investor Certificates or the



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rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Certificateholder in any such proceeding.

                  Section 11.14. RIGHTS OF CERTIFICATEHOLDERS TO DIRECT TRUSTEE. Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any remedy, trust or power that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such remedy, trust or power relates) shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee relating to such proceeding; provided, however, that, subject to Section 11.01, the Trustee shall have the right to decline to follow any such direction if the Trustee being advised by counsel determines that the action so directed may not lawfully be taken, or if the Trustee in good faith shall, by a Responsible Officer or Responsible Officers of the Trustee, determine that the proceedings so directed would be illegal or involve it in personal liability or be unduly prejudicial to the rights of Certificateholders not parties to such direction; and provided further, that nothing in this Agreement shall impair the right of the Trustee to take any action deemed proper by the Trustee and that is not inconsistent with such direction.

                  Section 11.15. REPRESENTATIONS AND WARRANTIES OF TRUSTEE. The Trustee represents and warrants as of each Closing Date that:

                  (a) the Trustee is a banking corporation organized, existing and in good standing under the laws of the State of New York;

                  (b) the Trustee has full power, authority and right to execute, deliver and perform this Agreement and each Supplement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and each Supplement; and

                  (c) this Agreement and each Supplement has been duly executed and delivered by the Trustee.

                  Section 11.16. MAINTENANCE OF OFFICE OR AGENCY. The Trustee will maintain at its expense an office or agency (the "CORPORATE TRUST OFFICE") where notices and demands to or upon the Trustee in respect of the Certificates and this Agreement may be served (a) in the Borough of Manhattan, The City of New York, in the case of Registered Certificates and Holders thereof, and (b) in such other locations as may be provided in the related Supplement. The Corporate Trust Office shall initially be located at 101 Barclay Street, New York, New York 10286. The Trustee will give prompt notice to the Servicer and to Investor Certificateholders of any change in the location of the Certificate Register or any such office or agency.

                  Section 11.17. CONFIDENTIALITY. Information provided by the Seller to the Trustee related to the transaction effected hereunder, including all information related to the Obligors with respect to the Receivables, and any computer software provided to the Trustee in connection with the transaction effected hereunder or under any Supplement, in each case whether in the form of documents, reports, lists, tapes, discs or any other form, shall be "CONFIDENTIAL INFORMATION." The Trustee and its agents, representatives or employees shall at all times maintain the confidentiality of all Confidential Information and shall not, without the prior



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written consent of the Seller, disclose to third parties (including
Certificateholders) or use such information, in any manner whatsoever, in whole or in part, except as expressly permitted under this Agreement or under any Supplement or as required to fulfill an obligation of the Trustee under this Agreement or under any Supplement, in which case such Confidential Information shall be revealed only to the extent expressly permitted or only to the Trustee's agents, representatives and employees who need to know such Confidential Information to the extent required for the purpose of fulfilling an obligation of the Trustee under this Agreement or under any Supplement. Notwithstanding the above, Confidential Information may be disclosed to the extent required by law or legal process, provided that the Trustee gives prompt written notice to the Seller of the nature and scope of such disclosure.

                                 ARTICLE XII

                                 TERMINATION

                  Section 12.01. TERMINATION OF TRUST. The Trust and the respective obligations and responsibilities of the Seller, the Servicer and the Trustee created hereby (other than the obligation of the Trustee to make payments to Investor Certificateholders as hereinafter set forth) shall terminate, except with respect to the duties described in Sections 7.04, 8.04 and 12.02(b), upon the earlier of (i) June 1, 2025 (ii) the day following the Distribution Date on which the Invested Amount and Enhancement Invested Amount for each Series is zero (provided that the Seller have delivered a written notice to the Trustee electing to terminate the Trust) and (iii) the time provided in Section 9.02; provided, however, that in no event shall the Trust created by this Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador to the Court of St. James, living on the date of this Agreement.

                  Section 12.02. FINAL DISTRIBUTION.

                  (a) The Servicer shall give the Trustee at least 30 days prior notice of the Distribution Date on which the Investor Certificateholders of any Series or Class may surrender their Investor Certificates for payment of the final distribution on and cancellation of such Investor Certificates (or, in the event of a final distribution resulting from the application of Section 2.06,
9.02 or 10.01, notice of such Distribution Date promptly after the Servicer has determined that a final distribution will occur, if such determination is made less than 30 days prior to such Distribution Date). Such notice shall be accompanied by an Officer's Certificate setting forth the information specified in Section 3.05 covering the period during the then current calendar year through the date of such notice. Not later than the fifth day of the month in which the final distribution in respect of such Series or Class is payable to Investor Certificateholders, the Trustee shall provide notice to Investor Certificateholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Investor Certificates of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Investor Certificates at the office or offices therein specified (which, in the case of Bearer Certificates, shall be outside the United States). The Trustee shall give such notice to the Transfer Agent and Registrar and the Paying Agent at the time such notice is given to Investor Certificateholders.



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

                  (b) Notwithstanding a final distribution to the Investor Certificateholders of any Series or Class (or the termination of the Trust), except as otherwise provided in this paragraph, all funds then on deposit in the Collection Account, the Special Funding Account and any Series Account allocated to such Investor Certificateholders shall continue to be held in trust for the benefit of such Investor Certificateholders and the Paying Agent or the Trustee shall pay such funds to such Investor Certificateholders upon surrender of their Investor Certificates (and any excess shall be paid in accordance with the terms of any relevant Enhancement Agreement). In the event that all such Investor Certificateholders shall not surrender their Investor Certificates for cancellation within six months after the date specified in the notice from the Trustee described in paragraph (a), the Trustee shall give a second notice to the remaining such Investor Certificateholders to surrender their Investor Certificates for cancellation and receive the final distribution with respect thereto (which surrender and payment, in the case of Bearer Certificates, shall be outside the United States). If within one year after the second notice all such Investor Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Investor Certificateholders concerning surrender of their Investor Certificates, and the cost thereof shall be paid out of the funds in the Collection Account or any Series Account held for the benefit of such Investor Certificateholders. The Trustee and the Paying Agent shall pay to the Seller any monies held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Seller, Investor Certificateholders entitled to the money must look to the Seller for payment as general creditors unless an applicable abandoned property law designates another Person.

                  (c) In the event that the Invested Amount with respect to any Series is greater than zero on its Series Termination Date or such earlier date as is specified in the related Supplement (after giving effect to deposits and distributions otherwise to be made on such date), the Trustee will sell or cause to be sold on such Series Termination Date, in accordance with the procedures and subject to the conditions described in such Supplement, Principal Receivables and the related Finance Charge Receivables (or interests therein) in an amount equal to the Invested Amount with respect to such Series on such date (after giving effect to such deposits and distributions; provided, however, that in no event shall such amount exceed such Series' allocable share of Receivables on such Series Termination Date). The proceeds from any such sale shall be allocated and distributed in accordance with the terms of the applicable Supplement.

                  Section 12.03. SELLER'S TERMINATION RIGHTS. Upon the termination of the Trust pursuant to Section 12.01 and the surrender of the Seller Certificate, if applicable, and any Supplemental Certificate, the Trustee shall sell, assign and convey to the Seller or its designee, without recourse, representation or warranty, all right, title and interest of the Trust in the Receivables, whether then existing or thereafter created, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof, except for amounts held by the Trustee pursuant to Section 12.02(b). The Trustee shall execute and deliver such instruments of transfer and assignment, in each case without recourse, as shall be reasonably requested by the Seller to vest in the Seller or its designee all right, title and interest which the Trust had in the Receivables and such other related assets.

                  Section 12.04. DEFEASANCE. Notwithstanding anything to the contrary in this Agreement or any Supplement:



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

                  (a) The Seller may at its option be discharged from its obligations hereunder with respect to any Series or all outstanding Series (the "DEFEASED SERIES") on the date the applicable conditions set forth in Section 12.04(c) are satisfied ("DEFEASANCE"); provided, however, that the following rights, obligations, powers, duties and immunities shall survive with respect to the Defeased Series until otherwise terminated or discharged hereunder: (i) the rights of Holders of Investor Certificates of the Defeased Series to receive, solely from the trust fund provided for in Section 12.04(c), payments in respect of principal of and interest on such Investor Certificates when such payments are due; (ii) such Seller's obligations with respect to such Certificates under Sections 6.04 and 6.05; (iii) the rights, powers, trusts, duties and immunities of the Trustee, the Paying Agent and the Transfer Agent and Registrar hereunder; and (iv) this Section 12.04

                  (b) Subject to Section 12.04(c), such Seller at its option may cause Collections allocated to the Defeased Series and available to purchase additional Receivables to be applied to purchase Eligible Investments rather than additional Receivables.

                  (c) The following shall be the conditions to Defeasance under
         Section 12.04(a): (i) the Seller irrevocably shall have deposited or caused to be deposited with the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust for making the payments described below, (A) dollars in an amount, or (B) Eligible Investments that, through the scheduled payment of principal and interest in respect thereof, will provide, not later than the due date of payment thereon, money in an amount, or (C) a combination thereof, in each case sufficient to pay and discharge, and, which shall be applied by the Trustee to pay and discharge, all remaining scheduled interest and principal payments on all outstanding Investor Certificates of the Defeased Series on the dates scheduled for such payments in this Agreement and the applicable Supplements and all amounts owing to the Series Enhancers with respect to the Defeased Series; (ii) prior to its first exercise of its right pursuant to this Section 12.04 with respect to a Defeased Series to substitute money or Eligible Investments for Receivables, the Seller shall have delivered to the Trustee a Tax Opinion with respect to such deposit and termination of obligations and an Opinion of Counsel to the effect that such deposit and termination of obligations will not result in the Trust being required to register as an "investment company" within the meaning of the Investment Company Act; (iii) the Seller shall have delivered to the Trustee and each Series Enhancer entitled thereto pursuant to the relevant Supplement an Officer's Certificate of the Seller stating that the Seller reasonably believes that such deposit and termination of obligations will not, based on the facts known to such officer at the time of such certification, then cause a Pay Out Event or any event that, with the giving of notice or the lapse of time, would constitute a Pay Out Event to occur with respect to any Series; and (iv) the Rating Agency Condition has been satisfied.



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                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

                  Section 13.01. AMENDMENT; WAIVER OF PAST DEFAULTS.

                  (a) This Agreement or any Supplement may be amended from time to time (including in connection with (i) the issuance of a Supplemental Certificate, (ii) the addition of a Participation Interest to the Trust, (iii) the assumption by another entity, in accordance with the provisions of this Agreement, of the Seller's obligations hereunder, or (iv) the provision of additional Series Enhancement for the benefit of Certificateholders of any Series) by the Servicer, the Seller and the Trustee without the consent of any of the Certificateholders, provided that (A) the Seller shall have delivered to the Trustee an Officer's Certificate to the effect that the Seller reasonably believes that such action shall not adversely affect in any material respect the interests of any Investor Certificateholder and (B) the Rating Agency Condition shall have been satisfied with respect to any such amendment. The designation of additional Sellers pursuant to Section 2.12 shall be subject to this Section
13.01 only to the extent that the supplement to this Agreement providing for such designation amends any of the terms of this Agreement.

                  (b) This Agreement or any Supplement may also be amended, once Series 1995-1 is no longer outstanding, by the Seller, the Servicer and the Trustee, without the consent of the Certificateholders of any Series to add, modify or eliminate any provisions necessary or advisable in order to enable the Trust or any portion of the Trust to (i) qualify as, and to permit an election to be made for the Trust to be treated as, a "financial asset securitization investment trust" under the Code and (ii) avoid the imposition of state or local income or franchise taxes on the Trust's property or its income, provided that
(A) the Seller shall have delivered to the Trustee an Officer's Certificate to the effect that the Seller reasonably believes that such action shall not adversely affect in any material respect the interests of any Investor Certificateholder, (B) the Rating Agency Condition shall have been satisfied with respect to any such amendment and (C) the amendment must not affect the rights, duties or obligations of the Trustee under this Agreement.

                  (c) This Agreement or any Supplement may also be amended from time to time by the Servicer, the Seller and the Trustee, with the consent of the Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of all adversely affected Series, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or any Supplement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment shall (i) reduce in any manner the amount of or delay the timing of any distributions to be made to Investor Certificateholders or deposits of amounts to be so distributed or the amount available under any Series Enhancement without the consent of each affected Certificateholder (provided that any amendment of the terms of a Pay Out Event shall not be deemed to be within the scope of this clause (i)), (ii) change the definition of or the manner of calculating the interest of any Investor Certificateholder without the consent of each affected Investor Certificateholder, (iii) reduce the aforesaid percentage required to consent to any such amendment without the consent of each Investor Certificateholder or (iv) adversely affect the rating of any Series or Class by each Rating Agency without the consent of the Holders of Investor Certificates of such Series or Class evidencing not less than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of such Series or Class. Any amendment to be effected pursuant to this paragraph shall be deemed to adversely affect all outstanding Series, other than any Series with respect to which such action shall not, as evidenced by an Opinion of Counsel for the Seller, addressed and delivered to the Trustee, adversely affect in any material respect the interests of any Investor Certificateholder of such Series. The Trustee may, but shall not be obligated to, enter into any such amendment that affects the Trustee's rights, duties or immunities under this Agreement or otherwise.

                  (d) Promptly after the execution of any such amendment or consent (other than an amendment pursuant to paragraph (a) or (b)), the Trustee shall furnish notification of the substance of such amendment to each Investor Certificateholder, and the Servicer shall furnish notification of the substance of such amendment to each Rating Agency and each Series Enhancer entitled thereto pursuant to the relevant Supplement.

                  (e) It shall not be necessary for the consent of Investor Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Investor Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

                  (f) Any Supplement executed in accordance with the provisions of Section 6.03 shall not be considered an amendment to this Agreement for the purposes of this Section.

                  (g) The Holders of Investor Certificates evidencing more than 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series, or, with respect to any Series with two or more Classes, of each Class (or, with respect to any default that does not relate to all Series, 66-2/3% of the aggregate unpaid principal amount of the Investor Certificates of each Series to which such default relates or, with respect to any such Series with two or more Classes, of each Class) may, on behalf of all Certificateholders, waive any default by the Seller or the Servicer in the performance of its obligations hereunder and its consequences, except the failure to make any distributions required to be made to Investor Certificateholders or to make any required deposits of any amounts to be so distributed. Upon any such waiver of a past default, such default shall cease to exist, and any default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                  Section 13.02. PROTECTION OF RIGHT, TITLE AND INTEREST TO
TRUST.

                  (a) The Servicer shall cause this Agreement, all amendments and supplements hereto and all financing statements and continuation statements and any other necessary documents covering the Certificateholders' and the Trustee's right, title and interest to the Trust to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Certificateholders and the Trustee hereunder to all property comprising the Trust. The Servicer shall deliver to the Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing. The Seller shall cooperate fully with the Servicer in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

                  (b) Within 30 days after the Seller makes any change in its name, identity or corporate structure that would make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the meaning of Section 9-402(7) (or any comparable provision) of the UCC, the Seller shall give the Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof.

                  (c) The Seller and the Servicer will give the Trustee prompt notice of any relocation of any office from which it services Receivables or keeps records concerning the Receivables or of its principal executive office and whether, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall file such financing statements or amendments as may be necessary to perfect or to continue the perfection of the Trust's security interest in the Receivables and the proceeds thereof. The Seller and the Servicer will at all times maintain each office from which it services Receivables and its principal executive offices within the United States.

                  (d) The Servicer will deliver to the Trustee and any Series Enhancer entitled thereto pursuant to the relevant Supplement: (i) upon the execution and delivery of each amendment of this Agreement or any Supplement, an Opinion of Counsel to the effect specified in EXHIBIT H-1; (ii) on each Addition Date on which any Additional Accounts are to be designated as Accounts pursuant to Section 2.08(a) or (b) an Opinion of Counsel substantially in the form of EXHIBIT H-2, and on each Addition Date on which any Participation Interests are to be included in the Trust pursuant to Section 2.08(a) or (b), an Opinion of Counsel covering the same substantive legal issues addressed by EXHIBIT H-2 but conformed to the extent appropriate to relate to Participation Interests; and
(iii) on or before March 31 of each year, beginning with March 31, 1996, an Opinion of Counsel substantially in the form of EXHIBIT H-2.

                  Section 13.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor shall such death or incapacity entitle such Certificateholders' legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Investor Certificateholder shall have any right to vote (except as expressly provided in this Agreement) or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Investor Certificateholders from time to time as partners or members of an association, nor shall any Investor Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Investor Certificateholder shall have any right by virtue of any provisions of this Agreement to institute any suit, action or preceding in equity or at law upon or under or with respect to this Agreement, unless such Investor Certificateholder previously shall have made, and unless the Holders of Investor Certificates evidencing more than 50% of the aggregate unpaid principal amount of all Investor Certificates (or, with respect to any such action, suit or proceeding that does not relate to all Series, 50% of the aggregate unpaid principal amount of the Investor Certificates of all Series to which such action, suit or proceeding relates) shall have made, a request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after such request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Investor Certificateholder with every other Investor Certificateholder and the Trustee, that no one or more Investor Certificateholders shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Investor Certificates, or to obtain or seek to obtain priority over or preference to any other such Investor Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Investor Certificateholders except as otherwise expressly provided in this Agreement. For the protection and enforcement of the provisions of this Section, each and every Investor Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  Section 13.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 13.05. NOTICES, PAYMENTS.

                  (a) All demands, notices, instructions, directions and communications (collectively, "NOTICES") under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by registered mail, return receipt requested, or sent by facsimile transmission:

                           (i)      in the case of the Seller to:

                                    National City Bank
                                    1900 E. 9th Street
                                    Cleveland, Ohio 44114
                                    Attention: Investment Funding
                                    Facsimile No.: 216-348-0714

                           (ii)     in the case of the Servicer to:

                                    National City Card Services
                                    1 National City Parkway

                                    Kalamazoo, Michigan 49009
                                    Attention: Card Finance Department
                                    Facsimile No.: 616-376-7971

                           (iii)    in the case of the Trustee, to:

                                    The Bank of New York
                                    101 Barclay Street
                                    21st Floor
                                    New York, New York  10286
                                    Attention: Corporate Trust Department
                                    Facsimile No.: 212-815-5544

                           (iv)     in the case of Moody's, to:

                                    99 Church Street
                                    New York, New York 10007,
                                    Attention: ABS Monitoring Department,
                                    4th Floor
                                    Facsimile No.: 212-553-4600

                           (v)      in the case of Standard & Poor's, to:

                                    55 Water Street, 41st Floor
                                    New York, New York 10041,
                                    Attention: Asset Backed Group
                                    Facsimile No.: 212-438-2646

                           (vi) in the case of the Paying Agent or the Transfer Agent and Registrar, to:

                                    The Bank of New York
                                    101 Barclay Street
                                    New York, New York  10286
                                    Attention: Corporate Trust Department
                                    Facsimile No.: 212-815-5544

                           (vii) to any other Person as specified in any
                  Supplement; or, as to each party, at such other address or facsimile number as shall be designated by such party in a written notice to each other party.

                  (b) Any Notice required or permitted to be given to a Holder of Registered Certificates shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. No Notice shall be required to be mailed to a Holder of Bearer Certificates or Coupons but shall be given as provided below. Any Notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Investor Certificateholder receives such Notice. In addition, (i) if and so long as any Series or Class is listed on the Luxembourg Stock Exchange and such Exchange shall so require, any Notice to Investor Certificateholders shall be published in an Authorized Newspaper of general circulation in Luxembourg within the time period prescribed in this Agreement and (ii) in the case of any Series or Class with respect to which any Bearer Certificates are outstanding, any Notice required or permitted to be given to Investor Certificateholders of such Series or Class shall be published in an Authorized Newspaper within the time period prescribed in this Agreement.

                  Section 13.06. RULE 144A INFORMATION. For so long as any of the Investor Certificates of any Series or Class are "restricted securities" within the meaning of Rule 144(a)(3) under the Act, the Seller, the Trustee, the Servicer and any Series Enhancer agree to cooperate with each other to provide to any Investor Certificateholders of such Series or Class and to any prospective purchaser of Certificates designated by such Investor Certificateholder, upon the request of such Investor Certificateholder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act.

                  Section 13.07. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such provisions shall be deemed severable from the remaining provisions of this Agreement and shall in no way affect the validity or enforceability of the remaining provisions or of the Certificates or the rights of the Certificateholders.

                  Section 13.08. ASSIGNMENT. Notwithstanding anything to the contrary contained herein, except as provided in Article VIII, this Agreement may not be assigned by the Servicer without the prior consent of Holders of Investor Certificates evidencing not less than 66-2/3% of the aggregate unpaid principal amount of all outstanding Investor Certificates.

                  Section 13.09. CERTIFICATES NONASSESSABLE AND FULLY PAID. It is the intention of the parties to this Agreement that the Certificateholders shall not be personally liable for obligations of the Trust, that the interests in the Trust represented by the Certificates shall be nonassessable for any losses or expenses of the Trust or for any reason whatsoever and that Certificates upon authentication thereof by the Trustee pursuant to Section 6.02 are and shall be deemed fully paid.

                  Section 13.10. FURTHER ASSURANCES. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trustee more fully to effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the UCC of any applicable jurisdiction.

                  Section 13.11. NONPETITION COVENANT. Notwithstanding any prior termination of this Agreement, the Servicer, the Trustee, the Seller, each Series Enhancer and each Holder of a Supplemental Certificate shall not, prior to the date that is one year and one day after the termination of this Agreement with respect to the Trust, acquiesce, petition, invoke (or otherwise join any other Person in such action) or cause the Trust to invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Trust under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Trust or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Trust.

                  Section 13.12. NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of the Trustee or the Certificateholders, any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided under this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  Section 13.13. COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  Section 13.14. THIRD-PARTY BENEFICIARIES. This Agreement will inure to the benefit of and be binding upon the parties hereto, the Certificateholders, any Series Enhancer (to the extent provided in this Agreement and the related Supplement) and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement (including Section 7.04 hereof), no other Person will have any right or obligation hereunder.

                  Section 13.15. ACTIONS BY CERTIFICATEHOLDERS.

                  (a) Wherever in this Agreement a provision is made that an action may be taken or a Notice given by Certificateholders, such action or Notice may be taken or given by any Certificateholder, unless such provision requires a specific percentage of Certificateholders.

                  (b) Any Notice, request, authorization, direction, consent, waiver or other act by the Holder of a Certificate shall bind such Holder and every subsequent Holder of such Certificate and of any Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  Section 13.15. MERGER AND INTEGRATION. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived or supplemented except as provided herein.

                  Section 13.16. HEADINGS. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

                  IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Pooling and Servicing Agreement, as amended and restated, to be duly executed by their respective officers as of the day and year first above written.

                                      NATIONAL CITY BANK,
                                       as Seller and Servicer

                                       By:   /s/ ROBERT B. CROWL
                                             -----------------------------
                                             Name:    Robert B. Crowl
                                             Title:   Vice President

                                       THE BANK OF NEW YORK,
                                        as Trustee

                                       By:   /s/ CRAIG R. PHILDIUS
                                             -----------------------------
                                             Name:    Craig R. Phildius
                                             Title:   Assistant Treasurer

                                                                       EXHIBIT A
                                                                      ----------

                           FORM OF SELLER CERTIFICATE
                           --------------------------

                  THIS SELLER CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NEITHER THIS SELLER CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS.

                  THIS SELLER CERTIFICATE IS NOT PERMITTED TO BE TRANSFERRED, ASSIGNED, EXCHANGED OR OTHERWISE PLEDGED OR CONVEYED EXCEPT IN COMPLIANCE WITH THE TERMS OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

NO. R-1                                                                 ONE UNIT

                     NATIONAL CITY CREDIT CARD MASTER TRUST
                               SELLER CERTIFICATE

                     THIS CERTIFICATE REPRESENTS AN INTEREST
                            IN CERTAIN ASSETS OF THE
                     NATIONAL CITY CREDIT CARD MASTER TRUST

                  Evidencing an interest in a trust, the corpus of which consists primarily of receivables generated from time to time in the ordinary course of business in a portfolio of revolving credit card accounts owned by National City Bank (the "SELLER").

                 (Not an interest in or obligation of the Seller
                            or any affiliate thereof)

                  This certifies that National City Bank is the registered owner of a fractional interest in the assets of a trust (the "TRUST") not allocated to the Certificateholders' Interest or the interest of any Holder of a Supplemental Certificate pursuant to the Pooling and Servicing Agreement, dated June 1, 1995, as amended and restated as of July 1, 2000 (the "AGREEMENT"), among National City Bank, as Seller and as Servicer (the "Servicer") and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as trustee (the "TRUSTEE"). The corpus of the Trust consists of (i) a portfolio of all receivables (the "RECEIVABLES") existing in the revolving credit card accounts identified under this Agreement from time to time (the "ACCOUNTS"), (ii) all Receivables generated under the Accounts from time to time thereafter, (iii) funds collected or to be collected from accountholders in respect of the Receivables, (iv) all monies, securities, investments and other property which are from time to time on deposit in the Collection Account, Special Funding Account and in the Series Accounts,

(v) the benefits of any Series Enhancements issued and to be issued by Series Enhancers with respect to one or more Series of Investor Certificates and (vi) all other assets and interests constituting the Trust. Although a summary of certain provisions of the Agreement is set forth below, this Certificate does not purport to summarize the Agreement and reference is made to the Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee. A copy of the Agreement may be requested from the Trustee by writing to the Trustee at 101 Barclay Street, New York, New York 10286. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to them in the Agreement.

                  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended and supplemented from time to time, each Holder of this Certificate by virtue of the acceptance hereof assents and is bound.

                  The Receivables consist of (i) Principal Receivables which arise generally from the purchase of merchandise and services and amounts advanced to cardholders as cash advances and (ii) Finance Charge Receivables which arise generally from Periodic Finance Charges, Late Fees and other fees and charges with respect to the Accounts.

                  This Certificate is the Seller Certificate, which represents the Seller's interest in certain assets of the Trust, including the right to receive a portion of the Collections and other amounts at the times and in the amounts specified in the Agreement. The aggregate interest represented by the Seller Certificate at any time in the Receivables in the Trust shall not exceed the Seller Interest at such time. In addition to the Seller Certificate, (i) Investor Certificates will be issued to investors pursuant to the Agreement, which will represent the Certificateholders' Interest, and (ii) Supplemental Certificates may be issued pursuant to the Agreement, which will represent that portion of the Seller Interest not allocated to the Holders of the Seller Certificate. This Seller Certificate shall not represent any interest in the Collection Account, the Special Funding Account or the Series Accounts, except as expressly provided in the Agreement, or any Series Enhancements.

                  The Seller has entered into the Agreement, and this Certificate is issued, with the intention that, except to the extent specified in a Supplement with respect to a particular Series, for federal, state and local income and franchise tax purposes, (i) the Investor Certificates will qualify as debt secured by the Receivables and (ii) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. The Seller, by entering into the Agreement, and the Holders of the Seller Interest, by acceptance of this Seller Certificate, agree to treat the Investor Certificates for federal, state and local income and franchise tax purposes as debt.

                  Subject to certain conditions and exceptions specified in the Agreement, the obligations created by the Agreement and the Trust created thereby shall terminate upon the earlier of (i) June 1, 2025, (ii) the day following the Distribution Date on which the Invested Amount and Enhancement Invested Amount for each Series is zero (provided the Seller has delivered a written notice to the Trustee electing to terminate the Trust) and (iii) the time provided in Section 9.02(b) of the Agreement.

                  Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                  THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Holders of the Seller Interest have caused this Certificate to be duly executed.

                                            NATIONAL CITY BANK,
                                             as Seller and Servicer

                                             By:
                                                 -----------------------------
                                                 Name:
                                                 Title:







Dated:  ________ __, 2000

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION
                     ---------------------------------------

          This is the Seller Certificate referred to in the Agreement.

                                                THE BANK OF NEW YORK,
                                                 as Trustee

                                                By:
                                                   -----------------------------
                                                        Authorized Signatory

Dated: ________ __, 2000

                                                                       EXHIBIT B
                                                                       ---------

                        FORM OF ASSIGNMENT OF RECEIVABLES
                             IN ADDITIONAL ACCOUNTS
                             ----------------------

                         (AS REQUIRED BY SECTION 2.08 OF
                      THE POOLING AND SERVICING AGREEMENT)

                  This ASSIGNMENT NO. [ ] OF RECEIVABLES IN ADDITIONAL ACCOUNTS (the "ASSIGNMENT"), dated as of [ ],(2) / is executed by and among NATIONAL CITY BANK, as Seller and Servicer (the "Seller" and "SERVICER") and THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York (in such capacity, the "TRUSTEE"), pursuant to the Amended and Restated Pooling and Servicing Agreement referred to below.

                  WHEREAS, the Seller, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement, dated as of June 1, 1995 as amended and restated as of July 1, 2000 (as may be amended and supplemented from time to time, the "AGREEMENT");

                  WHEREAS, pursuant to the Agreement, the Seller wishes to designate Additional Accounts owned by the Seller to be included as Accounts and to convey the Receivables of such Additional Accounts, whether now existing or hereafter created, to the Trust as part of the corpus of the Trust (as each such term is defined in the Agreement); and

                  WHEREAS, the Trustee is willing to accept such designation and conveyance subject to the terms and conditions hereof;

                  NOW, THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:

                  1. DEFINED TERMS. All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein.

                  "ADDITION DATE" shall mean, with respect to the Additional Accounts designated hereby, [_____________, _____].

                  "ADDITION CUT-OFF DATE" shall mean, with respect to the Additional Accounts designated hereby, [_____________, _____].

                  2. DESIGNATION OF ADDITIONAL ACCOUNTS. On or before the Document Delivery Date, the Seller will deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all such Additional Accounts specifying for each such Account, as of the Addition Cut-Off Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables outstanding in



------------------------
(2) /      To be dated as of the applicable Addition Date.

such Account, which computer file, microfiche list or printed list shall supplement SCHEDULE I to the Agreement.

                  3. CONVEYANCE OF RECEIVABLES.

                  (a) The Seller does hereby sell, transfer, assign, set over and otherwise convey to the Trustee, on behalf of the Trust, for the benefit of the Certificateholders, all its right, title and interest in, to and under the Receivables of such Additional Accounts existing at the close of business on the Addition Date and thereafter created from time to time until the termination of the Trust, all monies due or to become due and all amounts received with respect thereto and all proceeds (including "proceeds" as defined in the UCC) thereof. The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Trustee, any Investor Certificateholder or any Series Enhancer of any obligation of the Servicer, the Seller, or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to Obligors, merchant banks, merchant clearance systems, MasterCard, VISA or insurers.

                  (b) The Seller agrees to record and file, at its own expense, financing statements (and continuation statements when applicable) with respect to the Receivables now in Additional Accounts, meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection of, the sale and assignment of such Receivables to the Trust, and to deliver a file-stamped copy of each such financing statement or other evidence of such filing to the Trustee on or prior to the Addition Date. The Trustee shall be under no obligation whatsoever to file such financing or continuation statements or to make any other filing under the UCC in connection with such sale and assignment.

                  (c) In connection with such sale, the Seller further agrees, at its own expense, on or prior to the date of this Assignment, to indicate in the appropriate computer files that Receivables created in connection with the Additional Accounts and designated hereby have been conveyed to the Trust pursuant to the Agreement and this Assignment for the benefit of the Certificateholders.

                  (d) The Seller does hereby grant to the Trustee a security interest in all of its right, title and interest in and to the Receivables now existing and hereafter created in the Additional Accounts, all monies due or to become due and all amounts received with respect thereto and all "proceeds" (including "proceeds" as defined in the UCC) thereof. This Assignment constitutes a security agreement under the UCC.

                  4. ACCEPTANCE BY TRUSTEE. The Trustee hereby acknowledges its acceptance, on behalf of the Trust, of all right, title and interest to the property, now existing and hereafter created, conveyed to the Trust pursuant to
Section 3(a) of this Assignment, and declares that it shall maintain such right, title and interest, upon the Trust set forth in the Agreement for the benefit of all Certificateholders. The Trustee further acknowledges that, prior to or simultaneously with the execution and delivery of this Assignment, the Seller delivered to the Trustee the computer file, microfiche list or printed list described in Section 2 of this Assignment.

                  5. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller hereby represents and warrants to the Trustee, on behalf of the Trust, as of the date of this Assignment and as of the Addition Date that:

                  (a) LEGAL VALID AND BINDING OBLIGATION. This Assignment constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (b) ELIGIBILITY OF ACCOUNTS. Each Additional Account designated hereby is an Eligible Account;

                  (c) INSOLVENCY. As of each of the Addition Cut-Off Date and the Addition Date, no Insolvency Event with respect to the Seller has occurred and the transfer by the Seller of Receivables arising in the Additional Accounts to the Trust has not been made in contemplation of the occurrence thereof;

                  (d) PAY OUT EVENT. The Seller reasonably believes that (i) the addition of the Receivables arising in the Additional Accounts will not, based on the facts known to the Seller, then or thereafter cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by the Seller which would result in the selection of Additional Accounts (from among the available Eligible Accounts owned by the Seller) that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Addition Date;

                  (e) SECURITY INTEREST. This Assignment constitutes a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in the Receivables now existing or hereafter created in the Additional Accounts, all monies due or to become due and all amounts received with respect thereto and the "proceeds" (including "proceeds" as defined in the UCC as in effect in the State of New York and [other applicable states]) thereof, or, if this Assignment does not constitute a sale of such property, it constitutes a grant of a "security interest" (as defined in the UCC as in effect in the State of New York, and [other applicable states]) in such property to the Trust, which, in the case of existing Receivables and the proceeds thereof, is enforceable upon execution and delivery of this Assignment, and which will be enforceable with respect to such Receivables hereafter created and the proceeds thereof upon such creation. Upon the filing of the financing statements described in Section 3 of this Assignment and, in the case of the Receivables hereafter created and the proceeds thereof, upon the creation thereof, the Trust shall have a first priority perfected security or ownership interest in such property; provided, however, that such security interest in proceeds shall remain perfected after nine days from their receipt by the Seller only to the extent that such proceeds are identifiable cash proceeds or they come into the Trustee's possession within the applicable nine-day period; and provided further, that the Seller makes no representation or warranty with respect to the effect of Section 9-306(4) of the UCC of the rights of the Trustee to proceeds held by the Seller at the time insolvency proceedings are instituted by or against the Seller;

                  (f) NO CONFLICT. The execution and delivery by the Seller of this Assignment, the performance of the transactions contemplated by this Assignment and the fulfillment of the terms hereof applicable to the Seller, will not conflict with or violate any Requirements of Law applicable to the Seller or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which it or its properties are bound;

                  (g) NO PROCEEDINGS. There are no proceedings or investigations, pending or, to the best knowledge of the Seller, threatened against the Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality
         (i) asserting the invalidity of this Assignment, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Assignment, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under this Assignment, (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of this Assignment or (v) seeking to affect adversely the income tax attributes of the Trust under the federal, or applicable state income or franchise tax laws; and

                  (h) ALL CONSENTS. All authorizations, consents, orders or approvals or other actions of any Person or of any court or other governmental authority required to be obtained by the Seller in connection with the execution and delivery of this Assignment by the Seller and the performance of the transactions contemplated by this Assignment by the Seller, have been obtained except where the failure to obtain such authorizations consents, orders or approvals would not have a material adverse effect on the Investor Certificateholders.

                  6. RATIFICATION OF AGREEMENT. As supplemented by this Assignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Assignment shall be read, taken and construed as one and the same instrument.

                  7. COUNTERPARTS. This Assignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                  8. GOVERNING LAW. THIS ASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

                                        NATIONAL CITY BANK,
                                          as Seller and Servicer

                                        By:
                                               ------------------------------
                                               Name:
                                               Title:





                                        THE BANK OF NEW YORK,
                                               as Trustee

                                        By:
                                               ------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT C
                                                                       ---------

             FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS
             -------------------------------------------------------

                         (AS REQUIRED BY SECTION 2.09 OF
                      THE POOLING AND SERVICING AGREEMENT)

                  This REASSIGNMENT NO. [___________] OF RECEIVABLES (THE "REASSIGNMENT"), dated as of [___________],(3) / is executed by and among National City Bank, as Seller (the "REMOVAL SELLER" and as "SERVICER") and THE BANK OF NEW YORK, a banking corporation organized and existing under the laws of the State of New York (the "TRUSTEE"), pursuant to the Pooling and Servicing Agreement referred to below.

                  WHEREAS, the Removal Seller, the Servicer and the Trustee are parties to the Pooling and Servicing Agreement, dated as of June 1, 1995, as amended and restated as of July 1, 2000 (as may be amended and supplemented from time to time, the "AGREEMENT");

                  WHEREAS, pursuant to the Agreement, the Removal Seller wishes to remove from the Trust all Receivables in certain designated Accounts owned by the Removal Seller (the "REMOVED ACCOUNTS") and to cause the Trustee to reconvey the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Removal Seller; and

                  WHEREAS, the Trustee is willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof;

                  NOW, THEREFORE, the Seller, the Servicer and the Trustee hereby agree as follows:

                  1. DEFINED TERMS. All terms defined in the Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

                  "REMOVAL DATE" shall mean, with respect to the Removed Accounts designated hereby, [_______________], [_______________].

                  "REMOVAL NOTICE DATE" shall mean, with respect to the Removed Accounts, [_______________], [_______________].

                  2. DESIGNATION OF REMOVED ACCOUNTS. On or before the date that is 10 Business Days after the Removal Date, the Removal Seller will deliver to the Trustee a computer file, microfiche list or printed list containing a true and complete schedule identifying all Accounts the Receivables of which are being removed from the Trust, specifying for each such Account, as of the Removal Notice Date, its account number, the aggregate amount outstanding in such Account and the aggregate amount of Principal Receivables in such Account, which computer file, microfiche list or printed list shall supplement SCHEDULE 1 to the Agreement.

                  3.       CONVEYANCE OF RECEIVABLES.
----------------
(3)/      To be dated as of the Removal Date.

                  (a) The Trustee does hereby transfer, assign, set over and otherwise convey to the Removal Seller, without recourse, on and after the Removal Date, all right, title and interest of the Trust in, to and under the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts designated hereby, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof.

                  (b) In connection with such transfer, the Trustee agrees to execute and deliver to the Removal Seller on or prior to the date this Reassignment is delivered, applicable UCC termination statements with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time in the Removed Accounts reassigned hereby and the proceeds thereof, evidencing the release by the Trust of its interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to terminate such interest.

                  4. REPRESENTATIONS AND WARRANTIES OF THE REMOVAL SELLER. The Removal Seller hereby represents and warrants to the Trustee, on behalf of the Trust, as of the Removal Date:

                  (a) LEGAL VALID AND BINDING OBLIGATION. This Reassignment constitutes a legal, valid and binding obligation of the Removal Seller, enforceable against the Removal Seller, in accordance with its terms, except as such enforceability may be limited by applicable insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and the rights of creditors of national banking associations and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

                  (b) PAY OUT EVENT. The Removal Seller reasonably believes that
(i) the removal of the Receivables existing in the Removed Accounts will not, based on the facts known to the Removal Seller, then or thereafter cause a Pay Out Event to occur with respect to any Series and (ii) no selection procedure was utilized by the Removal Seller which would result in a selection of Removed Accounts that would be materially adverse to the interests of the Investor Certificateholders of any Series as of the Removal Date; and

                  (c) LIST OF REMOVED ACCOUNTS. The list of Removed Accounts delivered pursuant to Section 2.09(c) of the Agreement, as of the Removal Date, is true and complete in all material respects.

                  5. RATIFICATION OF AGREEMENT. As supplemented by this Reassignment, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

                  6. COUNTERPARTS. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

                  7. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT

REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  IN WITNESS WHEREOF, the Removal Seller, the Servicer and the Trustee have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

                                        NATIONAL CITY BANK,
                                         as Removal Seller and Servicer

                                        By:
                                               -------------------------------
                                               Name:
                                               Title:





                                        THE BANK OF NEW YORK,
                                               as Trustee

                                        By:
                                               -------------------------------
                                               Name:
                                               Title:

                                                                       EXHIBIT D
                                                                       ---------

                      FORM OF ANNUAL SERVICER'S CERTIFICATE
                      -------------------------------------

                    (To be delivered on or before March 31 of
                each calendar year beginning with March 31, 1996,
                   pursuant to Section 3.05 of the Pooling and
                     Servicing Agreement referred to below)

                               NATIONAL CITY BANK

                     NATIONAL CITY CREDIT CARD MASTER TRUST

                  The undersigned, a duly authorized representative of National City Bank ("NCB"), as Servicer (in such capacity, "SERVICER"), pursuant to the Pooling and Servicing Agreement, dated as of June 1, 1995, as amended and restated as of July 1, 2000 (as may be amended and supplemented from time to time, the "Agreement"), among National City Bank, as Seller and Servicer and The Bank of New York, as Trustee, does hereby certify that:

                  1. NCB is, as of the date hereof, the Servicer under the Agreement.

                  2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

                  3. A review of the activities of NCB, during the fiscal year ended [_______________], [_______________], and of its performance under the
Agreement was conducted under my supervision.

                  4. Based on such review, NCB has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

                  5. The following is a description of each default in the performance of NCB's obligations under the provisions of the Agreement known to me to have been made by NCB during the fiscal year ended [_______________], [_______________]. which sets forth in detail (i) the nature of each such default, (ii) the action taken by NCB, if any, to remedy each such default and
(iii) the current status of each such default: [If applicable, insert "None."]

                  Capitalized terms used in this Certificate and not otherwise defined herein shall have their respective meanings as set forth in the Agreement.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this [____________] day of [__], 20[__].




                                        NATIONAL CITY BANK,
                                          as Seller and Servicer

                                        By:
                                               -------------------------------
                                               Name:
                                               Title:

                                                                     EXHIBIT E-1
                                                                     -----------

                        FORM OF PRIVATE PLACEMENT LEGEND
                        --------------------------------

                  THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED HEREIN).


                                     E-1-1

                                                                     EXHIBIT E-2
                                                                     -----------

                          FORM OF REPRESENTATION LETTER
                          -----------------------------

                                                                          [Date]

National City Bank
1900 East 9th Street
Cleveland, Ohio 44114

[ATTENTION:  GENERAL COUNSEL]

                   Re: Purchase of $[______](4) / principal amount of National City Credit Card Master Trust, [Class ___],
                         [_______%] [FLOATING RATE] ASSET BACKED CERTIFICATES, SERIES [_______]

                  Ladies and Gentlemen:

                  In connection with our purchase of the above-referenced Asset Backed Certificates (the "Certificates") we confirm that:

                  (i) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), and are being sold to us in a transaction that is exempt from the registration requirements of the 1933 Act;

                  (ii) any information we desire concerning the Certificates or any other matter relevant to our decision to purchase the certificates is or has been made available to us;

                  (iii) we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates, and we (and any account for which we are purchasing under paragraph (iv) below) are able to bear the economic risk of an investment in the Certificates; we (and any account for which we are purchasing under paragraph (iv) below) are an "accredited investor" (as such term is defined in Rule 501(a)(1), (2) or (3) of Regulation D under the 1933 Act); and we are not, and none of such accounts is, a Benefit Plan;

                  (iv) we are acquiring the Certificates for our own account or for accounts as to which we exercise sole investment discretion and not with a view to any distribution of the Certificates, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control;

                  (v) we agree that the Certificates must be held indefinitely by us unless subsequently registered under the 1933 Act or an exemption from any registration requirements of the 1933 Act and any applicable state securities laws available;

------------------
(4) /      Not less than $250,000 minimum principal amount.


                                     E-2-1

                  (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Certificates unless:

                           (A) (1) the sale is of at least U.S. $250,000
                  principal amount of Certificates to an Eligible Purchaser (as defined below), (2) a letter to substantially the same effect as paragraphs (i), (ii), (iii), (iv), (v) and (vi) of this letter is executed promptly by the purchaser and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; or

                           (B) the Certificates are transferred pursuant to Rule
                  144 under the 1933 Act by us after we have held them for more than three (3) years; or

                           (C) the Certificates are sold in any other
                  transaction that does not require registration under the 1933 Act and, if the Seller, the Servicer, the Trustee or the Transfer Agent and Registrar so requests, we theretofore have furnished to such party an Opinion of Counsel, in form and substance satisfactory to such party, to such effect; or

                           (D) the Certificates are transferred pursuant to Rule
                  144A under the 1933 Act or another exemption available under the 1933 Act; and

                  (vii) we understand that the Certificates will bear a legend to substantially the following effect:

                           "THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). NEITHER THIS CERTIFICATE NOR ANY PORTION HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF THE 1933 ACT AND ANY APPLICABLE PROVISIONS OF ANY STATE BLUE SKY OR SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM SUCH REGISTRATION PROVISIONS. THE TRANSFER OF THIS CERTIFICATE IS SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN."

                           "THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED HEREIN)."

The first paragraph of this legend may be removed if the Seller, the Servicer, the Trustee and the Transfer Agent and Registrar have received an Opinion of Counsel satisfactory to them, in form and substance satisfactory to them, to the effect that such paragraph may be removed.


                                     E-2-2

                  "ELIGIBLE PURCHASER" means either an Eligible Dealer or a corporation, partnership or other entity which we have reasonable grounds to believe and do believe can make representations with respect to itself to substantially the same effect as the representations set forth herein. "ELIGIBLE DEALER" means any corporation or other entity the principal business of which is acting as a broker and/or dealer in securities. "BENEFIT PLAN" means any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets of any such plan, trust or account by reason of its investment in such entity. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement, dated as of June 1, 1995, as amended and restated as of July 1, 2000, among National City Bank, as Seller and Servicer, a national banking association and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as Trustee.

                                        Very truly yours,



                                        --------------------------------
                                        (Name of Purchaser)




                                         By:
                                            ----------------------------
                                            (Authorized Officer)



                                     E-2-3

                                                                     EXHIBIT E-3
                                                                     -----------
                                  ERISA LEGEND
                                  ------------

THIS CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED HEREIN). (5)/





----------------------------
(5) The following text should be included in any Certificate in which the above legend appears: The [Class ] Certificates may not be acquired by or for the account of any employee benefit plan, trust or account, including an individual retirement account, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or an entity whose underlying assets include plan assets of any such plan, trust or account by reason of its investment in such entity (a "Benefit Plan"). By accepting and holding this Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan. By acquiring any interest in this Certificate, the applicable Certificate Owner or Owners shall be deemed to have represented and warranted that it or they are not Benefit Plans.


                                     E-3-1

                                                                       EXHIBIT F
                                                                       ---------
                                    RESERVED
                                    --------

                                                                       EXHIBIT G
                                                                       ---------
                                    RESERVED
                                    --------

                                                                     EXHIBIT H-1
                                                                     -----------
                           FORM OF OPINION OF COUNSEL
                           WITH RESPECT TO AMENDMENTS
                           --------------------------

                          PROVISIONS TO BE INCLUDED IN
                   OPINION OF COUNSEL TO BE DELIVERED PURSUANT
                             TO SECTION 13.02(d)(i)

                  The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

                  (i) The amendment to the [Pooling and Servicing Agreement], [Supplement], attached hereto as SCHEDULE 1 (the "AMENDMENT" ), has been duly authorized, executed and delivered by the Seller and the Servicer and constitutes the legal, valid and binding agreement of the Seller and the Servicer, respectively, enforceable in accordance with its terms, except as such enforceability may be limited by applicable insolvency, reorganization, moratorium or other laws from time to time in effect affecting creditors' rights generally or the rights of creditors of national banking associations. The enforceability of the respective obligations of the Seller and the Servicer is also subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law)

                  (ii) The Amendment has been entered into in accordance with the terms and provisions of Section 13.01 of the Pooling and Servicing Agreement.



                                     H-1-1

                                                                     EXHIBIT H-2
                                                                     -----------
                           FORM OF OPINION OF COUNSEL
                            WITH RESPECT TO ACCOUNTS
                            ------------------------

                          PROVISIONS TO BE INCLUDED IN
                            OPINION OF COUNSEL TO BE
                              DELIVERED PURSUANT TO
                          SECTION 13.02(d)(ii) OR (iii)

                  The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Closing Date.

                  1. The Receivables will constitute either "general intangibles" or "ACCOUNTS", in each case as defined under Section 9-106 of the UCC.

                  2. If the transfer of the Receivables to the Trust pursuant to the Pooling and Servicing Agreement constitutes a true sale of the Receivables to the Trust:

                  (i) with respect to Receivables in existence on the date hereof, such sale transfers all of the right, title and interest of National City Bank (the "SELLER") in and to such Receivables to the Trust, free and clear of any Liens now existing or hereafter created, but subject to the rights of the Seller or of Holders of the Seller Interest; and

                  (ii) with respect to Receivables which come into existence after the date hereof, upon the creation of such Receivables and the subsequent transfer of such Receivables to the Trust in accordance with the Pooling and Servicing Agreement and receipt by the Seller of the consideration therefor required pursuant to the Pooling and Servicing Agreement, such sale will transfer all of the right, title and interest of the Seller in and to such Receivables to the Trust, free and clear of any Liens, but subject to the rights of the Seller or the Holders of the Seller Interest;

and, in either case, no further action will thereafter be required to protect the Trust's ownership interest in the Receivables against creditors of, or subsequent purchasers from, the Seller. We note, however, that if the Receivables constitute "general intangibles" rather than "accounts," in each case as defined under Section 9-106 of the UCC, it is arguable that the Trust's ownership interest with respect to Receivables which come into existence after the date hereof will be subject to Liens which are in existence on the date of such transfer. However, in our judgment a court following proper consideration of all relevant factors should hold that the Trust's ownership interest is not subject to such Liens. We further note that unless the obligor in respect of a Receivable has received notice of the assignment thereof (such notice not being contemplated by the Pooling and Servicing Agreement), bona fide payments made by such obligor to the Seller or a second assignee of such Receivable (as to which such obligor has received notice of such assignment) will discharge such obliger's obligations to the extent of such payment, and such payment will be recoverable only from the Seller or, in certain cases, such second assignee, as the case may be.



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

                  3. If the transfer of the Receivables to the Trust pursuant to the Pooling and Servicing Agreement does not constitute a true sale of the Receivables to the Trust, then the Pooling and Servicing Agreement creates a valid security interest in favor of the Trustee, for the benefit of the Certificateholders, in the Seller's right, title and interest in and to the Receivables and the proceeds thereof securing the obligations of the Seller thereunder. If the transfer of the Receivables to the Trust constitutes a true sale of the Receivables to the Trust but such sale is not effective as of the date of such transfer to convey to the Trust free and clear of any Lien Receivables not existing on such date, Section 2.01 of the Pooling and Servicing Agreement creates a valid security interest in favor of the Trustee, for the benefit of the Certificateholders, in the Seller's right, title and interest in and to the Receivables and the proceeds thereof securing the obligations of the Seller thereunder, to the extent such right, title and interest is not so conveyed to the Trust. We have been advised by the Seller (but have not independently verified) that the Financing Statements have been duly filed with the Office of the Secretary of State of the State of [___________] and [other applicable states], and, accordingly, such security interest constitutes a perfected security interest in such Receivables and the proceeds thereof subject to no prior Liens, enforceable as such against creditors of, and subsequent purchasers from, the Seller, subject to insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally or the rights of creditors of national banking associations and to general equity principles, but subject to the matters discussed in paragraph 4 below. Such perfection, priority and enforceability of the security interest of the Trustee, for the benefit of the Certificateholders, would not be affected by an increase or decrease in the relative interests in the Receivables of the Investor Certificateholders and the Seller as Holders of the Seller Interest.

                  4. Should the FDIC be appointed as a receiver or conservator for the Seller and should a court characterize the transfers of the Receivables and the proceeds thereof pursuant to the Pooling and Servicing Agreement as a transfer of collateral as security for the obligations of the Seller under the Pooling and Servicing Agreement rather than a sale, no statute, case or regulation would, of its own force, cause the security interest of the Trustee for the benefit of the Certificateholders in the Receivables and the proceeds thereof to be subject to avoidance by the FDIC as receiver or conservator for the Seller.



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
                                                                      SCHEDULE 1
                                                                      ----------
                                LIST OF ACCOUNTS
                                ----------------

                      [Original list delivered to Trustee]